     As filed with the Securities and Exchange Commission on April 20, 2000
                                                      Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  -----------
                                    FORM S-1
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                  -----------
                          SIGHTSOUND.COM INCORPORATED
             (Exact name of registrant as specified in its charter)

      Pennsylvania                    7841                 25-1770698
    (State or other       (Primary Standard Industrial  (I.R.S. Employer
    jurisdiction of       Classification Code Number) Identification No.)
    incorporation or
     organization)

                         733 Washington Road, Suite 400
                             Mt. Lebanon, PA 15228
                                 (412) 341-1001
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  -----------
                                Scott C. Sander
                                   President
                            Chief Executive Officer
                          SightSound.com Incorporated
                         733 Washington Road, Suite 400
                             Mt. Lebanon, PA 15228
                                 (412) 341-1001
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  -----------
                              With copies sent to:
       John R. Hempill, Esq.                  William J. Grant, Esq.
      Morrison & Foerster LLP                Willkie Farr & Gallagher
    1290 Avenue of the Americas                 787 Seventh Avenue
   New York, New York 10104-0012           New York, New York 10019-6099
           (212) 468-8000                         (212) 728-8000

                                  -----------

      Approximate date of commencement of the proposed sale to the public:
  As soon as practicable after this registration statement becomes effective.

                                  -----------

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                                  -----------
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

   Title of Each Class of              Proposed Maximum             Amount of
 Securities to be Registered  Aggregate Offering Price(1)(2)(3)  Registration Fee
---------------------------------------------------------------------------------
Common Stock, $.00001 par
 value                                   $50,000,000                 $13,200

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) In accordance with Rule 457(o) under the Securities Act of 1933, the number of shares of common stock being registered and the proposed maximum offering price per share are not included in this table.
(2) Includes shares of common stock which the underwriters have the right to purchase upon exercise of the over-allotment option.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

   The registrant hereby amends the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

  S U B J E C T  TO  C O M P L E T I O N,  D A T E D  A P R I L 20, 2 0 0 0

--------------------------------------------------------------------------------

                      shares of common stock $   per share

                          SightSound.com Incorporated

                                 [Company Logo]
--------------------------------------------------------------------------------

  This is our initial public              SightSound.com
  offering and no public market           Incorporated
  currently exists for our shares.        733 Washington Road,
  The initial public offering price       Suite 400
  is $    per share. This price may       Mt. Lebanon, PA 15228
  not reflect the market price of
  our shares after this offering.

                                          Proposed Nasdaq
                                          National Market
                                            Symbol: SGHT
                                         [HAMBRECHT LOGO]

   THE OFFERING                      PER SHARE TOTAL
   Public Offering Price............  $        $



   Underwriting Discount............  $        $

   Proceeds to SightSound.com.......  $        $

  We have granted the underwriters
  the right to purchase up
  additional shares within    days
  to cover any over-allotments. The
  underwriters expect to deliver
  shares of common stock to
  purchasers on            , 2000.

  The method of distribution being
  used by the underwriters in this
  offering differs somewhat from
  that traditionally employed in
  firm commitment underwritten
  public offerings. In particular,
  the public offering price and
  allocation of shares were
  determined primarily by an
  auction process conducted by the
  underwriters and other securities
  dealers participating in the
  offering. A more detailed
  description of this process,
  known as an OpenIPO, is included
  in "Plan of Distribution."

--------------------------------------------------------------------------------
    This offering involves a high degree of risk. You should
   purchase shares only if you can afford a complete loss of
    your investment. See "Risk Factors" beginning on page 5.
--------------------------------------------------------------------------------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

 WR H A M B R E C H T+ C O

                                 DLJdirect Inc.


                  The date of this prospectus is        , 2000

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                               [ARTWORK TO COME]

                               [ARTWORK TO COME]

                               [ARTWORK TO COME]

   You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

                                ---------------

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Prospectus Summary.......................................................   1
The Offering.............................................................   3
Summary Financial Data...................................................   4
Risk Factors.............................................................   5
Special Note Regarding Forward-Looking Statements........................  17
Use of Proceeds..........................................................  18
Dividend Policy..........................................................  18
Capitalization...........................................................  19
Dilution.................................................................  20
Selected Financial Data..................................................  21
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  23
Business.................................................................  30
Management...............................................................  43
Executive Compensation...................................................  45
Certain Transactions.....................................................  48
Principal Stockholders...................................................  49
Description of Capital Stock.............................................  50
Liability of Directors; Indemnification..................................  52
Registration Rights......................................................  52
Transfer Agent and Registrar.............................................  52
Shares Eligible for Future Sale..........................................  53
Plan of Distribution.....................................................  54
Legal Matters............................................................  60
Experts..................................................................  60
Where You Can Find More Information......................................  61
Index to Financial Statements............................................ F-1

                                ---------------

   SightSound.com and the SightSound.com logo are trademarks of SightSound.com Incorporated. All other trademarks, tradenames or copyrights referred to in this prospectus are the property of their respective owners.

                               PROSPECTUS SUMMARY

   The following summary is qualified in its entirety by the more detailed information and the financial statements and notes appearing elsewhere in this prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully.

Our Business:

  We have pioneered a revolutionary approach for the worldwide commercial distribution of movies. Our service provides for the digital download of feature films over broadband Internet connections. We enable content owners to distribute their movies and other video content via the Internet without the need for physical distribution. In turn, we enable consumers to download these movies for rental or purchase over the Internet 24 hours a day, seven days a week, for uninterrupted full-screen viewing.

  We believe we were the first company to commercially distribute a feature film via the Internet. We currently rent and sell movies for download from our "virtual video store," www.sightsound.com. We also intend to expand the locations from which consumers can rent and purchase downloadable movies to include:

  . official movie or studio websites, for consumers who know what movie they want to watch; and

  . banner ads triggering direct downloads, for impulse buyers from a targeted audience.

  We currently have the hardware capacity, based on even demand, to download approximately 380,000 feature length movies per day, with the ability to rapidly scale that amount as demand dictates. Through our service, a broadband user who can sustain a one megabit per second Internet connection can download a 90 minute feature film in less than 30 minutes. We believe this download time will decrease with continuing improvements in technology. Additionally, all movies offered through our service are rights managed, allowing us to:

  .  inhibit unauthorized duplication and piracy;

  .  rent movies by limiting the number of days the movies can be viewed;

  .  sell movies by granting unlimited viewing rights; and

  .  designate the countries in which a movie can be downloaded and viewed.

  The viewing of motion pictures is one of the most popular forms of entertainment in the United States and is becoming increasingly popular in other parts of the world. In 1999, total U.S. revenue from major motion picture ticket sales and various in-home viewing options, such as video purchase and rental, cable TV, and pay-per-view exceeded $30 billion.

  The current distribution channel for the rental and sale of videos imposes substantial limitations on content owners and consumers. The process of physically producing videos, coupled with reliance on video stores for distribution, restricts the ability of content owners to distribute their movies efficiently. "Brick and mortar" video stores carry a limited number of titles and a limited number of copies of each title. These video stores also have limited locations and limited hours of operation and consumers are forced to leave their homes to rent and return movies.

  We own three patents and have several pending patent applications covering the method and system for delivering movies and other digital video and digital audio recordings for commercial purposes via telecommunications lines, including the Internet. We have developed and use proprietary software that leverages Microsoft Windows Media Technologies and other commercially available software to deliver movies. Movies downloaded through our service can be viewed using Microsoft Windows Media Player, which is currently available for free. Forrester Research estimates that there are currently over 40 million consumers who have Microsoft Windows Media Player.

  Our proprietary technology and patented method and system for delivering movies, combined with the growth of Internet and broadband users, positions us to provide a revolutionary method for the distribution of movies. Our service provides content owners with a powerful, efficient, previously untapped distribution channel and provides consumers with increased convenience and selection.

  Our goal is to become the leading distributor of movies and video content via the Internet. In furtherance of our goal, we intend to:

  . continue to create strategic relationships with movie content owners in order to license movies that are the most desirable to consumers;

  . promote the distribution of movies over the Internet and enhance awareness of the SightSound brand;

  . take advantage of technological advances to continue to deliver a high-quality consumer experience;

  . capitalize on global distribution opportunities through our rights management technology;

  . obtain distribution rights for other desirable video content, such as sporting events and educational programming; and

  .  defend our intellectual property.

  We recently have formed several strategic relationships with content owners. In March 2000, we signed an agreement with Miramax under which Miramax granted us the non-exclusive right to distribute at least 12 movies from Internet sites controlled by Miramax or its affiliates. In February 2000, we entered into a five-year exclusive license with Franchise Pictures that gives us the rights to distribute all movies in their library to which they own the Internet distribution rights. We also currently distribute movies from over 30 independent movie producers. In addition, we have established relationships with owners of other types of video content as well, such as our agreement with Showtime to distribute the Tyson/Norris boxing match.

  We are a development stage company and have experienced net losses since our inception in 1995. We intend to invest aggressively to implement our strategy, and expect to continue to incur net losses for the foreseeable future.

                                  THE OFFERING

Type of security................................ Common stock
Common stock offered............................          shares
Common stock to be outstanding after the
 offering.......................................          shares
Use of proceeds................................. We intend to use the net proceeds for the acquisition of additional content,
                                                 development and marketing of our own
                                                 original content, payment of litigation
                                                 expenses incurred in connection with
                                                 protecting our patents, continued
                                                 development of our technology and
                                                 infrastructure, expansion of our sales and
                                                 marketing activities and general corporate
                                                 purposes, including working capital. See
                                                 "Use of Proceeds."
Proposed Nasdaq National Market Symbol.......... SGHT

   References to "we," "us," "our," "SightSound" or "SightSound.com" shall refer to SightSound.com Incorporated and all predecessor entities.

   Except as otherwise noted, all information in this prospectus is as of March 31, 2000 and assumes:

  .  no exercise of the underwriters' over-allotment option; and

  . no exercise of options to purchase shares of common stock remaining outstanding after the completion of this offering, including 1,979,000 shares issuable upon exercise of outstanding options granted to SightSound.com employees and directors pursuant to the 1999 Stock Option Plan and 5,320,399 shares issuable upon exercise of outstanding options granted to investors and content owners pursuant to stock option and purchase agreements.

   Our headquarters are located at 733 Washington Road, Suite 400, Mt. Lebanon, PA, 15228 and our telephone number is (412) 341-1001. Information about SightSound.com is available at www.sightsound.com. The information contained at our website is not, and shall not be deemed to be, a part of this prospectus.

                             SUMMARY FINANCIAL DATA

   The table below sets forth summary historical and pro forma financial information of SightSound.com for the periods indicated. It is important that you read this information together with the section titled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the notes thereto included at the end of this prospectus.

                                                                                             August 1,
                                                    Nine Months       Quarter Ended             1995
                         Year Ended December 31,       Ended          December 31,         (inception) to
                         ------------------------  September 30, ------------------------   December 31,
                            1997         1998        1999(/1/)      1998       1999(/2/)        1999
                         -----------  -----------  ------------- -----------  -----------  --------------
Statement of Operations
 Data:
Revenue................. $        --  $       552   $     3,179  $       133  $     2,743   $     6,474
Gross profit............          --          486         1,925          117          920         3,331
Operating loss..........    (568,827)  (1,555,551)   (3,064,049)    (515,832)  (2,853,721)   (8,348,766)
Net loss................    (561,160)  (1,706,240)   (3,413,936)    (577,266)  (2,788,227)   (8,773,250)
Basic and diluted loss
 per common share....... $     (0.03) $     (0.07)  $     (0.13) $     (0.02) $     (0.09)  $     (0.40)
Weighted average common
 shares outstanding--
 basic and diluted......  20,540,553   24,853,847    26,484,432   25,133,339   32,048,024    21,853,582

                               As of                                      As of
                            December 31,         As of              December 31, 1999
                         ------------------  September 30,  ---------------------------------
                           1997     1998     1999(/1/)(/3/) Actual(/4/)(/5/) As adjusted(/6/)
                         -------- ---------  -------------- ---------------- ----------------
Balance Sheet Data:
Cash and cash
 equivalents............ $225,679 $ 319,031   $ 9,017,705     $ 7,479,741        $
Working capital.........  224,995  (224,002)    8,922,847       4,007,242
Total assets............  289,602   715,852    10,047,041      11,462,782
Long-term obligations...       --        --            --       1,262,063
Stockholders' equity....  282,883    18,566     9,861,570       8,047,699

--------
(1)  In 1999, we changed our fiscal year end from December 31 to September 30.
(2) We recorded stock compensation expense of approximately $974,000 in the quarter ended December 31, 1999 related to options granted to employees at prices less than the deemed fair market value of the underlying common stock.
(3) We completed a private placement of 5.0 million shares of common stock and received proceeds of $10.0 million on September 19, 1999.
(4) Cash and cash equivalents includes restricted cash of $2.8 million, $1.4 million of which is non-current.
(5) We entered into a capital lease agreement for computer equipment in the quarter ended December 31, 1999.
(6)  As adjusted to give effect to the sale of        shares in the offering
     and the application of the estimated net proceeds therefrom. See "Use of Proceeds."

                                  RISK FACTORS

   You should carefully consider the following risks and all other information contained in this prospectus before you decide to buy our common stock. We have included a discussion of each material risk that we have identified as of the date of this prospectus. If any of the following risks actually occur, our business, financial condition or operating results could suffer. If this occurs, the trading price of our common stock could decline, and you could lose all or part of the money you paid to buy our common stock.

                         Risks Related to Our Business

Our business model is unproven, and depends on acceptance of Internet distribution of movies by content owners and our access to desirable content.

   Our model for conducting business and generating revenues is new and unproven. Our business may not develop as we expect. Our primary business is to offer content owners--the people who have the rights to distribute a particular movie or other video content--a method to globally distribute their titles for sale or rental by download via the Internet. The distribution rights to popular video content are typically owned by one or more of the "top tier" studios-- Disney, Warner Bros., Fox, Universal, Sony, Paramount, Dreamworks, Miramax, New Line and MGM. There are established methods for owners of popular content to distribute their content such as movie theaters, video stores, pay-per-view, premium subscription TV and broadcast and basic cable TV. In order for our business to have the potential to generate significant revenue, content owners will have to accept Internet distribution generally, and our service specifically, for the rental and sale of their most popular titles.

In spite of our efforts to date, we have not obtained access to video content of sufficient quality and quantity to achieve significant revenue growth or be profitable.

   We approached each of the "top tier" movie studios to obtain their video content during 1999. We have had several discussions with each studio and, to date, only Miramax has agreed to license any movies to us for distribution via the Internet. Furthermore, other major studios may pursue a business strategy similar to ours, such as the announced creation of FlixNetwork.com by Warner Bros., Universal and Paramount. We have also received some video content from "independent" producers but it does not consist of either enough titles or sufficiently popular titles to generate sufficient revenue for us to become profitable. We may not obtain licenses to the quality and quantity of video content that we believe is necessary for us to generate significant revenues or become profitable.

We are competing in a new market that may not develop or in which we may fail to gain market acceptance for our service.

   The market for the commercial distribution of video content via the Internet is new. As a result, demand and market acceptance for our service exposes us to a high degree of uncertainty and risk. Consumers may not be interested in renting or purchasing video content using the Internet or they may rent or purchase video content using another online service. If this new market fails to develop, develops more slowly than expected or becomes saturated with competitors, or our service does not achieve or sustain market acceptance, our business will not succeed.

The success of our business is, in part, dependent on greater penetration of broadband access to the Internet.

   The increased availability of broadband Internet connectivity to consumers is an essential component for the growth of our service. Because of the large size of video files, it is impractical for a consumer to download a movie over the Internet using our service if that consumer does not have broadband Internet access. Broadband Internet connectivity is typically defined as a connection of at least 128 kilobits per second. Broadband is currently unavailable to many households. In order for our business to grow, broadband infrastructure must improve and expand, and it must be priced so that it is attractive to consumers. Failure of, or delay in, broadband being adopted by consumers will adversely affect our business, operating results and financial condition.

We have a limited operating history that makes an evaluation of our business difficult.

   We were incorporated on August 1, 1995. Most of our operating activities have consisted of non-revenue producing activities such as developing the technology, know-how and infrastructure necessary to download video content via the Internet as well as activities associated with content acquisition and development. Our revenue from inception through December 31, 1999 was $6,474. Our limited operating history and lack of revenue makes it difficult to evaluate our current business and prospects. As a result of our limited operating history, we do not have meaningful historical financial data upon which to forecast quarterly revenue and results of operations. Before investing in us, you should evaluate the risks, expenses and problems frequently encountered by companies such as ours that are in the early stages of development.

We have incurred losses since inception and we expect to incur losses for the foreseeable future.

   We have incurred net losses for every period since our inception. As of December 31, 1999, our accumulated net losses were approximately $8.8 million. We have not achieved profitability and we expect to continue to incur substantial operating losses and negative cash flow for the foreseeable future. We expect to incur increasing web operations expenses, general and administrative expenses, and sales and marketing expenses, including costs associated with acquiring and developing content. In addition, our litigation costs associated with protecting our intellectual property may increase significantly. As a result, we will need to significantly increase our revenue to achieve profitability and to achieve positive cash flow.

We have initiated a lawsuit to protect our patents. If we lose this litigation, our patents may be declared invalid.

   In January 1998, we initiated litigation against N2K, Inc., which subsequently was acquired by CDNow Inc. in March 1999, because we believe N2K, Inc. had been infringing our patents relating to downloading audio recordings via the Internet. On April 3, 2000, the court signed an order permitting us to amend the complaint to add CDNow Inc. and CDNow Online, Inc. as additional defendants and to add additional claims. This litigation is currently in the discovery phase and the trial is scheduled to begin in September 2001. We expect to incur significant expenses in connection with this litigation. It may be determined in this litigation that one or more of the claims in our patents is invalid. While we have separate claims relating to the downloading of video content via the Internet, an adverse determination in this lawsuit may adversely affect the strength of our video content claims. In that event, others may be able to use our method for distributing video content via the Internet. If that occurs, our business may be adversely affected.

We may not be able to compete effectively if we are not able to protect our other intellectual property in addition to our patents.

   Our success and ability to compete are also dependent on our other intellectual property in addition to our patents. Our failure to protect this intellectual property will harm our business. We pursue the registration of our trademarks in the United States and apply for patents in the United States and abroad. While we rely on patent, trademark, service mark, copyright and trade secrets laws and restrictions in the United States and other jurisdictions, together with contractual restrictions, to protect our proprietary rights, these forms of protection may not be available in every jurisdiction in which we conduct our business. Although we believe that the use of material on our websites is protected under current provisions of copyright law, legal rights to certain aspects of Internet content and eCommerce are not clearly settled. We may not be able to maintain rights to information, including movies or sound recordings, and artist, entertainment and other information.

   We have generally entered into confidentiality agreements with our employees, and where appropriate, consultants and corporate partners in order to limit access to and distribution and disclosure of our proprietary information. We cannot be guaranteed that this will adequately protect or prevent misappropriation of our proprietary rights, particularly in foreign countries where laws or law enforcement practices may not protect our proprietary rights as fully as in the United States. The proprietary technology that we use to run our business is protected generally by restricting third-party access, entering into confidentiality agreements with third parties who have access and relying on privacy and trade secret law. Despite our precautions, third parties may succeed in misappropriating our intellectual property or independently developing similar intellectual property. If we fail to adequately protect our intellectual property rights and proprietary information or if we become involved in further litigation relating to our intellectual property rights and proprietary technology, our business could be harmed. Any actions we take may not be adequate to protect our proprietary rights and other companies may develop technologies that are similar or superior to our proprietary technology.

We may need to obtain additional funds to execute our business plan and if we are unable to obtain such funds we will not be able to expand our business as planned.

   We believe that our existing capital resources together with the net proceeds to us from this offering will be sufficient to fund our planned level of operating activities, capital expenditures and other obligations for the next 12 months. We may need to raise additional funds for:

  .  the acquisition of additional content;

  . payment of litigation expenses in connection with initiating lawsuits to protect our patents;

  .  the continued development of our technology and infrastructure;

  .  the expansion of our sales and marketing activities;

  .  response to competitive pressures;

  .  the acquisition of complementary businesses, technologies or products;
     and

  . participation in the development and marketing of original content for distribution via the Internet.

   Additional financing may not be available on terms favorable to us, or at all. If adequate funds are not available or are not available on acceptable terms, our ability to undertake any of the actions listed above would be significantly limited. If we raise additional funds by issuing equity or convertible debt securities, the percentage ownership of our then existing shareholders will be reduced, and these securities may have rights, preferences or privileges senior to those of our shareholders.

Our business model will make us dependent on the success of the movie industry, which is subject to general economic trends.

   We currently derive substantially all of our revenue from the rental and sale of movies and we expect this to continue. The movie industry is sensitive to general economic, business and industry conditions that can cause customers to reduce or delay their renting or purchasing of movie products. Any event or condition that results in decreased spending on movies, or consolidation within the movie industry, could have a negative effect on our customers and negatively impact our business, operating results and financial condition.

We expect competition to increase significantly in the future, and we may not be able to compete successfully.

   The market for the rental or sale of movies and other video content is very competitive and rapidly changing. We face competition from a variety of other distribution sources, including:

  .  movie theaters;

  .  video stores, particularly chains, such as Blockbuster and Hollywood
     Video;

  .  content owners, such as "top tier" studios and "independent" producers;

  . other electronic distribution channels, such as pay-per-view, premium subscription TV and broadcast TV and basic cable;

  .  distributors of illegally obtained content;

  . providers of free online video content, such as Atom Films, IFilm and Yahoo! Broadcast Services; and

  . video delivery services, such as Kozmo.com, UrbanFetch.com and NetFlix.com.

   In addition, our existing competitors may collaborate to compete in the market for the commercial distribution of video content via the Internet. For example, Warner Bros., Universal/MCA and Paramount Studios have announced the creation of FlixNetwork.com, a website where they claim a consumer will be able to obtain movies via the Internet for full-screen viewing from a library of 20,000 films. Earlier this year, Blockbuster and MGM announced that they would collaborate to offer MGM titles on a non-exclusive basis over a service to be created by Blockbuster in which consumers would be able to view movies either through download or streaming for a fee. Further, there are services such as DIVA Systems, Intertainer and SpectraVision that offer pay-per-view movies on demand over existing cable or other closed systems.

   Many of our current and potential competitors have substantial advantages over us, including:

  .  longer operating histories;

  .  significantly greater financial, technical and marketing resources;

  .  greater brand name recognition;

  .  larger existing customer bases; and

  .  more popular content.

   These competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements and devote greater resources to the development, promotion and sale of their services than we can. Also, the services offered by our existing and potential competitors may be perceived by content owners and consumers as being superior to ours. Further, while we believe that our patents protect our method and system for the download of video over the Internet and while we will aggressively protect our patents, certain competitors may be more able to engage in costly and protracted litigation. As a result, we cannot be certain that our patents will protect us from competitors using our method and system without a license. Additionally, existing and future competitors could develop other methods to distribute video content over the Internet that may be superior to ours or that might be accepted by content owners and consumers because of the competitors' ability to market their methods more effectively.

Our quarterly operating results are subject to fluctuations that make it difficult to predict our future performance.

   Our quarterly operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are not in our control. Factors that may affect our quarterly operating results include the rate at which consumers purchase movies and other video content offered by our service and the prices customers are willing to pay for such content, the effectiveness of our marketing efforts and other operations, and potential competition for revenue. Other factors that could affect our quarterly operating results include:

  .  access to commercially desirable content;

  .  acceptance of, and improvements to, broadband technology;

  .  improvements in compression technology;

  . seasonal fluctuations in movie offerings, movie viewing habits and promotional efforts by content owners;

  . the amount and timing of capital expenditures and other costs relating to the expansion of our service;

  .  the introduction of competitive services;

  .  technical difficulties or network downtime; and

  .  general economic conditions.

   In addition, our limited operating history makes it difficult for us to accurately identify all of the possible factors and plan our operations accordingly. Furthermore, because our operating expenses are based on our expectations of future revenues and we have recently significantly increased our operating expenses, unexpected quarterly fluctuations in revenue or a failure to generate significant revenue from our business could significantly harm our operating results.

   Because of these factors, it is likely that our operating results in one or more future quarters will fail to meet expectations of securities analysts and investors. In that event, the price of our common stock could significantly decline.

Third parties may claim that our service infringes on their intellectual property, which could result in significant expenses for litigation or for developing or licensing new technology.

   Litigation regarding intellectual property rights is common in the Internet and software industries. Although we are not currently aware of any claims asserted by third parties that we infringe on their intellectual property that would have a material adverse effect on our business, such claims may be asserted in the future. If we are forced to defend against these types of claims, whether they are with or without any merit or whether they are resolved in our favor or not, we may face costly litigation, diversion of management's attention and resources and be prevented from using certain technologies and content. As a result of these disputes, we may have to develop costly non-infringing technology, or enter into licensing agreements. These agreements, if necessary, may not be available on terms acceptable to us, or at all, which could increase our expenses or make our product less attractive to our customers.

   In addition, we have agreed, and may agree in the future, to indemnify certain of our strategic partners against claims that our products infringe upon the intellectual property rights of others. We could incur substantial costs in defending ourselves and our partners against infringement claims. In the event of a claim of infringement, we and our strategic partners may be required to obtain one or more licenses from third parties. We cannot assure you that we or our strategic partners could obtain necessary licenses from third parties at a reasonable cost or at all.

We will need to retain key management and recruit, train and retain other qualified personnel to successfully grow our business.

   Our future success will depend in large part on our ability to retain key management and recruit, train and retain experienced technical, sales and marketing, customer service and administrative personnel. In particular, our future success depends in part on the continued services of our current executive officers, especially Scott C. Sander and Arthur R. Hair. We currently maintain a $3.0 million "key man" life insurance policy on each of Scott C. Sander and Arthur R. Hair.

   If we do not attract and retain qualified personnel, we may not be able to grow our business. Competition for qualified personnel is intense in our industry. We are in a new market and there are a limited number of people with the appropriate combination of skills needed to provide the services we need. We expect competition for qualified personnel to remain intense, and we may not succeed in attracting or retaining sufficient personnel. In addition, new employees generally require substantial training, which requires significant resources and management attention. Even if we invest significant resources to recruit, train and retain qualified personnel, we may not be successful in our efforts.

If we fail to adequately manage our growth, we may not be successful and we may miss market opportunities.

   We expect the scope of our operations and the number of our employees to grow. In particular, we intend to hire additional technical, sales and marketing, customer service, administrative and management personnel. Such growth may place significant stress on our technology, operations, management and employee base. Any failure to successfully address the needs of our growing enterprise would harm our business.

We are dependent on software developed by third parties.

   We currently depend on Microsoft's Windows Media Technologies and Windows Media Rights Manager software for our video and audio compression and encryption capabilities. In addition, consumers must use Windows Media Player in order to view video content available through our service. Our loss of, or inability to maintain or obtain, any software necessary for our service could require us to use substitute technology. This technology could be more expensive or of lower quality or performance. Moreover, the software we license from third-party providers is available to our competitors.

We are currently dependent on Exodus Communications for our data center operations, and cannot be certain that we can replace Exodus on commercially acceptable terms if they cease providing service to us.

   Exodus Communications currently acts as our sole provider of data center operations and broadband connectivity to the Internet. We own servers located in Exodus' data centers in Boston, Chicago, Jersey City, Los Angeles, Santa Clara, Seattle and Herndon, Virginia. Unexpected events such as natural disasters, power losses and vandalism could damage our servers. Telecommunications failures, computer viruses, electronic break-ins, earthquakes, fires, floods, other natural disasters or other similar disruptive problems could adversely affect the operation of our servers. Despite precautions we have taken, unanticipated problems affecting our servers in the future could cause interruptions or delays in the delivery of our service. Furthermore, the failure of our telecommunications provider or Exodus, which together provide us with our Internet connection, to provide sufficient and timely data communications capacity and network infrastructure could cause service interruptions or slower response times, and reduce customer demand for our service. We do not currently have business interruption insurance.

   As we grow, we may require additional data center services. Data center services and broadband Internet connectivity are essential for our service. We cannot be certain that we will be able to enter into additional agreements for the provision of data center services or broadband Internet connectivity on economic and other terms that we consider acceptable. Also, we cannot be certain that, as our business grows, Exodus or any other data center we use, will incur the necessary capital expenditures to upgrade their data center infrastructure and to roll out and support our service. Our inability to enter into or maintain satisfactory data center agreements with Exodus or another third-party vendor of data center operations or broadband Internet connectivity could negatively affect our planned development of our service and our ability to increase our revenue and be profitable.

Persons from whom we license video content may not have the right to grant a license for the distribution of that video content via the Internet.

   The Internet is a comparatively recent channel for the distribution of video content. Therefore, the right to distribute video content via the Internet is not specifically contemplated in many agreements granting distribution rights. As a result, we may enter into a license for video content from a content owner who may not legally have the right to grant us a license to distribute that video content via the Internet. In that event, we may be sued by the rightful content owner of the video content distribution rights, and may incur additional expense in the way of legal and licensing fees.

Any failure of our internal security measures could cause us to lose customers and subject us to liability.

   Our business is dependent on maintaining a database of confidential user information, including credit card numbers. If the security measures that we use to protect personal information are ineffective, we may lose customers and our business would be harmed. We rely on security and authentication technology licensed from third parties. With this technology, we perform real-time credit card authorization and verification. We cannot predict whether new technological developments could allow these security measures to be circumvented.

   In addition, our software, databases and servers may be vulnerable to physical or electronic break-ins and similar disruptions. We may need to spend significant resources to protect against security breaches or to alleviate problems caused by any breaches and we may not be able to prevent all security breaches. Protections against security breaches may not be available at a reasonable price or at all. If a third party were able to circumvent our security measures and misappropriate our users' personal information, it could cause interruptions to our retail website operation, damage our reputation or subject us to claims by users. Any compromise of confidential data during transmission via the Internet may harm our business.

Government regulation may adversely affect the way we do business.

   Our service and our intellectual property are not directly subject to current regulations of the Federal Communications Commission or any other federal or state communications regulatory agency. However, changes in the regulatory environment relating to commerce on the Internet, including regulatory changes that affect telecommunications costs, limit the rental or sale of video or audio recordings or increase the likelihood or scope of competition from other companies, could affect the prices of content offered using our service. We cannot predict the impact, if any, that future regulation or regulatory changes might have on our business. It is possible that governmental authorities may attempt to impose fees, taxes or regulations that affect our service. To the extent we offer video for download into foreign jurisdictions, we will be subject to additional governmental regulation.

We may be subject to potential liability for content distributed through our service.

   The law relating to liability of businesses for information or other content disseminated through networks is currently unsettled. Legislation could subject us to liability for information or other content we disseminate. Depending on the outcome of certain lawsuits, a business such as ours might have liability for defamatory speech and indecent materials. In that event, we may need to take measures that would require the expenditure of substantial resources or the discontinuation of certain products or service offerings or the termination of the nonexclusive patent license agreement of a licensee. These measures or liability or both could have a material adverse affect on our business, operating results and financial condition.

   As an Internet content provider, we could face some potential liability for the actions of content owners using our service, including liability for infringement of intellectual property rights, rights of publicity, defamation, libel and criminal activity under the laws of the United States and foreign jurisdictions. However, recent legislative enactments and court decisions have eliminated the most serious threats of liability for such third party activities. With regard to defamation, libel and slander actions, we are likely to be regarded as a distributor of content, which under statute and judicial precedent would render us not liable for the material of others unless we know or have reason to know of the defamatory character of the content. A "Good Samaritan" provision of the Telecommunications Act of 1996 directs that interactive computer services should not be treated as liable for content posted or created by a third party.

   A similar provision granting limited immunity from liability has recently been enacted with regard to copyright law. Until recently, a service provider or website carrying content that infringes the intellectual property rights of others would have been considered guilty of vicarious infringement, regardless of whether the carrier was aware of the infringing nature of material. However, the recently enacted Digital Millennium Copyright Act contains a provision limiting the liability of websites for the mere passive transmission of infringing content. Under this provision, websites that comply with certain statutory regulations, such as registration of a designated agent to receive notice of alleged infringement, will be exempt from liability for another party's copyright infringement, so long as the site or service does not knowingly carry infringing material. Like the immunizing provision of the Communications Decency Act, the copyright legislation also provides protection against suit from an alleged infringer who believes that we have wrongly removed his or her material from our site because we believe it to be infringing. Despite these limitations on our liability, however, we would remain liable for transmission of any content that we know or have reason to know is infringing. There have not yet been any court cases interpreting the immunity provisions of the Digital Millennium Copyright Act. In addition, video recordings downloaded by consumers using our service could possibly be copied by third parties on the Internet. As a result, there may be claims made against us for contributory copyright infringement under both U.S. and foreign law.

   Other recent legislative enactments and pending legislative proposals aimed at limiting the use of the Internet to transmit indecent or pornographic materials could, depending upon their interpretation and application, result in significant potential liability for us, as well as additional costs and technological challenges in complying with any new statutory or regulatory requirements. For example, in October 1999, Congress enacted a new version of the Communications Decency Act, making it a crime to disseminate material "harmful to minors" to anyone under the age of eighteen. The statute is currently facing constitutional challenge; if it is upheld, it could require us to develop extensive regulatory compliance procedures. In April 1999, the U.S. Supreme Court upheld a provision of the Communications Decency Act of 1996, which makes it a crime to transmit a communication which is obscene with intent to annoy, abuse, threaten or harass another person. In addition, CompuServe faced action by German authorities in response to which CompuServe temporarily restricted the scope of the Internet access it provides to all subscribers, both in the United States and internationally. A number of countries are considering content restrictions based on factors that include political or religious views, pornography and indecency. The operation of our online service might expose us to this type of legislation, and to libel and defamation suits, primarily because of the level of content being provided by or through our website.

If our encryption software fails to prevent unauthorized viewing of video content offered through our service, we could lose revenue and be liable for infringement claims on the basis of information retrieved from us which is replicated.

   We use encryption software to help protect against the unauthorized viewing of the content we deliver. However, if a third party circumvents our encryption software, video content offered through our service will be able to be viewed by people who have not paid to view that content. As a result, we will lose revenue from the illegal distribution of this video content. Also, there may be claims made against us for unauthorized reproduction under both U.S. and foreign law on various legal grounds, including negligence or copyright or trademark infringement.

Our international commerce is subject to additional risks.

   A key component of our strategy is offering content in international markets. To date, we have developed a relationship with Exodus which will provide for access to international markets. There can be no assurance that we will be successful in expanding our service into foreign markets. Also, there are certain risks inherent in doing business internationally, such as regulatory requirements (including the regulation of Internet access), legal uncertainty regarding liability for information replicated in foreign jurisdictions, defamation and indecent content laws, export and import restrictions and controls, tariffs and other trade barriers, difficulties in staffing and managing foreign operations, longer payment cycles, problems in collecting accounts receivable, political instability, fluctuations in currency exchange rates, seasonal reductions in business activity during the summer months in Europe and certain other parts of the world and potentially adverse tax consequences, which could adversely affect the success of our future international operations. Additionally, if international instability, war, or other situation results in the complete or partial disconnection of the domestic Internet from all, or selected, global Internets by the U.S. government, our access to certain international markets could be restricted or terminated.

Computer viruses may disrupt our service.

   Our systems may be vulnerable to computer viruses and other disruption caused by unauthorized or illegal access to our systems. These could require us to spend significant resources to protect against or correct. In addition, eliminating computer viruses and alleviating other disruptive problems may require interruptions, delays or changes in our delivery of services to our clients. Online service providers have in the past experienced, and in the future may experience, interruptions of service as a result of the accidental or intentional actions of Internet users and current and former employees. We cannot be certain that measures we take to prevent these problems will continue to be protective in the future.

Certain provisions in our organizational documents and Pennsylvania law may discourage acquisition proposals.

   Our governing documents contain certain provisions that may have the effect of discouraging, delaying or preventing a change in control or unsolicited acquisition proposals that a shareholder might consider favorable. In addition, certain provisions of Pennsylvania law may also have the effect of discouraging, delaying or preventing a change in control or unsolicited acquisition proposals. The anti-takeover effect of these provisions may also have an adverse effect on the public trading price of our common stock.

                         Risks Related to Our Industry

Our business is dependent on the continued development and maintenance of the Internet.

   Our future success is substantially dependent upon continued growth in the use of the Internet. The number of users on the Internet may not increase and commerce over the Internet may not become more accepted and widespread for a number of reasons, including:

  .  lack of broadband connections to the Internet;

  . actual or perceived lack of security of information, including credit card numbers;

  .  lack of access and ease of use;

  .  congestion of traffic on the Internet;

  .  inconsistent quality of service;

  . possible disruptions due to computer viruses or other damage to Internet servers or to users' computers;

  .  excessive governmental regulation; and

  .  uncertainty regarding intellectual property ownership.

   Published reports have also indicated that growth in the use of the Internet has resulted in users experiencing delays, transmission errors and other difficulties. As currently configured, the Internet may not support an increase in the number or requirements of consumers. In addition, there have been outages and delays on the Internet as a result of damage to the current infrastructure. The use of the Internet may also decline if there are delays in the development or adoption of modifications by third parties that are required to support increased levels of activity on the Internet. If none of the foregoing changes occur, or if the Internet does not become a viable commercial medium, our business, results of operations and financial condition could be materially adversely affected.

Development of new technology and standards for delivery of video over the Internet may threaten our business.

   The electronic delivery of video content is characterized by rapid technological developments, frequent new technology introductions and evolving industry standards. The emerging nature and rapid evolution of this industry will require that we continually improve the performance, features and reliability of our service, particularly in response to competitive offerings. We may not be successful in responding quickly, cost effectively and sufficiently to these developments. Because of the development of technologies competing with ours, there may be a limited opportunity for us to market our service, and we may not be successful in achieving widespread acceptance of our service. Further, our failure to adopt new standards in such things as encryption, compression and other technologies necessary for the delivery of our service could adversely affect the quality of our service and our ability to generate revenue. In addition, new offerings or enhancements we offer may contain design flaws or other defects that could negatively impact our business, operating results and financial condition.

Our business is subject to U.S. and foreign government regulation of the Internet.

   Congress and various state and local governments, as well as the European Union, have recently passed legislation that regulates various aspects of the Internet, including online content, copyright infringement, user privacy, taxation, access charges, liability for third-party activities and jurisdiction. In addition, federal, state, local and foreign governmental organizations are also considering legislative and regulatory proposals that would regulate the Internet. Areas of potential regulation include libel, pricing, quality of products and services and intellectual property ownership. A number of proposals have been made at the state and local level that would impose taxes on the sale of goods and services through the Internet. Such proposals, if adopted, could substantially impair the growth of eCommerce and could adversely affect our future results of operations and financial condition.

   The most recent session of the U.S. Congress resulted in Internet laws regarding privacy and the protection of children, copyrights, taxation, and the transmission of sexually explicit material. The European Union recently enacted its own regulations regarding privacy, and it is unclear how a "safe harbor" compromise negotiated by the U.S. Department of Commerce relating to these regulations will impact United States companies seeking to collect or disseminate user information in connection with non-American website users. Other countries may adopt similar privacy restrictions in the future.

   The law imposing a three-year moratorium on new taxes on Internet-based transactions was enacted in the United States in 1998. This moratorium, which expires on October 21, 2001, relates to new taxes on Internet access fees and state taxes on eCommerce that discriminate against out-of-state websites. Sales or use taxes imposed by those buying or selling products or services over the Internet will not be affected by this moratorium. We have not yet been able to determine how we will be affected by this moratorium. To the extent that the moratorium provides a material benefit, its expiration after three years could have a material adverse effect on our financial condition and results of operations.

   In addition, new laws may be adopted by the United States and in other countries covering such issues as music licensing, broadcast licensing fees and the characteristics and quality of Internet services. Laws regulating the Internet, however, remain largely unsettled, even in areas where there has been some legislative action. It may take years to determine whether and how existing laws that govern intellectual property, privacy, libel and taxation apply to the Internet. The development of laws governing these areas, or the application to the Internet of existing laws not designed for the Internet, may decrease the growth in the use of the Internet. In addition, the growth and development of the e-commerce market may prompt calls for more stringent consumer protection laws, both in the United States and abroad, that may impose additional burdens on companies conducting business online. The adoption or modification of laws or regulations relating to the Internet could adversely affect our business.

   Because these laws are relatively new and still in the process of being implemented, it is not known how courts will interpret both existing and new laws. Therefore, our management is uncertain as to how new laws or the application of existing laws will affect our business. Increased regulation of the Internet may reduce the use of the Internet, which could decrease the demand for our service, increase our cost of doing business or otherwise have a material adverse effect on our business, results of operations and financial condition.

If we, or third parties on whom we rely, fail to achieve year 2000 compliance, our business could be harmed.

   The risks posed by the year 2000 problem could still adversely affect our business in a number of ways. To date, we have not detected any disruptions in our software applications used both internally and in our downloaded movies to customers, arising from year 2000 issues.

                         Risks Related to this Offering

Investors will experience immediate and substantial dilution.

   The public offering price is substantially higher than the pro forma net tangible book value of each outstanding share of common stock. Accordingly, purchasers of common stock in this offering will experience immediate and
substantial dilution of approximately $      per share in the net tangible book
value of the common stock based upon the public offering price. Investors will incur additional dilution upon the exercise of outstanding stock options. Also, as of the date of this prospectus, up to 14,583,363 shares may be issued in connection with the acquisition of content and in connection with certain preemption rights. If we issue these shares, investors will experience further dilution.

Our management has broad discretion as to the net proceeds we receive from this offering, and if we do not allocate these proceeds wisely, your investment could suffer.

   Our management will retain broad discretion in the use of proceeds from this offering, and may fail to use such funds effectively to grow and achieve our business goals. The failure of management to apply such funds effectively could harm our business.

Our officers, directors and major shareholders will have control over significant corporate matters.

   Our executive officers, directors and major shareholders will have significant control over us following completion of this offering as they will
beneficially own an aggregate of approximately   % of our outstanding common
stock at that time. This could limit the ability of our other shareholders to influence matters requiring approval by our shareholders, including the election of directors and the approval of mergers or similar transactions.

Our stock price may decline after the offering and may be volatile in the future.

   Prior to this offering, there has been no public market for our common stock. The initial public offering price will be determined through negotiations between us and the underwriters, and may not be indicative of our future market prices. As a result, you may not be able to resell any shares you buy from us at or above the initial public offering price due to a number of factors, including:

  .  actual or anticipated fluctuations in our operating results;

  . changes in expectations as to our future financial performance or changes in financial estimates of securities analysts;

  . announcement of new products or product enhancements by us or competitors;

  .  technological innovations by us or competitors; and

  .  the operating and stock price performance of other comparable companies.

   In addition, the stock market in general has experienced extreme volatility that often has been unrelated to the operating performance of particular companies, especially in the case of companies whose operations rely on the Internet, such as ours. These broad market and industry fluctuations may adversely affect the trading price of our common stock, regardless of our actual operating performance.

There may be an adverse effect on the market price of our common stock as a result of a significant number of shares being available for future sale.

   Future sales of a substantial amount of our common stock in the public market, or the perception that these sales may occur, could adversely affect the market price of our common stock from time to time. These future sales or perceptions could also impair our ability to raise additional capital through the sale of our equity securities after completion of the offering. Of the shares of our common stock outstanding after this offering, initially
only the         shares sold in this offering will be freely tradable.
Additionally, we have set aside 16,500,000 shares of our common stock to be issued to participants as signing bonuses and payment for the licensing of Internet movie distribution rights to SightSound.com. To date, we have issued 2,618,714 shares of this common stock. Shares issued from this 16,500,000 will initially be restricted, but will eventually be freely tradable. The fact that these shares will become freely tradable could depress the market price of our common stock and could make raising capital more difficult.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

   This prospectus contains forward-looking statements. These statements may include statements regarding:

  .  our business strategy;

  .  plans for the marketing and growth of our service;

  .  plans for acquiring additional video content;

  . adequacy of anticipated sources of funds, including the proceeds from this offering; and

  . other statements about our plans, objectives, expectations and intentions contained in this prospectus that are not historical facts.

   When used in this prospectus, the words "could," "may," "will," "should," "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate" and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those expressed or implied by these forward-looking statements for a number of reasons, including those discussed under "Risk Factors" and elsewhere in this prospectus. Following this offering, we assume no obligation to update any forward-looking statements contained in this prospectus.

                                USE OF PROCEEDS

   The net proceeds to us from the sale of the shares of common stock we are
offering will be approximately $          based on the public offering price of
$       per share. If the underwriters fully exercise the over-allotment
option, the net proceeds of the shares sold by us will be approximately $     .

   We will use the net proceeds for:

  .  the acquisition of additional content;

  . participation in the development and marketing of original content for distribution via the Internet;

  . payment of litigation expenses in connection with initiating lawsuits to protect our patents;

  .  the continued development of our technology and infrastructure; and

  .  the expansion of our sales and marketing activities.

   We will use the balance of the net proceeds for general corporate purposes, including working capital.

   The timing and amount of our actual expenditures will be based on many factors, including:

  .  the extent to which we have opportunities to acquire new content;

  .  the extent to which corporate branding opportunities present themselves;
     and

  .  the rate at which we expand our sales and marketing efforts.

   Our management will retain broad discretion in the allocation of the net proceeds of this offering. Until we use the net proceeds of this offering, we will invest the funds in short-term investment grade interest-bearing securities.

                                DIVIDEND POLICY

   We have never declared or paid any cash dividends on our common stock. We anticipate that we will retain earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends on our common stock in the foreseeable future.

                                CAPITALIZATION

   The following table sets forth our capitalization as of December 31, 1999. Our capitalization is presented:

  .  on an actual basis; and

  .  on an as adjusted basis to reflect our receipt of the net proceeds from
     the sale of    shares of common stock in this offering at an initial
     public offering price of $   per share after deducting the underwriting
     discount and assumed offering expenses.

                                                      As of December 31, 1999
                                                      ------------------------
                                                        Actual     As Adjusted
                                                      -----------  -----------
Long-term obligations, less current maturities....... $ 1,262,063   $
                                                      -----------  -----------
Stockholders' Equity:
  Common stock, $.00001 par value, 100,000,000 shares
   authorized; 32,048,024 issued and outstanding,
   actual;          shares issued and outstanding, as
   adjusted..........................................         320
  Additional paid-in capital.........................  19,743,697
  Deferred compensation..............................  (2,923,068)
  Accumulated deficit................................  (8,773,250)
                                                      -----------  -----------
  Total stockholders' equity.........................   8,047,699
                                                      -----------  -----------
  Total capitalization............................... $ 9,309,762   $
                                                      ===========  ===========

   Common stock outstanding after this offering excludes 11,561,899 shares issuable upon exercise of stock options outstanding as of December 31, 1999.

   See "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto appearing elsewhere in this prospectus.

                                    DILUTION

   The net tangible book value (deficit) of our common stock as of December 31,
1999 was approximately $   million, or $   per share of common stock. Net
tangible book (deficit) value per share represents the amount of our total tangible assets less its total liabilities, divided by the total number of shares of common stock outstanding.

   After giving effect to the offering and the receipt of an assumed $
million of net proceeds from the offering (based on an assumed initial public
offering price of $   per share), the pro forma net tangible book value of the
common stock as of December 31, 1999 would have been approximately $
million, or $   per share. This amount represents an immediate increase in net
tangible book value of $   per share to the existing stockholders and an
immediate dilution in net tangible book value of $   per share to purchasers of
common stock in the offering. Dilution is determined by subtracting pro forma net tangible book value per share after the offering from the amount of cash paid by a new investor for a share of common stock. The following table illustrates such dilution:

Assumed initial public offering price per share............................ $
  Net tangible book value per share at    ................................. $
  Increase in net tangible book value per share attributable to purchasers in the offering(1)......................................................
                                                                            ---
Pro forma net tangible book value per share after giving effect to the offering(1)...............................................................
                                                                            ---
Dilution per share to new investors........................................ $
                                                                            ===

--------
(1)  After deduction of the underwriting discount and assumed expenses totaling
     $      .

   If the underwriters' over-allotment were exercised in full, the net tangible
book value per share after this offering would be $      per share, the
increase in net tangible book value per share to existing stockholders would be
$      per share and the dilution to persons who purchase common stock in this
offering would be $     per share.

   The table below summarizes, on a pro forma basis, as of December 31, 1999, the following differences between our existing shareholders and new investors purchasing our common stock in this offering.

   .  the number of shares purchased from SightSound.com

   .  the aggregate cash consideration paid; and

   .  the average price per share paid.

                          Shares Purchased       Total Consideration
                          -------------------    ----------------------   Average Price
                          Number     Percent      Amount      Percent       Per Share
                          --------   --------    ---------    -------     -------------
Existing stockholders ..                       %  $                     %   $
New investors...........
                           --------    --------   ---------    ---------
  Total.................                    100%  $                  100%
                           ========    ========   =========    =========

   This information is based on pro forma shares outstanding as of December 31, 1999 and excludes:

  . 1,014,000 shares of common stock reserved for issuance pursuant to outstanding options granted under our 1999 Stock Option Plan;

  . 6,986,000 shares of common stock reserved for issuance pursuant to future grants under our 1999 Stock Option Plan; and

  . 16,500,000 shares of common stock reserved for possible issuance to certain content owners.

                            SELECTED FINANCIAL DATA

   The following selected financial data should be read in conjunction with the financial statements and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere herein. The statement of operations data for the years ended December 31, 1997 and 1998, for the nine months ended September 30, 1999 and the balance sheet data at December 31, 1998 and September 30, 1999 are derived from the financial statements of the Company, which have been audited by Deloitte & Touche LLP, independent auditors, and are included elsewhere in this Prospectus, and are qualified by reference to such financial statements and the notes thereto. The balance sheet data at December 31, 1995, 1996, 1997 and 1999 and the statement of operations data for the period from August 1, 1995 (inception) to December 31, 1995, the year ended December 31, 1996, the quarters ended December 31, 1998 and 1999 and for the period from August 1, 1995 (inception) to December 31, 1999 are derived from financial statements of the Company, which in the opinion of management include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial information set forth therein. The interim financial information is not necessarily indicative of the results that may be expected for any interim period or for the full year.

                     August 1,                                                                                     August 1,
                        1995                                              Nine months       Quarter ended             1995
                   (inception) to       Year ended December 31,              ended          December 31,         (inception) to
                    December 31,  -------------------------------------  September 30, ------------------------   December 31,
                        1995         1996         1997         1998        1999(/1/)      1998       1999(/2/)        1999
                   -------------- -----------  -----------  -----------  ------------- -----------  -----------  --------------
Statement of
 Operations Data:
Revenue..........   $        --   $        --  $        --  $       552   $     3,179  $       133  $     2,743   $     6,474
Cost of revenue..            --            --           --           66         1,254           16        1,823         3,143
                    -----------   -----------  -----------  -----------   -----------  -----------  -----------   -----------
Gross profit.....            --            --           --          486         1,925          117          920         3,331
                    -----------   -----------  -----------  -----------   -----------  -----------  -----------   -----------
Operating
 expenses:
 Sales and
  marketing......           115        25,182      139,482      319,862       868,405       83,205      353,160     1,706,206
 Web operations..        12,295       134,216      198,740      405,014       763,383      167,458      458,640     1,972,288
 General and
  administrative..        6,918       127,892      230,605      831,161     1,434,186      265,286    1,068,485     3,699,247
 Stock
  compensation...            --            --           --           --            --           --      974,356       974,356
                    -----------   -----------  -----------  -----------   -----------  -----------  -----------   -----------
Total operating
 expenses........        19,328       287,290      568,827    1,556,037     3,065,974      515,949    2,854,641     8,352,097
                    -----------   -----------  -----------  -----------   -----------  -----------  -----------   -----------
Operating loss...       (19,328)     (287,290)    (568,827)  (1,555,551)   (3,064,049)    (515,832)  (2,853,721)   (8,348,766)
                    -----------   -----------  -----------  -----------   -----------  -----------  -----------   -----------
Interest income
 (expense)--net..            --         2,931        7,667     (150,689)     (349,887)     (61,434)      65,494      (424,484)
                    -----------   -----------  -----------  -----------   -----------  -----------  -----------   -----------
Net loss.........   $   (19,328)  $  (284,359) $  (561,160) $(1,706,240)  $(3,413,936) $  (577,266) $(2,788,227)  $(8,773,250)
                    ===========   ===========  ===========  ===========   ===========  ===========  ===========   ===========
Basic and diluted
 loss per common
 share...........   $     (0.00)  $     (0.02) $     (0.03) $     (0.07)  $     (0.13) $     (0.02) $     (0.09)  $     (0.40)
                    ===========   ===========  ===========  ===========   ===========  ===========  ===========   ===========
Weighted average
 common shares
 outstanding--
 basic and
 diluted.........    14,000,000    17,465,169   20,540,553   24,853,847    26,484,432   25,133,339   32,048,024    21,853,582
                    ===========   ===========  ===========  ===========   ===========  ===========  ===========   ===========

                                       As of                                               As of
                                    December 31,                  As of              December 31, 1999
                         -----------------------------------  September 30,  ---------------------------------
                          1995      1996     1997     1998    1999(/1/)(/3/) Actual(/4/)(/5/) As adjusted(/6/)
                         -------  -------- -------- --------  -------------- ---------------- ----------------
Balance Sheet Data:
Cash and cash
 equivalents............ $   618  $313,561 $225,679 $319,031   $ 9,017,705     $ 7,479,741         $
Working capital......... (57,557)  305,870  224,995 (224,002)    8,922,847       4,007,242
Total assets............  38,929   385,622  289,602  715,852    10,047,041      11,462,782
Long-term obligations...      --        --       --       --            --       1,262,063
Stockholders' (deficit)
 equity................. (19,328)  375,842  282,883   18,566     9,861,570       8,047,699

--------
(1)  In 1999, we changed our fiscal year end from December 31 to September 30.
(2) We recorded stock compensation expense of $974,356 in the quarter ended December 31, 1999 related to options granted to employees at prices less than the deemed fair market value of the underlying common stock.
(3) We completed a private placement of 5.0 million shares of common stock and received proceeds of $10.0 million on September 19, 1999.
(4) Cash and cash equivalents includes restricted cash of $2.8 million, $1.4 million of which is non-current.
(5) We entered into a capital lease agreement for computer equipment in the quarter ended December 31, 1999.
(6)  As adjusted to give effect to the sale of         shares in the offering
     and the application of the estimated net proceeds therefrom. See "Use of Proceeds."

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   The following discussion of our financial condition and results of operations should be read together with the financial statements and related notes that are included later in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under "Risk Factors" or in other parts of this prospectus.

Overview

   SightSound.com was formed on April 1, 1999 by the merger of its predecessor companies, Digital Sight/Sound, Inc. and Parsec Sight/Sound, Inc. The predecessor companies, which were commonly controlled, were incorporated in 1995. Subsequent to the merger, we changed our fiscal year end to September 30. From inception through December 31, 1999, our operating activities consisted mainly of developing the necessary infrastructure to support and execute the business of delivering video and audio content for rental and sale in download fashion via the Internet. This has included securing our patents, acquiring distribution rights for movies and video content and developing our delivery network.

   We believe we are positioned to become a leading distributor of film and other video content rented or sold via the Internet. We rent movies over the Internet by offering the customer the opportunity to view a movie for a limited period of time. We also sell motion pictures and other video content in download fashion to Internet users. We are currently in discussions with a number of companies about obtaining the rights to motion pictures and other video content for distribution via the Internet.

   In 1999, we believe we became the first company to offer a full-length major motion picture for download rental or sale over the Internet. During its one month offering period, the motion picture "Pi" was rented from our website over 200 times. We have deployed a scalable eCommerce website for the download rental or sale of video content.

Recent Developments

   In the quarter ended March 31, 2000, we entered into a number of contracts with content owners, including Miramax, that give us the right to distribute certain movies and other video recordings using our service. In order to encourage producers to distribute their content via the Internet using our services, we have been willing to issue our common stock to them in exchange for Internet distribution rights. Producers with whom we have contracted for Internet distribution rights include:

 . Cinetel Films               . Miramax                     . Troma
 . Cutting Edge Entertainment  . Promark Entertainment Group . Vanguard Entertainment
 . Franchise Pictures          . Pacific Trust/Concord       . Vista Street Entertainment
 . Metafilmics

   We are currently the executive producers of "Quantum Project," a movie produced exclusively for Internet distribution. The cost to produce the movie was approximately $2.9 million. We have also issued 143,714 shares of common stock in connection with the production and promotion of "Quantum Project." In addition, we have entered into agreements to produce three additional movies for Internet distribution over the next 18 months, in order to demonstrate to both content owners and consumers the viability of the Internet as a more efficient and cost-effective global distribution channel. We project the costs to produce these additional movies to be approximately $5.0 million combined. Furthermore, we have agreed to issue up to 200,000 shares of common stock and up to 100,000 options to purchase common stock in connection with the production of these movies.

Results of Operations

   We are a development stage company and expect to emerge from the development stage during fiscal year 2000. Through December 31, 1999, our revenue has been minimal. We may experience significant fluctuations in operating results in future periods due to a variety of factors, including:

  .  the availability of desired video content;

  .  the demand for downloadable video;

  .  introduction of new competitors;

  .  introduction of alternative methods for video distribution;

  .  introduction of new sites and services by our competitors;

  .  seasonal trends in Internet use and demand for video content;

  . timing of capital expenditures and other costs related to the development of our operations;

  .  technical difficulties or system downtime;

  .  the availability of broadband connectivity to the Internet;

  .  improvements in compression technologies;

  .  maintaining encryption security; and

  .  general economic conditions.

 Revenue

   To date, we have derived substantially all of our revenue from the rental and sale of video downloads. We anticipate revenue to increase as additional video content becomes available and the number of households with broadband Internet connections increase. We currently do not collect advertising revenue and do not permit sponsorship on our website. Video download revenue is recognized upon the delivery to the customer of a unique license that is used to provide access rights for the downloaded video. In a standard transaction, the customer initially downloads the desired encrypted video file. Upon successfully receiving the encrypted video file, the customer is then prompted to complete a credit authorization form. Once the credit transaction is validated, a unique license key is transferred to the customer's operating system that allows the customer to view the encrypted file. In the case of a rental transaction, the license will only permit the customer to view the encrypted file for the stated rental period.

 Cost of Revenue

   Cost of revenue consists solely of licensing fees paid to video rights holders. Typically, we enter into license agreements with video content providers whereby we will pay a license fee to the copyright holder in an amount ranging from 40% to 70% of the revenue we realize on a rental or sale. Since inception, our average license fee cost has been approximately 50% of revenue. We expect the average license fee cost to be in excess of 50% of revenue in the future.

 Sales and Marketing Expenses

   Sales and marketing expenses consist primarily of compensation for our marketing and business development personnel, advertising, trade show and other promotional costs, design and creation expenses for marketing literature, and any other costs incurred for the purpose of selling and marketing our service. Total sales and marketing expenses since inception consist of the following:

  . advertising and promotional expenses which account for approximately half of our total sales and marketing expenses;

  . compensation for our marketing and business development personnel which comprises a majority of the remainder; and

  . travel expenses for marketing and business development personnel, shipping expenses related to marketing, and other miscellaneous expenses related to marketing and business development.

   In April 1999, we granted options to purchase common stock to Artisan Entertainment in consideration for obtaining movie rights to the movie "Pi" for a one month period. The options are exercisable immediately at prices equal to the fair value of the shares at the date of grant. The estimated fair value of the options granted in connection with obtaining the movie rights was recorded in sales and marketing expenses for the nine months ended September 30, 1999. The fair value of these options at date of grant was $0.64 per share.

   Due to our growth and our efforts to acquire additional content, we have seen a steady increase in sales and marketing expenses over each period and expect this to continue in future periods. Due to our recent activities in obtaining content, we expect these costs to increase significantly in the future. See "--Recent Developments."

 Web Operations Expenses

   Web operations expenses relate to salary and all other expenses associated with the development and maintenance of our website. We have contracted with Exodus Communications for data center operations and connectivity to the Internet. Web operations expenses since inception are comprised of the following:

  . salaries of all personnel involved in the maintenance of our website compose a majority of web operations expenses;

  . expenses incurred from Exodus related to services for our data center operations and broadband connectivity to the Internet, comprise approximately half of the remaining web operations expenses; and

  . all other miscellaneous expenses incurred that relate to the operations of our service, such as the travel expenses of personnel to our various data centers located throughout the United States for maintenance, as well as the delivery of equipment from our main office to these centers.

   Due to our continued growth through the addition of more data centers within the United States, plans to expand internationally, and the increased traffic to our website which necessitates greater bandwidth usage through our Exodus relationship, we have experienced a steady increase in our web operations expenses and expect this trend to continue in future periods.

 General and Administrative Expenses

   General and administrative expenses consist primarily of compensation for personnel for general corporate functions, including finance, legal, human resources and general management, fees for professional services, occupancy expenses and depreciation expenses. Expenses associated with legal expenses and in-house counsel comprise approximately half of general and administrative expenses. A majority of our legal expenses have been incurred in connection with filing our patents and aggressively defending our patents. Additional legal expenses were incurred on entertainment matters and general corporate matters. We expect to continue to defend our patents and incur significant legal expenses, which may increase in future periods.

 Interest Income and Interest Expense

   Interest income primarily consists of earnings on our cash held in a money market account. This amount did not fluctuate materially from inception through September 30, 1999. Due to a significant investment during September 1999, as a result of a private placement, interest income increased significantly in the three months ended December 31, 1999 from prior periods. Furthermore, in the quarter ended December 31, 1999, we entered into a capital lease agreement for computer equipment which required us to place $2.8 million as collateral into certificates of deposit with a bank to be evenly released quarterly over two years. We collect additional interest on the certificates of deposit.

   Interest expense consists of expenses related to our financing obligations, which includes a capital lease obligation at December 31, 1999. In May 1998, we borrowed $200,000 under a line of credit agreement with a bank with interest payable at the prime rate of interest, and also received proceeds from other loans of $500,000 with interest payable at 12%. In May 1999, we borrowed $250,000 under a short-term loan facility with a bank with interest payable at the prime rate to repay a comparable portion of the $500,000 loans. All remaining amounts borrowed under the line of credit and the other loans were repaid with the proceeds from our private placement offering in September 1999.

   We granted options and warrants to the lenders of the loans totaling $500,000 and also granted options to an individual who guaranteed the repayment of our credit facilities with banks. The $500,000 loans proceeds were allocated to the loans, options and warrants based upon their estimated relative fair values. The debt was accreted to its face amount over its term using the interest method, with the accretion being recorded as interest expense. The fair value attributable to the options granted in connection with guaranteeing the credit facilities was recorded as deferred financing costs and amortized over the term of the facilities as interest expense. The accretion related to the $500,000 loans and the amortization of the deferred financing costs comprise the majority of interest expense in the nine months ended September 30, 1999 and the year ended December 31, 1998. Interest expense for the three months ended December 31, 1999 consists primarily of interest on the capital lease obligation.

 Stock Compensation Expense

   In December 1999, we issued 1,014,000 stock options to employees at an exercise price of $2.00 per share. As of December 31, 1999, employees had vested in the right to acquire twenty-five percent of the total options granted. We have recorded stock compensation expense in the amount of $974,356 in the three months period ended December 31, 1999. The expense represents the difference between the estimated fair market value of the underlying common stock and the options' exercise price to the employees. We expect to recognize increasing stock compensation expenses in future periods.

 Comparison of Period Operations

   In the following discussion, we will compare the operating results of the three months ended December 31, 1999 to the three months ended December 31, 1998. In 1999, we changed our fiscal year end to September 30. Therefore, we will compare our nine-month fiscal year ended September 30, 1999 to the nine months ended September 30, 1998. Further, we will also compare the results of the fiscal year ended December 31, 1998 to the fiscal year ended December 31, 1997.

   Revenue and Cost of Revenue. We are a development stage company. Our revenue from inception through December 31, 1999, has been minimal. Furthermore, given the direct variable nature of our cost of revenue previously explained, we have not incurred any significant cost of revenue.

   Sales and Marketing Expenses. Due to our growth and our efforts to acquire additional content, we have seen a steady increase in sales and marketing expenses in each period. For the three months ended December 31, 1999, sales and marketing expenses increased by approximately $270,000, or 324%, compared to the same period the previous year. This increase is primarily due to increased advertising and business promotions and increased salaries. Expenses associated with these activities increased by approximately $632,000, or 267%, for the nine months ended September 30, 1999, compared to the same period the previous year, which was primarily related to the fair value of options granted for movie rights and salary expenses for increased personnel. The approximate $180,000, or 129% increase, for the year ended December 31, 1998, compared to the year ended December 31, 1997 was primarily related to increased salaries and services rendered from outside advertising agencies.

   Web Operations Expenses. Due to our growth, in both personnel and data center use, and the increased traffic to our website which necessitates greater bandwidth usage through our Exodus relationship previously explained, we saw an increase in web operation expenses for the three months ended December 31, 1999 of approximately $291,000, or 174%, compared to the same period the previous year. Web operations expenses increased by approximately $526,000, or 221%, for the nine months ended September 30, 1999, compared to the same period the previous year, and approximately $206,000, or 104%, for the year ended December 31, 1998, compared to the year ended December 31, 1997, due to the same factors previously noted for the increase in the three months ended December 31, 1999.

   General and Administrative Expenses. Our growth has necessitated an increase in our general and administrative expenses of approximately $803,000, or 303%, for the three months ended December 31, 1999, compared to the same period the previous year. The majority of this increase is due to increased legal expenses associated with defending our patents, increased personnel costs necessary to support our growth and increased depreciation expense as a result of increased capital expenditures. General and administrative expenses increased by approximately $868,000, or 153%, for the nine months ended September 30, 1999, compared to the same period the previous year, and approximately $601,000, or 260%, for the year ended December 31, 1998, compared to the same period the previous year due to the same factors previously noted for the increase in the three months ended December 31, 1999.

   Other Expense and Income. The increase of interest income net of interest expense in the three months ended December 31, 1999 compared to the 1998 same quarter is due to the effects of a private placement completed in September 1999. The $10.0 million proceeds were used to repay all outstanding loans and resulted in higher cash balances being invested and earning interest in the December 1999 quarter. The increase in interest expense net of interest income in the nine months ended September 30, 1999 compared to the same period in the previous year is primarily related to increased accretion related to our $500,000 loans entered into in May 1998 and increased amortization of deferred financing costs as discussed previously. The increase in interest expense net of interest income in the year ended December 31, 1998 in comparison to the year ended December 31, 1997 is due to our borrowings in May 1998 as discussed previously.

Liquidity and Capital Resources

   To date, our operations have principally been financed from private placement investments and to a lesser extent bridge financing facilities. Our most recent private placement was completed in September 1999, which raised $10.0 million.

   As of December 31, 1999, approximately $4.7 million in cash and cash equivalents was available to fund operations and capital expansion.

 Operating Activities

   Net cash used in operating activities during the three months ended December 31, 1999 was approximately $1.1 million and consisted primarily of the following:

  . a net loss of approximately $2.8 million, adjusted for the effects of the stock compensation expense of approximately $974,000 and depreciation of approximately $262,000; and

  . an increase in accrued liabilities of approximately $490,000 primarily referred to late invoices received from our data center operator.

   Net cash used in operating activities during the nine months ended September 30, 1999 was approximately $2.7 million and consisted primarily of our net loss of approximately $3.4 million, adjusted for the effects of non-cash expenses of approximately $722,000 for stock options granted to non-employees and accretion of debt and amortization of deferred financing costs.

 Investing Activities

   Net cash used in investing activities during the three months ended December 31, 1999 and the nine months ended September 30, 1999 was approximately $354,000 and $860,000, respectively, consisting of property and equipment purchases. Our capital expenditures are expected to continue to increase in future periods.

 Financing Activities

   During the three months ended December 31, 1999, we entered into a capital lease for approximately $2.8 million of computer equipment. The lease is payable in 24 equal monthly principal installments of $111,191 plus interest of 7.5% and sales taxes. In conjunction with obtaining this lease, we were required to place $2.8 million on deposit with a financial institution determined by the lessor. An amount equivalent to three monthly installments is released from this account every quarter to us.

   Cash provided by financing activities during the nine months ended September 30, 1999 was $12.2 million and consisted of the following:

  . proceeds from the sale of common stock and options of approximately $12.9 million, offset by repayments of borrowings under line of credit agreement of $200,000; and

  .  net repayments of loans of $500,000.


   We expect that the proceeds from our initial public offering together with cash on hand and held in escrow will allow us to continue to fund our growth and operations, including capital needs. We also expect to continue to utilize our common stock for the acquisition of content which reduces our need for cash for these activities.

   We currently anticipate that available funds as of December 31, 1999 will be sufficient to meet our anticipated cash requirements for working capital and capital expenditures through at least September 30, 2000. Should this offering not close, we could alter our expenditures appropriately such that our current available funds would be sufficient for us to continue as a going concern over the next twelve months. However, we may need to raise additional funds sooner if, for example, we pursue business or technology acquisitions or experience operating losses that exceed our current expectations. If we raise additional funds through the issuance of equity, equity related or debt securities, such securities may have rights, preferences or privileges senior to those of the rights of our common stock, and our stockholders may experience additional dilution. We cannot be certain that such additional financing will be available to us on favorable terms, or at all. If additional financing is not available when required or is not available on acceptable terms, we may be unable to develop or enhance our service. In addition, we may be unable to take advantage of business opportunities or to respond to competitive pressures. Any of these events could harm our business, financial condition or results of operations.

Year 2000 Disclosure

   Many information technology products and systems were expected to experience miscalculations, malfunctions or disruptions when attempting to process information containing dates subsequent to December 31, 1999, if they were not successfully remediated. These potential problems were collectively referred to as the "Year 2000" problem.

   We have not experienced any significant Year 2000 problems. Also, our suppliers and customers have not experienced any significant Year 2000 problems that have affected us.

Recent Accounting Pronouncements

   In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 requires that all derivatives be recognized at fair value in the statement of financial position, and that corresponding gains or losses be reported either in the statement of operations or as a component of comprehensive income, depending upon the type of hedging relationship that exists, and was initially effective for fiscal years beginning after June 15, 1999. In April 1999, the FASB delayed the effective date of SFAS No. 133 to years beginning after June 15, 2000. SightSound.com does not currently hold derivative instruments or engage in hedging activities and does not expect the SFAS No. 133 to have an effect on its financial position or its results of operations.

Qualitative and Quantitative Market Risks

   We do not believe it has significant exposure to market risk. Our primary exposure to market risks arises from interest rate fluctuations, primarily related to our short-term investments and its capital lease obligation at December 31, 1999. Our short-term investments are classified as cash equivalents for financial reporting purposes and we have minimal risk related to interest rate declines due to the short maturity of these investments. An increase in the present value of its capital lease obligation due to a decline in interest rates of 10% would not be expected to be material. We do not have derivative financial instruments.

                                    BUSINESS

Overview

   We have pioneered a revolutionary approach for the worldwide commercial distribution of movies. Our service provides for the digital download of feature films over broadband Internet connections. We enable content owners to distribute their movies and other video content over the Internet without the need for physical distribution. In turn, we enable consumers to download these movies for rental or purchase over the Internet 24 hours a day, seven days a week, for uninterrupted full-screen viewing.

   We believe we were the first company to commercially distribute a feature film via the Internet. We currently rent and sell movies for download from our own website, www.sightsound.com, allowing consumers to browse our "virtual video store". We also intend to deliver downloadable movies from:

  . official movie websites, for consumers who know what movie they want to watch; and

  . banner ads triggering direct downloads, for impulse buyers from a targeted audience.

   We currently have the hardware capacity, based on even demand, to download approximately 380,000 feature length movies per day, with the ability to rapidly scale that amount as demand dictates. Through our service, a broadband user who can sustain a one megabit per second Internet connection can download a 90 minute feature film in less than 30 minutes. We believe this download time will decrease with continuing improvements in technology. All movies offered through our service are rights managed, allowing us to:

  .  inhibit unauthorized duplication and piracy;

  . allow the customer to rent a movie by limiting the number of days it can be viewed;

  .  permit a customer to buy a movie by granting unlimited viewing rights;
     and

  .  designate the countries in which a movie can be downloaded.

   We own three patents and have several pending patent applications covering the method and system for delivering movies and other digital video and digital audio recordings for commercial purposes via telecommunications lines, including the Internet. In addition, we own a fourth patent and several pending patent applications regarding related technology. We currently use Microsoft Windows Media Technologies and other commercially available software to deliver movies. Movies downloaded through our service are viewed using Microsoft Windows Media Player, which is currently available without charge from Microsoft. Forrester Research estimates that there are already over 40 million computer users today who have the free Windows Media Player software and can watch movies in the Windows Media Technologies format.

Industry Overview

 The Movie Industry

   The viewing of motion pictures remains one of the most popular forms of entertainment in the United States and is becoming increasingly popular in other parts of the world. According to the Motion Picture Association of America, or MPAA, total revenue in the United States for major motion picture ticket sales and various in-home viewing options, which include video cassette sales and rental, pay-per-view, premium subscription TV, pay-per-view, and broadcast and basic cable TV, exceeded $30 billion in 1999.

   The typical distribution lifecycle for a feature film is: theatrical release, video rental and sale, pay-per-view, premium subscription TV, and, finally, free TV.

  . Theatrical Releases. A typical U.S. feature film is first released in domestic theaters. The number of theaters in which a feature film is distributed and the duration of theatrical availability vary by film.

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     Large-budget productions may be distributed to thousands of theaters, whereas small-budget productions may be rolled out to a limited number of theaters in selected markets. The success of each film in drawing paying customers to the box office determines the duration of theatrical release and the extent and duration of international theatrical release. Top-grossing films may be released in many countries around the world and stay in theaters for as long as one year, although the duration of a typical theatrical release is much shorter. According to the MPAA, in 1999, 461 feature films were released in theaters in the United States and total revenue from U.S. ticket sales was approximately $7.4 billion.

  . Video Rental and Sale. According to Adams Media Research, video rental and sales have become the largest revenue stream for U.S. movie producers, representing 52.5% of studios' domestic film revenue in 1998. According to Paul Kagan Associates, the U.S. videocassette and DVD rental and sales industry grew from $15.7 billion in 1997 to $17.1 billion in 1998, and is expected to reach $21.5 billion in 2002. As part of a May 1998 survey, the Video Software Dealers Association and Yankelovich Partners determined that each week 25% of all U.S. VCR households make a trip to a video store, and each month 60% of all U.S. VCR households rent at least one videocassette.

  . Pay-per-view. Many cable and satellite television operators offer their subscribers feature films on a pay-per-view basis allowing their customers to view an offered film at a scheduled time for a set charge per viewing. According to Paul Kagan Associates, 1998 pay-per-view film revenue increased 36% to $732 million, as cable operators increased the frequency of show times, making pay-per-view more competitive with rentals in terms of title availability. Also, 1998 marked the first year in which pay-per-view revenue from films represented more than 50% of total pay-per-view revenue, which had previously been dominated by boxing, concerts, and other special events.

  . Premium Subscription TV. Premium cable channels such as HBO, Showtime and Cinemax offer feature films as well as other programming, such as sporting events and original programming, on a subscription basis. According to Adams Media Research, studio revenue from premium subscription TV was approximately $1.6 billion in 1998.

  . Broadcast and Basic Cable TV. Many feature films are eventually distributed via network broadcast, basic cable and TV syndication. According to Adams Media Research, studio revenue from network broadcast, basic cable and TV syndication totaled approximately $2.0 billion in 1998.

 Development of the Internet and Broadband Industries

   The Internet allows people to communicate, share information and conduct business on a global basis. IDC estimates that the number of web users worldwide will grow from approximately 144 million in 1998 to approximately 602 million by the end of 2003. During the same period, IDC estimates that the number of web users worldwide who make purchases over the Internet will grow from approximately 33 million to more than 229 million, or 47% of all Internet users.

   As the amount of information being transferred by businesses and consumers over the Internet increases, the demand for faster connections to the Internet continues to increase as well. Connections to the Internet at minimum speeds of 128 kilobits per second are referred to as "broadband." Examples of broadband connections include T1, cable, satellite and DSL. According to Forrester Research, it is expected that there will be approximately 5.7 million subscribers for broadband Internet connectivity by the end of this year, growing to 27.4 million by 2003 and 37.5 million by 2004.

 Streaming versus Downloading

   One of the reasons for the increasing need for broadband Internet connectivity is the increasing demand for the transfer of large amounts of data, such as video and audio files, via the Internet. Transferring, or downloading, video files via the Internet can be time consuming, depending on video compression technology

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

and the availability of broadband access. For example, if not compressed, a 90 minute feature film can occupy more than 100 gigabytes of storage. Software has been introduced which permits "streaming," or the ability to view a video file as it is downloaded into a computer's temporary buffer memory without having to wait for the entire file to be transferred. Although streaming is a form of downloading, the term "downloading" now commonly refers to the specific process of transferring a computer file which is saved to storage memory. The file can then be viewed from storage memory without the computer being connected to the Internet.

   The greater penetration of broadband Internet connectivity and the introduction of new video compression technology have made it more practical to download video content. We use Windows Media Technologies, which can compress a 100 gigabyte video file to approximately 220 megabytes, or approximately 1/450th of its original size. Although this process causes some degradation of the picture quality, we believe that the resulting viewing experience is near-VHS quality. We believe that further technological advances in broadband connectivity and video compression will result in the video quality offered by our service exceeding that of VHS.

Our Opportunity

   We believe that we have a significant business opportunity based on our ability to capitalize on the following:

  . Disadvantages to Content Owners of the Current Distribution System. The process of physically producing video tapes coupled with reliance on video stores for distribution restricts the ability of content owners to distribute their movies efficiently. For example, physical distribution requires content owners and video store owners to make inventory decisions such as how many copies of a video tape should be manufactured or purchased. There is also competition among content owners for limited shelf space in video stores.

  . Disadvantages to Consumers of the Current Distribution System. The current distribution channel for the rental and sale of videos imposes substantial limitations on the consumer. "Brick and mortar" video stores carry a limited number of titles and a limited number of copies of each title. Therefore, customers may not be able to rent or purchase a desired title, especially if it is a new release. Video stores also have limited locations and limited hours of operation. In addition, consumers typically have to leave their homes to rent and return a movie. Finally, even Internet based outlets, such as Amazon.com, rely on physical inventory and delivery and, therefore, may take days to deliver a movie to the consumer.

  . Limitations of Streaming Video. We believe that streaming is inferior to downloading as a method for distributing movies. If a high speed connection is not sustained throughout the streaming of a movie, a consumer is likely to experience freeze frames or halting picture quality. On the other hand, a consumer who has downloaded a movie onto a hard drive does not have to rely on an Internet connection to watch the movie and, therefore, will not have the same problems as those experienced with streaming. Also, a consumer with a downloaded movie has greater control of that file, can choose whether to watch it in a single viewing and can pause, rewind and fast forward the movie. Because of this, we believe movies rented or sold using streaming video cannot provide the quality and functionality customers receive with a movie which has been downloaded.

  . No Current Online Alternative to Piracy. Currently, illegally copied, or pirated copies of popular movies are available via the Internet, sometimes prior to or shortly after their theatrical release. People who want to view these movies via the Internet download illegal copies, in part, because studios have not yet embraced the Internet as a distribution channel for feature films.

  . Convergence of Technological Developments. The acceptance of the Internet as a marketplace, the increasing penetration of broadband Internet connections, improvements in video compression technology and the ongoing development of television-based Internet access are creating an excellent distribution channel for video content.


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The SightSound.com Solution

   We believe the Internet will be the preferred medium for movie distribution. We have pioneered the download sale of movies via the Internet, and we are positioned to be the leader in this new and exciting market. We believe we were the first company to commercially distribute a full-length motion picture via the Internet. The movie was the independent film "Pi" which won the Director's Award at the 1998 Sundance Film Festival. Furthermore, our method and system for the commercial delivery of movies and other video content is covered by our patents.

   We currently have the hardware capacity, based on even demand, to download approximately 380,000 movies per day, with the ability to rapidly scale that amount as demand dictates. We offer benefits to both content owners and consumers, including:

 Benefits to Content Owners

   Powerful Distribution Channel. Our method and system of distributing movies via Internet download provides a powerful distribution solution for "top tier" studios, and other owners of video content. The commercial download of movies will enable content owners to achieve global distribution more quickly and inexpensively than through physical distribution. We provide content owners a viable and as yet untapped electronic distribution network and enable them to target consumers globally in a variety of ways. Our rights management capabilities allow us to control movie distribution on a country-by-country basis. It is no more difficult for us to distribute a movie in one country than it is for us to distribute that movie in every country.

   Technology, Infrastructure and Know-How. We offer a complete online distribution service to content owners. We can efficiently prepare a movie for secure and efficient distribution over the Internet by encoding, compressing and encrypting the video file. In addition, our technology allows us to control into which countries the movie may be distributed. Further, we capitalize on the technological advantages of the Internet by creating Internet previews and distributing downloadable movie "trailers." We believe that our method and system of downloading movies over the Internet for rental or sale is superior to existing distribution alternatives, and is covered by our patents, trade secrets and know-how.

   Maximizing Revenue by Combating Piracy. We believe our service provides content owners a way to stem the tide of movies pirated via the Internet while at the same time realizing a revenue opportunity. Currently, illegally downloaded movies vary in quality and typically have longer download times than movies downloaded through our service. By making a wide variety of movies legally and easily available for download to consumers, we believe that consumers will choose our service over those featuring illegally obtained and distributed content. Furthermore, through our use of rights management, content owners can distribute their movies in any country in which they own the distribution rights.

   Lower Distribution Costs. We believe that our ability to take a single copy of a feature film and make it available for worldwide Internet distribution in one day allows us to offer content owners significantly lower distribution costs than through traditional distribution channels. We believe the efficiency, capacity and other advantages we can offer to content owners will significantly decrease the need for, and the costs of, physical distribution of movies.

 Benefits to Consumers

   Improved Availability. Customers have access to movies delivered through our service 24 hours a day, seven days a week, with the assurance that no offered title will ever be out-of-stock.

   Convenience. Customers do not have to leave their homes to rent a movie or to return it. There are no rewinding or late fees. Customers currently can view a 10 to 20 second Internet preview, can read a description of the movie and can download and watch the movie "trailer" before deciding whether to rent or purchase a movie.

   Increased Selection. Because we are not constrained by the limitations of shelf space or a fixed broadcast schedule, we have the capacity to offer a number of titles that greatly exceeds what is currently offered through "brick and mortar" video stores, pay-per-view and premium subscription TV combined.

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   Attractive Advantage over Piracy. We believe that pirated content is characterized by unreliable picture quality, long waits to begin the download of the most desirable titles and long download times. We believe we offer consumers legally available content at all times with faster downloads and a consistent standard of quality.

The SightSound.com Business Strategy

   Our goal is to become the leading distributor of movies and video content via the Internet. In furtherance of that goal, we intend to:

   Create Strategic Relationships with Owners of Movie Content. We are continuing to create relationships with movie content owners in order to offer movies that are the most desirable to consumers. For example, we have entered into an agreement with Miramax to facilitate the download of certain of their movie titles from websites controlled by Miramax and its affiliates. Also, we have the exclusive worldwide Internet distribution rights to certain movies in the library of Franchise Pictures. We have films from seven "independent" studios that are members of the American Film Marketing Association and we have licensed movies from other independent filmmakers as well. We believe the opportunity for additional revenues and cost-effective distribution will be a compelling reason for content owners to use our service to distribute their movies via the Internet. Because the service we offer these content owners is highly scalable, we can expand to meet their needs while maintaining speed and reliability. In addition, we offer content owners different options in targeting consumers. These options include offering movies through our "virtual video store" at www.sightsound.com, through an official movie website or through banner ads triggering direct downloads, appearing where content owners believe the desired consumers will see them.

   Promote Internet Distribution of Movies and Enhance SightSound Brand Awareness. We intend to make the SightSound brand synonymous with quality distribution of movies over the Internet. When we support the distribution of a movie through the official movie website or a banner ad download, we intend that the customer will see our logo or another identifying mark of SightSound. We believe that this will enhance consumer and content owner awareness that it is our service supporting the download. In addition, by selectively participating in the development of original content for Internet distribution, we expect to be able to demonstrate to both content owners and consumers the viability of the Internet as a more efficient and cost-effective global distribution channel for feature films.

   Continue to Capitalize on Technological Advances. We believe that continued advances in compression and other technology will result in faster download times and higher quality video. We are committed to providing a high-quality consumer experience and we will continue to use the best technology available, whether it is developed internally or by a third party. In considering the adoption of new technology, we evaluate its functionality, reliability and, where applicable, its availability to consumers.

   Capitalize on Global Distribution. Our rights management capabilities allow content owners to use our service in any country in which they have the right to distribute a particular video recording. We intend to leverage this capability in order to enable content owners to meet existing demand and create new demand for their movies worldwide. We believe that this distinguishes us from existing physical distribution channels.

   Obtain Distribution Rights for Other Desirable Video Content. In addition to creating relationships with movie content owners, we are creating relationships with owners of other desirable video content, such as sporting events and educational programming. For these content owners, Internet distribution may be particularly attractive because they may not be able to cost-effectively take advantage of existing distribution channels. We will provide these content owners with an opportunity for additional revenue through the use of Internet distribution. For example, we licensed the Tyson/Norris boxing match from Showtime for distribution through our website, www.sightsound.com.

   Defend Our Intellectual Property. Our method and system for distributing digital video recordings (as well as digital audio recordings) for download sale via telecommunications lines such as the Internet are covered by our patents and other intellectual property. In addition, we continue to create and protect intellectual property that improves our service. We believe this gives us a significant advantage in establishing relationships with content providers who wish to capitalize on the advantages of electronic distribution. As a result, we intend to take the necessary steps to ensure that our intellectual property rights are preserved.

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Our Operations

   [GRAPHIC DEPICTING THE PROCESS FROM DIGITALIZATION TO DISPLAY IN CONSUMER'S HOME]

   We enable the download rental and sale of movies via the Internet using the following process:

 Licensing

   A content owner must first execute a license agreement granting us the right to distribute the content via the Internet, which may place limits on the countries in which the content may be distributed. We also seek the right to use the movie "trailer" as well as images from the movie in order to promote the movie on the Internet. As a part of the license agreement, we typically agree to pay a percentage of the revenues we receive from the rental and sale of the titles. Typically, license fees range from 40% to 70% of the rental or sale price. The percentage depends on the historical commercial appeal of the movie, whether we have exclusive or nonexclusive rights, and the number of titles involved. After the agreement has been reached, the content owner sends us a single copy of each movie, typically in beta format.

 Website Administration System

   Each movie we receive is assigned a tracking number on our Website Administration System, an internally developed website and software system. This number allows us to track the progress of a video recording as it is prepared for distribution on the Internet. As each department completes its specified role in the preparation of the movie, that information is recorded in the Website Administration System. In addition, information about the movie, which allows our users to search our library by the title, actors and producers is entered into the Website Administration System.

 Encoding and Compression

   While information is being entered into our Website Administration System, the movie, and the "trailer," if any, are encoded using Microsoft Windows Media Encoder. The process of encoding involves converting the movie into ASF format (a computerized media file) and compressing it to facilitate download via the Internet. We currently have the in-house capacity to encode 40 to 50 full-length (90 minute) movies per encoding employee per eight-hour shift. This capacity can be scaled to meet increased demand. Because we receive content in various conditions (e.g., old movies which have poor quality negatives), our encoding staff adjusts numerous settings to maximize the image quality of the resulting video output.

 Encryption and Digital Rights Management

   After encoding a movie, we encrypt the movie to inhibit it from being played without a license. We have developed proprietary technology to leverage the capabilities of Windows Media Rights Manager to meet the unique requirements of the motion picture industry. When a consumer attempts to rent or purchase a movie using our service, we automatically perform an extensive "reverse DNS lookup" (a proprietary method of identifying the country of origin of the consumer) to substantiate that the consumer is in a country in which we are permitted to distribute the movie. Additionally, as rentals or sales occur, our Website Administration System is updated by our commerce servers, which record each transaction.

   Consumers can copy our encrypted movie and give it to someone else. However, an individual consumer's license is not transferable and, therefore, each consumer must acquire a license that contains the key to unlock the movie. When a valid license is not detected on the consumer's computer, the consumer's web browser opens our transaction page where the consumer is prompted for payment information. Once the consumer's credit card has been validated and charged, our commerce servers issue the license and the consumer can play the encrypted movie. From this point on, the consumer can play the encrypted movie according to the rights

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

that are included in the license. Our digital rights management system allows us to sell a movie or rent it for a limited period of time.

 Web Based Promotion and Merchandising

   When we obtain the rights to distribute content via the Internet, we also typically obtain the right to use images from the content and the "box art" (the text and images that appear on a movie's video box cover). When preparing a movie for distribution through our service, we capitalize on these rights by creating various promotions to be used solely in connection with Internet distribution. For example, we have a standardized process to isolate audio and images from content to use for our promotional efforts. Our multimedia designers create Internet previews for all content sold through our service and have the ability to create a "trailer" if none is available. A preview lasts about 10 to 20 seconds, and is made up of images and audio from the content that our multimedia designers select. The Internet preview begins to play automatically when a customer arrives at the merchandising page of our website. Our multimedia designers will also select images from the content and create banner ads for use on our website and on other websites.

 Rental and Sale of Video Content

   Typically, we rent movies for either one day or five days. If the rental is a one day rental, the price ranges from $2.95 to $3.95. For five day rentals, the price ranges from $2.95 to $5.95. For a sale, the price range is typically from $9.95 to $19.95. Most often, we determine the price of a rental or sale. However, in some cases, the content owner may have a contractual obligation to offer a movie at a particular price and, in that event, we will price the movie accordingly.

   We have developed proprietary software which leverages off-the-shelf transaction processing software to process credit card transactions from movie rentals and sales. Additionally, we plan to enhance this system with other forms of personal payment. In the future, we intend to offer our customers individual prepaid accounts and accept checks as well as credit cards. We are also evaluating third-party micropayment services.

Network Operations

   Our network operations are divided as follows:

  .  commerce servers, which process credit card transactions;

  . media servers, which download media files (e.g., movies and other video content); and

  . web servers, which manage and promote the rental and sale of movies and other video content from our website, www.sightsound.com.

This architecture allows us to scale any sector of our network separately as demand in a given sector dictates and optimizes the performance of our servers for their specific tasks.

   We selected Exodus Communications for Internet data center services to provide the physical environment necessary to operate our servers and to provide Internet connectivity. Our servers are currently located in Exodus data centers in Boston, Chicago, Jersey City, Los Angeles, Santa Clara, Seattle and Herndon, Virginia to avoid downtime or delays due to geographic congestion on the Internet or localized catastrophic failures across the Internet. This hardware supports our website and supports eCommerce functions for other websites which use our download services as well. These Internet data centers are custom designed with raised floors, HVAC temperature control systems with separate cooling zones, and seismically braced racks. They offer the widest range of physical security features, including state-of-the-art smoke detection and fire suppression systems, motion sensors, and secured access 24 hours a day, 365 days a year, as well as video camera surveillance and security breach alarms.

   The Exodus network currently has a multi-gigabit serving capacity to the Internet with redundant fiber optic paths from different vendors, so there is no single point of failure in the Exodus backbone. Further protecting mission critical eCommerce operations, our Internet serving hardware is comprised of multiple

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

commerce, media and web servers running in parallel and redundant within each data center and redundant across each data center location. Currently, four of seven data center locations are fully redundant and we expect the remaining three locations to also be fully redundant by first quarter 2001.

   Our system is backed up daily to minimize the risk associated with damage from fires, power loss, telecommunication failures, break-ins, computer viruses and other events beyond our control. Furthermore, our highly scalable and dynamically changeable system is continuously and automatically monitored for reliability and availability.

Sales and Marketing

   Our sales and marketing efforts are aimed at content owners and consumers. We engage in activities designed to raise awareness of the Internet as a distribution channel for video content. Our primary efforts in this regard include:

   Industry Event Sponsorship and Participation. We believe that one of the most effective ways to develop relationships with content owners is to appear prominently in high-visibility film industry events and conferences. For example, we were the official online sponsor of the American Film Market, the annual conference of the trade association representing the independent film and television industries. In addition, members of our executive management regularly participate as guest speakers and panel participants at film festivals and conferences, such as Yahoo! Online Film Festival, Digital Hollywood, the National Association of Broadcasters and the conference of the National Academy of Television Arts and Sciences.

   Participation in Original Content Development. By selectively participating in the development of original content for Internet distribution, we expect to be able to demonstrate to both content owners and consumers the viability of the Internet as a more efficient and cost-effective global distribution channel. We are the executive producers of "Quantum Project," a movie produced exclusively for Internet distribution, which is scheduled to be released on May 5, 2000. In addition, we have entered into agreements to produce three additional movies for Internet distribution over the next 18 months, one with the producer of "Dumb and Dumber" and "Beverly Hills Ninja," the second with the producers of "American Pie" and the third with the producer of "Baby Geniuses."

   Value Creation Pool. In order to encourage "top tier" studios to distribute their content via the Internet through our service, we have been willing to issue our common stock to them in exchange for Internet distribution rights. Specifically, we have designed a "Value Creation Pool" consisting of 10,000,000 shares of our common stock to be issued to participating "top tier" studios who choose to use our service and 6,500,000 shares to be issued at our discretion, including as signing bonuses for content owners. On March 31, 2000, Miramax became the first "top tier" studio to join the Value Creation Pool. Miramax has agreed to license a minimum of 12 titles to us. Currently, no other "top tier" studio has joined the Value Creation Pool. The Value Creation Pool is intended to reward participants for licensing the best motion pictures to us as early as possible. Shares are allocated from the Value Creation Pool based on factors including proximity of Internet release to theatrical release, revenue earned in the theaters and relative revenues achieved through distribution from our service. We intend to continue the Value Creation Pool until all 10,000,000 shares designated for "top tier" studios have been issued.

   Leverage Promotions to Consumers by Content Owners. The theatrical release of movies is often accompanied by well-orchestrated and sophisticated promotional campaigns, including print, radio and television advertisements and movie "trailers." We believe that this promotional activity creates demand that will carry over to the Internet distribution of a particular film. In addition, we are able to re-use many of the elements of these promotional campaigns in promoting a movie on the Internet. For example, the movie "trailer" is available for download using our service.

Industry Relationships

   We have entered into a number of contractual relationships with content owners, including Miramax, that give us the right to distribute certain movies and other video recordings using our service. To date, our

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

relationships have generally been with "independent" producers. Content owners from whom we will seek movies and other content can generally be divided as follows:

   "Top Tier" Studios. According to the Motion Picture Association of America, of the 461 feature films theatrically released in the United States in 1999, over 200 were distributed by one of the "top tier" studios. These studios also have vast libraries of movies that could be distributed using our service. Miramax, one of the "top tier" studios, has agreed to license a minimum of 12 titles to us.

   Independent Producers. Independent producers have granted us Internet distribution rights to selected movies. Our arrangements with these producers range from giving them a percentage of the rental or sale price of the movie we distribute for them to the issuance of our common stock as signing bonuses. Independent producers with whom we have contracted for Internet distribution rights include:

  . Franchise Pictures--We have entered into a five-year exclusive license with Franchise Pictures that permits us to distribute all movies in the Franchise Pictures library as of February 25, 2000, to which Franchise Pictures owns the Internet distribution rights. We have already received 35 movies for Internet distribution from Franchise Pictures and additional titles are expected.

  . Cutting Edge Entertainment--We have licensed three films from Cutting Edge Entertainment. The movies are "Fait Accompli" starring Rosanna Arquette and Michael Madson, "For Which He Stands" starring William Forsythe and Robert Davi, and "Final Decisions."

  . Vanguard Entertainment--We have licensed over 40 movies from Vanguard Entertainment.

  . Troma--We have licensed 25 movies from Troma, including Matt Stone and Trey Parker's "Cannibal the Musical," "The Chosen One" starring Carmen Elektra, and cult movies such as "The Toxic Avenger."

   We have also licensed movies from:

  . Ann Gillis      . Image Networks, Inc.
    Productions                        . New Zealand     . Promark
                                         FilmCommission    Entertainment Group
                    . Kemp Entertainment,
  . Basic Pictures    Inc.                               . Saturn Productions,
                                       . No Picnic         Inc.
  . Cinetel Films   . Majestic           Productions
                      Entertainment                      . The Movie Sector,
  . Greenlight Pictures                . Paydirt           LLC
                                         Productions
                    . New City Releasing
  . Homegrown Pictures
                                       . Pacific Trust   . Vista Street
                                                           Entertainment

   Other Producers of Video Content. Other producers of video content from whom we have licensed video content include:

  . Drill 4 Skill   . Guillermo Heredia
                                      . Robert Steinfeld     .  Teton Gravity
  . Dr. Stefano     . Matchstick        Productions             Research
    Dell'orto         Productions     .  Showtime            .  Wellspring
                                                                Films

   Examples of content we have licensed from these producers include the Tyson/Norris boxing match from Showtime, the documentary "Eternal Memory:
Voices from the Great Terror" narrated by Meryl Streep and produced by Wellspring Films, the extreme ski videos of Matchstick Productions, and sports training videos such as "Nolan Ryan's Fast Pitch" from Robert Steinfeld Productions.

   Producers of Original Internet Programming. We have, and plan to, selectively participate in the production of original internet programming. We are the executive producers of "Quantum Project," a film by Metafilmics, the producers of "What Dreams May Come." "Quantum Project" is directed by Eugenio Zanetti, who won an academy award for art direction on the film "Restoration." "Quantum Project" stars Stephen Dorff, Fay Masterson and John Cleese.

   We have also reached agreements to participate in the making of three additional original films with:

  . Brad Krevoy and the Motion Picture Corporation of America, the producer of "Dumb and Dumber" and "Beverly Hills Ninja;"

  .  Zide/Perry Productions, the producers of "American Pie;" and

  .  Steven Paul of Crystal Sky, the producer of "Baby Geniuses."

Competition

   The market for the rental or sale of movies and other video content is very competitive and rapidly changing. We face competition from a variety of other distribution sources, including:

  .  movie theaters;

  .  video stores, particularly chains, such as Blockbuster and Hollywood
     Video;

  .  content owners, such as "top tier" studios and "independent" producers;

  . other electronic distribution channels, such as pay-per-view, premium subscription TV and broadcast and basic cable TV;

  .  distributors of illegally obtained content;

  . providers of free online video content, such as Atom Films, IFilm and Yahoo! Broadcast Services; and

  . physical video delivery services, such as Kozmo.com, UrbanFetch.com and NetFlix.com.

   In addition, our existing competitors may collaborate to compete in the market for the commercial distribution of video content via the Internet. For example, Warner Bros., Universal/MCA and Paramount Studios have announced the creation of FlixNetwork.com, a website where they claim a consumer will be able to obtain movies over the Internet for full-screen viewing from a library of 20,000 films. Earlier this year, Blockbuster and MGM announced that they would collaborate to offer MGM titles on a non-exclusive basis over a service to be created by Blockbuster in which consumers would be able to view movies either through download or streaming for a fee. Further, there are services such as DIVA Systems, Intertainer and SpectraVision that offer pay-per-view movies on demand over existing cable and other systems.

   Many of our current and potential competitors have substantial advantages over us, including:

  .  longer operating histories;

  .  significantly greater financial, technical and marketing resources;

  .  greater brand name recognition;

  .  larger existing customer bases; and

  .  more popular content.

   These competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements and devote greater resources to the development, promotion and sale of their services than we can. Also, the services offered by our existing and potential competitors may be superior to ours. Further, while we believe that our patents protect our method and system for the download of video over the Internet and while we will aggressively protect our patents, certain competitors may be more able to engage in costly and protracted litigation. As a result, we cannot be certain that our patents will protect us from competitors using our method and system without a license. Additionally, existing and future competitors could develop other methods to distribute video content over the Internet that may be superior to ours or that might be accepted by content owners and consumers because of the competitors' ability to market their methods more effectively.

Intellectual Property

 Patents

   Our success and ability to compete are substantially dependent on our patents. SightSound.com is currently the owner by assignment of four patents:
U.S. Patent No. 5,191,573 which issued on March 2, 1993, and is titled Method for Transmitting a Desired Digital Video or Audio Signal; U.S. Patent No. 5,675,734 which issued on October 7, 1997, and is titled System for Transmitting Desired Digital Video or Audio Signals; U.S. Patent No. 5,966,440 which issued on October 12, 1999, and is titled System and Method of Transmitting Desired Digital Video or Digital Audio Signals; and U.S. Patent No. 6,014,491 which issued on January 12, 2000, and is entitled Method and System for Manipulation of Audio or Video Signals.

   The U.S. Patent No. 5,191,573 relates to a method for electronic sales and distribution of digital audio or video signals which may be purchased via a telecommunications network, such as, but not limited to, the Internet. Features of the invention include digital storage devices of various styles, a telecommunications network and the ability to manipulate digital audio or video signals to effectuate the transfer of the digital signal in exchange for electronic payment. As stated in the specification of the U.S. Patent No. 5,191,573, the source of the audio or video is the copyright holder or other authorized entity and their agents, which controls the digital storage device on which the digital audio or video is stored. A purchaser, located at a position remote from the source, controls his or her own digital memory equipment. The system of the U.S. Patent No. 5,191,573 allows the purchaser to connect his or her digital memory device, via the telecommunications network, to the digital storage device of the source in a manner that permits the desired digital audio or video signal to pass there between. Money is transferred electronically to the entity in control of the source as payment for the purchaser to play the copyright material.

   Where the source has a number of items stored in its memory, the purchaser's system may have the ability to search the source for the desired audio or video signal and select the desired signal for transmission to the purchaser's memory. In one embodiment, payment is effectuated by transferring credit card information. The specification and drawings of the U.S. Patent No. 5,191,573 elaborates on many of these features, by describing and depicting such elements as control panels, control integrated circuit, a sales random access memory chip, a hard disk, a video display unit, among other items, and by further describing how the various elements cooperate to perform as desired transactions.

   Although the specification of the U.S. Patent No. 5,675,734 and U.S. Patent No. 5,966,440 is similar to that of the U.S. Patent No. 5,191,573, each of the patents have claims (that part of the patents which provides the legal scope of protection) of different breadth and scope. For example, the U.S. Patent No. 5,191,573 has six claims, three claims directed to the transfer of digital audio signals. All of the claims are method claims. The U.S. Patent No. 5,675,734 has thirty-four claims, including both method and system claims. These claims define various features of the investing directed to transferring video or audio signals. For example, the U.S. Patent No. 5,675,734 has claims directed to coding the digital signal to prevent unauthorized reproduction. Another example includes claims which provide for a playback random access chip for temporarily storing signals to play the desired digital video or audio signals stored on the purchaser's hard disk. U.S. Patent No. 5,966,440 adds further claims addressing transfer of digital audio and digital video and various playback options for the digital signal.

   U.S. Patent No. 6,014,491 discloses a method and system for compressing and/or converting digital video signals into a file format that significantly reduces the size of the resulting coded video file, thereby reducing storage space demands and permitting much faster transmission of the digital video signal through a telecommunications network.

   The above description is for informational purposes only and is not intended to limit or otherwise affect the scope of claims in any one or more of the aforementioned patents. The full scope of the inventions described in these patents is defined by the claims and their equivalents. Nothing herein shall be used for claims construction, infringement determination or for any another purpose, except to apprise the reader of the general nature of the patents described.

 Other Intellectual Property

   In addition to our patents, we rely on other internally developed technology. We pursue the registration of our trademarks in the United States. While we rely on patent, trademark, service mark, copyright and trade secrets laws and restrictions in the United States and other jurisdictions, together with contractual restrictions, to protect our proprietary rights, such patent, trademark, service mark, copyright and trade secret protection may not be available in every jurisdiction in which we distribute or make available our audio or video content and technology through the Internet. Although we believe the use of material on our websites is protected under current provisions of copyright law, legal rights to certain aspects of Internet content and commerce are not clearly settled. We may not be able to maintain rights to information, including movies or sound recordings, and artist, entertainment and other information. The failure to be able to offer such information would harm our business.

   While we have generally entered into confidentiality and non-competition agreements with our employees, and where appropriate, consultants and corporate partners in order to limit access to and distribution and disclosure of our proprietary information, we cannot guarantee that the steps we have taken will adequately protect or prevent misappropriation of our proprietary rights, particularly in foreign countries where the laws or law enforcement practices may not protect our propriety rights as fully as in the United States. The proprietary software that we use to run our business is protected generally by restricting third party access, entering into confidentiality agreements with third parties who do not have access and relying on copyright law. Despite our efforts, unauthorized parties may attempt to copy or otherwise obtain and use our products and technology. Policing unauthorized use is difficult.

   There are no pending lawsuits against us regarding infringement of any existing patents or other intellectual property rights or any material notices that we are infringing the intellectual property rights of others. However, there can be no assurance that such infringement claims will not be asserted by third parties in the future. Any such claims could result in litigation subjecting us to: significant liability for damages, the invalidation of our intellectual property rights, or the issuance of preliminary or permanent injunction requiring us to cease certain activities. Any such claims, without merit, could be time consuming to defend, result in costly litigation, divert management attention and resources, or require us to enter into royalty or licensing agreements under terms which may be not be desirable.

Material Contracts

 Miramax

   On March 30, 2000, we entered into an agreement with Miramax Film Corp. As a result of this agreement, Miramax granted us the non-exclusive right to distribute at least 12 movies over Internet sites owned and operated by Miramax.

   The movies to be licensed to us by Miramax will be full-length motion pictures which were initially released in at least 8 of the top 10 Areas of Dominant Influence Markets (which measures the largest media markets) at some time after 1980 and which have not previously been legally available in their entirety on the Internet. Miramax will make the initial 12 motion pictures available for distribution by SightSound.com by September 30, 2001.

   In the event any movie we distribute for Miramax is at any time unavailable on any of the sites designated by Miramax, we may distribute that movie from our own website. We will have the right to distribute each movie for one year after it is made available by Miramax.

   We will pay to Miramax a license fee equal to 70% of all revenue on movies distributed for Miramax within three years of their initial theatrical release and 60% of all revenue on all others. In addition, we have agreed to issue to Miramax 1,000,000 shares of our common stock from the 6,500,000 shares reserved for issuance at management's discretion.

 Franchise Pictures

   In February 2000, we entered into a five-year exclusive license with Franchise Pictures that gives us the rights to distribute via the Internet all movies in their library to which they own the Internet distribution rights. We agreed to issue 1,000,000 shares of our common stock to Franchise upon the delivery of the master copies of the first 35 motion pictures by Franchise from the 6,500,000 shares reserved for issuance as signing bonuses. Additionally, we agreed to issue 250,000 additional shares to Franchise for each motion picture which Franchise makes available for distribution by us, prior to commencement of this offering, within three days of such picture's initial U.S. theatrical release by a "major" studio.

Legal Proceedings

   On January 16, 1998, SightSound.com filed a Complaint in the Western District of Pennsylvania (Pittsburgh) against N2K, Inc., a Delaware corporation, alleging infringement of patents held by SightSound.com (U.S. Patent Nos. 5,191,573 and 5,675,734). The Complaint seeks monetary damages, and a request that N2K be permanently enjoined from committing further acts of infringement by making, selling, and using the method and system as defined in the claims of the patents being asserted. SightSound.com has requested a jury trial.

   An Answer to the Complaint was filed by N2K, Inc. on May 26, 1998. The Answer denies the allegations of infringement and asserts as a defense that the patents asserted are invalid as either anticipated or obvious under the patent statute (35 U.S.C. (S) 102 and (S) 103, respectively), invalid for other reasons as set forth under 35 U.S.C. (S) 112 and unenforceable. The Answer provides no basis or further elaboration to support these defenses. Fact discovery is set to close on November 15, 2000 with trial set for September 2001.

   During the discovery period N2K, Inc. was merged with CDNow, Inc., a Pennsylvania corporation. This merger resulted in two wholly owned subsidiaries, N2K, Inc. and CDNow Online, Inc., a Pennsylvania corporation, of parent, CDNow, Inc. On March 24, 2000, the parties filed a stipulated motion with the U.S. District Court for the Western District of Pennsylvania for leave to amend the Complaint to add CDNow, Inc. and CDNow Online, Inc. as defendants and add U.S. Patent No. 5,966,440 as a third patent alleged to be infringed. On April 3, 2000, the court signed the Order permitting the Amended Complaint to be filed and served.

Employees

   We currently have 26 full-time employees, including 14 in engineering and product development, seven in content acquisition and marketing, two in finance and operations and three in other administrative functions. Our future success depends, in part, on our ability to hire additional employees, including programmers, web designers, network administrators, digital media encoders, administrative assistants, attorneys, sales and marketing specialists, financial analysts, and accountants. None of our employees are represented by a collective bargaining unit, and we have never experienced a work stoppage. Our relations with our employees are good.

Facilities

   We are currently headquartered at 733 Washington Road, in Mt. Lebanon, Pennsylvania in approximately 8,125 square feet pursuant to two lease agreements.

                                   MANAGEMENT

Directors and Executive Officers

   Our executive officers and directors and their respective ages and positions are as follows:

   Name                  Age Position
   ----                  --- --------
   Arthur R. Hair.......  39 Chairman of the Board and Chief Technology Officer
   Scott C. Sander......  40 President, Chief Executive Officer and Director
   Christopher J.
    Reese...............  36 Executive Vice President and General Counsel
   Alexander LePore.....  41 Secretary, Treasurer and Chief Financial Officer
   James H. Miller......  51 Executive Vice President, Programming
   Frank J. Biondi,
    Jr..................  54 Director
   Ariel Z. Emanuel.....  38 Director
   Jay H. Lustig........  45 Director
   Charles R. Zappala...  50 Director

   Arthur R. Hair, a founder of SightSound.com, has served as Chairman of the Board, Chief Technology Officer and has been a director since August 1, 1995. Mr. Hair served as our Corporate Secretary and Treasurer from August 15, 1997 to October 5, 1999. Mr. Hair began his career at the Defense Electronics division of Texas Instruments as a Manufacturing Engineer of electro/optic components for night vision equipment controlling advanced weapon systems for the Department of Defense. Mr. Hair is experienced in the manufacture of printed circuit boards, cryogenics, specialty optics and ballistic metals. From 1990 to 1996, Mr. Hair was Vice President for Lincoln Property Company, a national real estate development firm. Mr. Hair received a B.S. degree in Industrial Management with a minor in Aeronautical & Astronautical Engineering from Purdue University.

   Scott C. Sander, a founder of SightSound.com, has served as President and Chief Executive Officer since August 15, 1997 and has been a director since March 31, 1996. From 1993 through 1997, Mr. Sander served as Chairman, President and Chief Executive Officer of the Kinetic Workplace (formerly Realty Kinetics) in Pittsburgh, Pennsylvania, a change management consultancy specializing in workplace innovation. Mr. Sander obtained a B.S. in Business Administration from the University of Denver.

   Christopher J. Reese, has served as our Executive Vice President and General Counsel since June 2, 1999. He began his career with SightSound.com as Senior Vice President on November 1, 1997. From 1995 to 1997, Mr. Reese served as the personal manager of the rock band The Gathering Field, which, during his tenure, was signed to Atlantic Records and Polygram Publishing. From 1993 to 1994, Mr. Reese was a litigator with the law firm of Kirkpatrick & Lockhart. From 1990 to 1993, Mr. Reese was a Federal Prosecutor for the U.S. Attorney's Office for the District of Columbia. Mr. Reese received a B.A. with distinction in American Government and received a Juris Doctor and a Masters in American Government from the University of Virginia.

   Alexander LePore has served as Chief Financial Officer of SightSound.com since September 17, 1999. Prior to joining our company, Mr. LePore was a Partner with Deloitte & Touche LLP. Mr. LePore was with Deloitte & Touche LLP from 1981 to 1999. Most recently, Mr. LePore served as a business unit leader in the Growth Company Services group for the Deloitte & Touche Pittsburgh office. Mr. LePore received a B.S. degree in Accounting from Duquesne University.

   James H. Miller has served as Executive Vice President, Programming of SightSound.com since October 1, 1999. From 1997 to 1999, Mr. Miller was Senior Vice President of Programming at DIVA Systems, Inc. From 1995 to 1997, Mr. Miller was self-employed as an Entertainment Consultant. His clients included Orion Pictures, ITC, and the National Football League. From 1979 to 1995, Mr. Miller worked at Showtime Networks, where he was promoted to Executive Vice President of Programming in 1991. Mr. Miller graduated from Columbia University with a B.A. degree in Economics.

   Frank J. Biondi, Jr. has served as a director of SightSound.com since October 5, 1999. Mr. Biondi currently serves as Senior Managing Director of Waterview Advisors, LLC. Mr. Biondi most recently served as Chairman and Chief Executive Officer of Universal Studios from April 1996 through November 1998. Previously, he was President and Chief Executive Officer of Viacom, Inc., from July 1987 to January 1996 and Chairman and Chief Executive Officer of Home Box Office in 1984. Mr. Biondi received an A.B. from Princeton University and a M.B.A. from Harvard University Graduate School of Business Administration. Mr. Biondi currently serves on the Boards of Directors of the Bank of New York, Vail Resorts, Inc. and About.com in addition to a number of private companies and non-profit organizations.

   Ariel Z. Emanuel has served a director of SightSound.com since December 22, 1998. In March 1995, Mr. Emanuel was one of four founding partners who created the Endeavor Agency, which represents writers, directors, filmmakers, production companies, producers, and actors. Prior to founding Endeavor, Mr. Emanuel was an agent with International Creative Management for three years. He has also been a partner at Intertalent and he began his career as an agent-in-training at Creative Artist Agency. Mr. Emanuel graduated from McAlester College in Saint Paul Minnesota with a B.S. in Economics.

   Jay H. Lustig has served as a director of SightSound.com since since September 17, 1996. Mr. Lustig manages the Santa Monica-based Prophecy Partners, L.P., a hedge fund established in early 1996. Mr. Lustig has also been the president of Equibond, Inc., an investment firm based in Santa Monica, since 1994 and the chairman and chief executive officer of NBI, Inc., a manufacturer of consumer glassware located in Longmont, Colorado, since 1992. Mr. Lustig has served as chairman of the board of National Bancshares Corporation of Texas since 1992. He is a graduate of the University of Southern California with a B.S. in Business.

   Charles R. Zappala has served as a director of SightSound.com since September 17, 1996. Mr. Zappala is a principal of Janus St. George Partnership. Since 1978, Mr. Zappala has been the Chairman of Russell, Rea, Zappala & Gomulka Holdings, Inc., a Pennsylvania-based investment banking holding company. Mr. Zappala is a magna cum laude graduate of the University of Notre Dame with a B.A. in Government, and has a L.L.B. from Georgetown University Law Center. Mr. Zappala currently serves on the Board of Directors of Three Rivers Bancorp Inc. in addition to a number of private companies and non-profit organizations.

Election and Compensation of Directors

   Our bylaws provide that the number of members of our board of directors shall be not less than one nor more than fifteen, all of whom shall be elected by the shareholders. The number of directors is currently six. The term of each director shall cease when his successor is elected by the shareholders. Vacancies in the board of directors are filled only through election by the shareholders.

   Directors may receive cash compensation for their services as directors or members of committees of the board of directors, and are reimbursed for reasonable expenses incurred in attending meetings of the board. On March 24, 2000 the board of directors approved the grant of an option to purchase 37,500 shares of common stock to each of our four outside directors: Frank J. Biondi, Jr., Ariel Z. Emanuel, Jay H. Lustig and Charles R. Zappala.

Board Committees

   We have established an audit committee and a compensation committee. The audit committee, which currently consists of Messrs. Lustig, Biondi and Zappala, reviews our internal accounting procedures, corporate financial reporting and consults with and reviews the services provided by our independent auditors. The compensation committee, which currently consists of the entire board of directors, reviews and recommends to the board of directors the compensation and benefits of our executive officers, establishes and reviews general policies relating to our compensation and benefits and administers our stock plans. Members of the compensation committee shall receive such compensation for their services as determined by the board. The board of directors may appoint such standing or temporary committees, composed of at least two directors, as the board of directors shall determine from time to time to be necessary or convenient to the management of the company. Vacancies in any committee are filled only by the board of directors.

Compensation Committee Interlocks and Insider Participation

   None of our executive officers has served as a member of a compensation committee or board of directors at any other entity which has an executive officer serving as a member of the board of directors.

                             EXECUTIVE COMPENSATION

   The following table sets forth certain compensation information with respect to SightSound.com's Chief Executive Officer and our two other most highly compensated executive officers (collectively, the "Named Officers") during the last three fiscal years.

                           Summary Compensation Table

                                                                            Long-Term
                                                                           Compensation
                                                                              Awards
                                                                     ------------------------
                                                                     Securities
                                                      Other annual   Underlying   All other
Name and Principal Position  Year      Salary($)     compensation($) Options(#)  compensation
---------------------------  ----      ---------     --------------- ----------- ------------
Scott C. Sander...........   1999(/1/)  187,500           2,700           --          --
  President and Chief
   Executive Officer         1998       250,000              --           --          --
                             1997       121,250(/2/)         --           --          --

Arthur R. Hair............   1999(/1/)  187,500           2,700           --          --
  Chief Technology Officer   1998       250,000              --           --          --
                             1997       187,500              --           --          --

Christopher J. Reese......   1999(/1/)  105,980              --           --          --
  Executive Vice President
   and                       1998       110,000              --           --          --
  General Counsel            1997        18,333(/3/)         --           --          --

--------
(1) In October 1999, SightSound.com changed its fiscal year from December 31 to September 30. Therefore, the 1999 fiscal year contains only amounts earned from January 1, 1999 through September 30, 1999.

(2) Of this amount, $29,333 was paid to Mr. Sander as an independent contractor prior to his full-time employment with SightSound.com which began in September of 1997.

(3) Although Mr. Reese began working for SightSound.com in November 1, 1997, he worked as an independent contractor until January 1, 1998, when he became a full-time employee.

Employment and Non-Competition Agreements

   Prior to the effectiveness of this registration statement, SightSound.com intends to enter into employment agreements with its Chief Technology Officer, Mr. Hair, and its President and Chief Executive Officer, Mr. Sander which will include confidentiality and non-competition agreements. In addition, SightSound.com intends to enter into confidentiality agreements with its General Counsel, Mr. Reese and its Chief Financial Officer, Mr. LePore. With the exception of the aforementioned management, currently, all of SightSound.com's employees have entered into or will be entering into confidentiality and non-competition agreements.

Benefit Plans

 1999 Stock Option Plan

 General

   In December of 1999, SightSound.com's board of directors adopted the 1999 Stock Option Plan. The 1999 Stock Option Plan provides for the issuance of a total of up to 8,000,000 shares of common stock. Generally, shares shall not be deemed to have been issued for purposes of determining the maximum aggregate number of shares which may be issued under the plan if they are subject to expiration, cancellation, settlement or forfeiture under the 1999 Stock Option Plan.

 Awards Under the 1999 Stock Option Plan

   Awards under the 1999 Stock Option Plan may be made in the form of incentive stock options and non-qualified stock options. Awards may be granted to employees or independent directors (non-employee directors) as the compensation committee (or the board of directors in the case of options granted to independent directors) shall select. Each award shall be evidenced by a written stock option agreement entered into by SightSound.com and the grantee. The compensation committee (or the board of directors in the case of options granted to independent directors) determines the terms and provisions of each award granted under the 1999 Stock Option Plan (subject to the applicable limitations of the plan), including whether each option granted will be an incentive stock option or a non-qualified option, repurchase provisions, the option term, rights of first refusal, transfer restrictions, forfeiture provisions and form of payment, payment contingencies. The vesting schedule is also determined by the compensation committee, provided that each option shall become exercisable no later than 5 years after such option is granted and all options of a current employee or independent director shall automatically become fully exercisable upon the occurrence of a change in control.

   The exercise price of awards also is established by the compensation committee, and, in the case of incentive stock options and options intended to qualify as performance-based compensation, the exercise price must be equal to at least 100% of the fair market value of a share of the common stock on the date of grant. In the case of incentive stock options granted to an individual who owns more than 10% of the total combined voting power of all classes of issued and outstanding stock of SightSound.com or any of its subsidiaries, such price shall not be less than 110% of the fair market value of a share of common stock on the date of grant. The exercise price is payable in cash; however, the compensation committee may allow payment in whole or in part by surrender of shares of common stock having a fair market value on the date of the exercise equal to the exercise price, by the sale of the shares through a broker-dealer or by any combination of the foregoing methods of payment.

   As of the date of this prospectus, 1,979,000 options were outstanding under the 1999 Stock Option Plan.

 Administration

   The 1999 Stock Option Plan is administered by the compensation committee (for the board of directors in the case of options granted to independent directors). The compensation committee is authorized to construe, interpret and implement the provisions of the 1999 Stock Option Plan, to select the employees to whom awards will be granted, to determine the terms and provisions of awards and, with the consent of the grantee, to amend the terms of any outstanding award. The determinations of the compensation committee are made in its sole discretion and are conclusive.

   Upon the termination of employment or directorship with SightSound.com or any of its subsidiaries for cause or at the election of the employee or director, as the case may be, an award granted pursuant to the 1999 Stock Option Plan may be exercised to the extent provided in the award agreement. In the event an employee dies, becomes disabled or is involuntarily terminated for any reason other than cause, unvested options accelerate and become fully vested.

 Other Features of the 1999 Stock Option Plan

   The compensation committee may, without shareholder approval, amend, interpret, suspend or terminate the 1999 Stock Option Plan at any time or from time to time, unless shareholder approval is required by law or the amendment, suspension or termination affects awards that have already been granted. In its absolute discretion, the board may at any time and from time to time exercise any and all rights and duties of the compensation committee under the plan, except with respect to matters governed by Rule 16b-3 of the Securities Act or Section 162(m) of the Internal Revenue Code of 1986, as amended. Unless sooner terminated by the compensation committee or the board of directors, the provisions of the 1999 Stock Option Plan terminate on December 21, 2009, the tenth anniversary of the adoption of the 1999 Stock Option Plan by the board of directors. No amendment, suspension or termination of this plan shall, without the consent of the optionee, alter or impair any rights or obligations therefore granted or awarded, unless the award itself expressly so provides.

   Subject to any action that may be required by our shareholders, the compensation committee may, in its discretion, proportionately adjust the number and price of outstanding awards, and the number of shares authorized for issuance under the 1999 Stock Option Plan, in the event of a stock dividend, stock split, recapitalization, reclassification, reorganization, merger, consolidation, split-up, spin-off, combination, liquidation, dissolution, transfer, exchange or other disposition of all or substantially all of the assets of sightsound.com or other similar corporate transaction or event. In addition, the compensation committee may at any time offer to buy out for cash or shares of common stock any outstanding award.

 Tax Consequences

   The following description of the tax consequences of awards under the 1999 Stock Option Plan is based on present federal tax laws, and does not purport to be a complete description of the tax consequences of the 1999 Stock Option Plan.

   There are generally no federal tax consequences either to the optionee or to SightSound.com upon the grant of an option. On the exercise of an incentive stock option, the optionee will not recognize any income, and SightSound.com will not be entitled to a deduction for tax purposes, although such exercise may give rise to liability for the optionee under the alternative minimum tax provisions of the Internal Revenue Code of 1986, as amended. However, if the optionee disposes of shares acquired upon the exercise of an incentive stock option within two years of the date of grant or one year of the date of exercise, the optionee will recognize ordinary income, and SightSound.com will be entitled to a deduction for tax purposes in the amount of the excess of the fair market value of the shares of common stock on the date of exercise over the exercise price (or the gain on sale, if less). The remainder of any gain, and any loss, to the optionee will be treated as capital gain or loss. If the shares are disposed of after the foregoing holding periods are met, SightSound.com will not be entitled to any deduction, and the entire gain or loss will be treated as a capital gain or loss to the optionee. On exercise of a non-qualified stock option, the amount by which the fair market value of common stock on the date of exercise exceeds the exercise price will generally be taxable to the optionee as ordinary income and will generally be deductible for tax purposes by SightSound.com. The disposition of shares upon exercise of a non-qualified option will generally result in capital gain or loss to the optionee but will have no tax consequences to SightSound.com.

   Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deduction which SightSound.com may take for otherwise deductible compensation payable to certain executive officers to the extent that compensation paid to such officers for a year exceeds $1.0 million, unless such compensation meets certain requirements. Although SightSound.com believes that compensation realized from options that have been granted under the 1999 Stock Option Plan generally will satisfy the requirements of Section 162(m), there is no assurance that such awards will satisfy such requirements. The deduction for compensation resulting from a restricted stock award will be subject to the limitation imposed by Section 162(m).

 401(K) Plan

   SightSound.com expects to establish a participating 401(K) plan for its employees in the near future.

                              CERTAIN TRANSACTIONS

Intertainment A.G.

   SightSound.com entered into an agreement with Intertainment A.G. on September 19, 1999, pursuant to which SightSound.com issued to Intertainment an option to purchase 5,000,000 shares of SightSound.com's common stock at $2.00 per share payable in common stock of Intertainment. Intertainment exercised that option on December 22, 1999. The agreement also granted to Intertainment a preemptive right to acquire an additional amount of shares of SightSound.com common stock necessary to maintain its percentage of ownership immediately prior to the stock issuance that triggered the preemptive right. The preemptive right applies, however, only to private placements of common stock by SightSound.com in which the consideration received by SightSound.com is all or substantially all cash. It applies to issuances prior to and after our initial public offering, except that the right exists after the initial pubic offering only for private placements in which other shareholders of SightSound.com are allowed to participate.

   On February 25, 2000, SightSound.com and Intertainment entered into an amendment to the agreement which modified Intertainment's preemptive rights. As a result of the amendment, Intertainment's preemptive right is triggered by any issuance of common stock by SightSound.com prior to its initial public offering irrespective of whether the consideration for the stock is cash.

Agreements with Ariel Emanuel, one of our Directors

 Stock Option and Purchase Agreements

   We have entered into three agreements with Mr. Emanuel whereby we have issued him options to purchase our common stock.

   In the first Stock Option and Purchase Agreement, dated as of January 20, 1999, SightSound.com grants Mr. Emanuel an option to purchase 116,666 shares of common stock of SightSound.com at a purchase price of $15.00 per share. The option is exercisable on or before the earlier of January 20, 2004 or 30 days after written notice by SightSound.com to Mr. Emanuel that we intend to commence an initial public offering.

   In the second Stock Option and Purchase Agreement, dated as of June 1, 1999, SightSound.com grants Mr. Emanuel an option to purchase 116,666 shares of common stock of SightSound.com at a purchase price of $2.00 per share. The option is exercisable on or before the earlier of May 1, 2001 or 30 days after written notice by SightSound.com to Mr. Emanuel that we intend to commence an initial public offering.

   In the third Stock Option and Purchase Agreement, dated as of October 5, 1999, SightSound.com grants Mr. Emanuel an option to purchase 50,000 shares of common stock of SightSound.com at a purchase price of $2.00 per share. The option is exercisable on or before the earlier of May 1, 2001 or 30 days after written notice by SightSound.com to Mr. Emanuel that we intend to commence an initial public offering.

   As of this date, Mr. Emanuel has not exercised any of the options granted to him pursuant to these agreements.

 Letter Agreement

   SightSound.com entered into a letter agreement with Mr. Emanuel on March 22, 2000 pursuant to which we would issue to Mr. Emanuel 100,000 shares of common stock if we entered into a licensing agreement with Miramax on or before March 31, 2000. Because we entered into that agreement with Miramax, we have issued these shares to Mr. Emanuel in consideration for certain advisory services he provided in connection with facilitating our agreement with Miramax.

                             PRINCIPAL STOCKHOLDERS

   The following table sets forth certain information regarding the beneficial ownership of common stock as of March 31, 2000 and as adjusted to reflect the sale of the common stock offered hereby by:

  . each person (or group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) known by SightSound.com to own beneficially 5% or more of the common stock;
  . our directors and Named Executive Officers; and . all directors and executive officers of SightSound.com as a group.

   Percentage of ownership is calculated as required by the Securities and Exchange Commission. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The table below includes all shares outstanding on March 31, 2000 plus the number of shares underlying options which are exercisable within 60 days from March 31, 2000. For purposes of calculating each person's or group's percentage ownership, stock options exercisable within 60 days after March 31, 2000 are included for that person or group, but not the stock options of any other person or group. On that basis, 45,841,887 shares of common stock were outstanding as of March 31, 2000. Unless otherwise indicated, the address of each of the beneficial owners is 733 Washington Road, Suite 400, Mt. Lebanon, PA 15228.

                                                                Percentage of
                                                                   Shares
                                                                 Outstanding
                                              Number of       -----------------
                                                Shares         Before   After
                                             Beneficially       the      the
Name and address of beneficial owner            Owned         Offering Offering
------------------------------------         ------------     -------- --------
Scott C. Sander.............................   5,343,750(/1/)  11.66%       %
Arthur H. Hair..............................   9,755,884(/2/)  21.28
Christopher J. Reese........................     121,512(/3/)      *
Prophecy Partners L.P.(/6/).................   3,429,200        7.48
  333 Castle Drive
  Belle Vernon, PA 15012
Frank J. Biondi, Jr.........................     287,500(/4/)      *
Intertainment, A.G..........................  10,000,000       21.81
  Widenmayerstrasse 49
  D-80538 Munich
  Germany
Charles R. Zappala..........................     895,000(/5/)   1.95
Jay H. Lustig...............................   7,333,768(/6/)  16.00
Ariel Z. Emanuel............................     606,166(/7/)   1.32
All directors and executive officers as a
 group......................................  24,456,893(/8/)  55.35

--------
*  Less than 1%
(1) Includes 700,000 shares owned by the Sander Children Trust of which Lisa Chiesa is the trustee. Mr. Sander disclaims beneficial ownership of these shares. Includes 93,750 shares of common stock subject to options that are exercisable within 60 days of the date of this prospectus.
(2) Includes 8,750,000 shares owned by A.R. Hair L.P., of which Mr. Hair is the general partner (Mr. Hair retains the voting power with respect to these shares); 456,067 shares owned by Mr. Ronald A. Hair, Mr. Hair's father, and 456,067 shares owned by Sara J. Hair, Mr. Hair's mother. Mr. Hair disclaims beneficial ownership of the shares held by Mr. Ronald A. Hair and Sara J. Hair. Includes 93,750 shares of common stock subject to options that are exercisable within 60 days of the date of this prospectus.
(3) Includes 54,844 shares of common stock subject to options that are exercisable within 60 days of the date of this prospectus.
(4) All of Mr. Biondi's 287,500 shares of common stock are subject to options that are exercisable within 60 days of the date of this prospectus.
(5) Includes 37,500 shares of common stock subject to options that are exercisable within 60 days of the date of this prospectus.
(6) Includes 2,237,900 shares of common stock subject to options that are exercisable within 60 days of the date of this prospectus. Also includes 3,429,200 shares which are owned by Prophecy Partners L.P. Prophecy Partner's general partner is Equibond L.L.C., a limited liability company that is wholly owned by Mr. Lustig. Mr. Lustig only controls the voting power with respect to 47,755 shares (or 1.39%) of the 3,429,200 shares owned by Prophecy Partners L.P., and the voting power of the remaining shares is distributed on a pro rata basis to the limited partners of Prophecy Partners L.P. Mr. Lustig disclaims beneficial ownership with respect to those remaining 3,381,445 shares owned by Prophecy Partners L.P.
(7) Includes 83,334 shares owned by Ariel Z. Emanuel Trust and 320,832 shares subject to options that are exercisable within 60 days of the date of this prospectus. Includes 102,000 shares of common stock issued to Endeavor Agency, a talent agency in which Mr. Emanuel is a principal.
(8) Includes (a) 700,000 shares owned by the Sander Children Trust, the beneficial ownership of which is attributed to but disclaimed by Mr. Sander, (b) 8,750,000 shares owned by A.R. Hair L.P., of which Mr. Hair is the general partner (Mr. Hair retains the voting power with respect to these); 456,067 shares owned by Mr. Ronald A. Hair, Mr. Hair's father, and 456,067 shares owned by Sara J. Hair, Mr. Hair's mother, the beneficial ownership of which is attributed to but disclaimd by Mr. Hair, (c) 83,334 shares owned by Ariel Z Emanuel Trust, (d) an aggregate of 3,126,076 shares of Common Stock subject to options that are held by the directors and executive officers and are currently exercisable or exercisable within 60 days of the date of this prospectus and (e) 3,429,200 shares held by Prophecy Partners L.P., the beneficial ownership of which is attributed to but disclaimed by Mr. Lustig with respect to all but the 47,775 shares upon which Mr. Lustig retains the voting power.

                          DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

   The articles of incorporation authorize 100,000,000 shares of capital common
stock. Of the shares of common stock,    shares are being offered hereby.
Immediately following the closing of the offering,    shares of common stock
(   shares if the underwriters exercise their over-allotment option in full)
will be outstanding. All of the shares of common stock that will be outstanding immediately following the closing of the offering, including the shares of common stock sold in the offering, will be validly issued, fully paid and nonassessable. The following summary description of our capital stock of SightSound.com is qualified by reference to our articles of incorporation and bylaws filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

   The common stock is entitled to one vote per share on all matters submitted to a vote of the shareholders, including the election of directors. Except as otherwise required by law, the holders of common stock will possess all voting power. Generally, all matters to be voted on by shareholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of common stock that are present in person or represented by proxy. Except as otherwise provided by law, amendments to the articles of incorporation generally must be approved by a majority of the votes entitled to be cast by all outstanding shares of common stock. The articles of incorporation do not provide for cumulative voting in the election of directors.

   Dividends. The holders of shares of common stock will be entitled to such cash dividends as may be declared from time to time by the board from funds available therefor. See "Dividend Policy."

   Liquidation. Upon liquidation, dissolution or winding up of SightSound.com, the holders of shares of common stock will be entitled to receive pro rata all assets of SightSound.com available for distribution to such holders.

   Other Rights. Generally, in the event of any merger or consolidation of SightSound.com with or into another company in connection with which shares of common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). However, Sections 1922(d)(4) and 1906 of the PBCL permit a plan of merger or consolidation or an amendment to the articles of incorporation to provide for the classification of shareholders of a corporation into different groups of shareholders by reference to facts or circumstances that are not manifestly unreasonable and to provide for materially different treatment of shares held by members of one group or class of shareholders from the treatment accorded to shares held by members of another group or class of shareholders. Such classification requires approval by both (a) a majority of the votes cast by all shareholders entitled to vote on the plan or amendment and (b) a majority of the votes cast by any class or series of shares any of the holders of which are so classified into groups; however, such approvals are not required if a court finds that under all the facts and circumstances the special treatment is undertaken in good faith, after reasonable deliberation and is in the best interests of the corporation. Such classification also requires that either (i) the plan or amendment require approval by a majority of the votes cast by each group of shareholders who are to receive the same special treatment under the plan or amendment or (ii) the shareholders of any such group which is not granted such approval rights shall have the right to object to the plan or amendment and exercise the rights and remedies of dissenting shareholders provided by the PBCL including the right to demand fair payment for the holder's shares.

   Certain Anti-Takeover Effects. Certain provisions of the articles of incorporation, summarized in the following paragraphs, may be considered to have an anti-takeover effect and may delay, deter or prevent a tender offer, proxy contest or other takeover attempt that a shareholder might consider to be in such shareholder's best interest, including such an attempt as might result in payment of a premium over the market price for shares held by shareholders.

   SightSound.com's articles of incorporation provide that the shareholders shall not be entitled to cumulate their votes for election of directors, or for any other purpose. This means that in each election of directors a majority of the shareholders who vote in that election can elect all of the directors to be elected in that election. The absence of cumulative voting may have the effect of limiting the ability of minority shareholders to affect changes in the board of directors and, as a result, may have the effect of deterring a hostile takeover or delaying or preventing changes in control or management of SightSound.com.

Anti-takeover effects of Pennsylvania Law

   Section 2538 of the PBCL provides that the following transactions with an "interested shareholder" require the affirmative vote of a majority of the shareholders entitled to vote, not including the interested shareholder: (1) any transaction relating to merger, consolidation, share exchanges and sale of assets between a corporation or its subsidiary and a shareholder of the corporation; (2) any transaction relating to division of the corporation in which the interested shareholder receives a disproportionate amount of any of the shares or other securities of any corporation surviving or resulting from such division; (3) any transaction relating to voluntary dissolution and winding up of the corporation in which a shareholder is treated differently from other shareholders of the same class, other than dissenting shareholders; and (4) any reclassification pursuant to an amendment of articles of incorporation in which the percentage of voting or economic share interest in the corporation of a shareholder is materially increased relative to substantially all other shareholders.

   An affirmative vote of a majority of the shareholders entitled to vote is not required if a transaction has been approved by a majority vote of the board of directors without counting the vote of directors who are directors or officers of, or have a material equity interest in, the interested shareholder, or were nominated for election by the interested shareholder, and first elected as directors, within 24 months of the date of the vote on the proposed transaction.

   Similarly, an affirmative vote of a majority of the shareholders entitled to vote is not required if the consideration to be received by the shareholders in a transaction for the shares of any class of shares owned by the interested shareholder is greater than the amount paid by the interested shareholder in acquiring shares of the same class. Finally, an affirmative vote of a majority of the shareholders entitled to vote is not required if (a) the transaction is a merger or consolidation, and (b) immediately prior to adoption of the plan of merger or consolidation, and until its effective date, the corporation (the "Controlling Corporation") owns 80% or more of the outstanding shares of each class of the other corporation which is a party to the merger or consolidation and (c) the board of directors of the Controlling Corporation approves the merger or consolidation.

   An "interested shareholder" includes the shareholder who is a party to the transaction or who is treated differently from other shareholders and any person, or group of persons, that is acting jointly or in concert with the interested shareholder and any person who, directly or indirectly, controls, is controlled by or is under common control with the interested shareholder. An interested shareholder does not include any person who in good faith and not for the purpose of circumventing these rules, is an agent, bank, broker, nominee or trustee for one or more other persons, to the extent that the other person or persons are not interested shareholders.

   Under certain circumstances, Section 2538 makes it more difficult for a person who would be an interested shareholder to effect, directly or indirectly, various business combinations with a corporation. The provisions of
Section 2538 may encourage persons interested in acquiring or otherwise dealing with SightSound.com to negotiate in advance with its board of directors, since the shareholder approval requirement would be avoided if a majority of the directors, determined as discussed above, approves the transaction. Such provisions also may have the effect of preventing changes in the management of SightSound.com. It is possible that such provisions could make it more difficult to accomplish transactions that SightSound.com's shareholders may otherwise deem to be in their best interests.

                    LIABILITY OF DIRECTORS; INDEMNIFICATION

   The bylaws provide that, except for responsibility or liability of a director pursuant to any criminal statute or for failure to pay taxes pursuant to local, state or federal law, a director of SightSound.com is not personally liable for monetary damages for any action taken or any failure to take any action unless (a) such director has breached or failed to perform his fiduciary duties as provided in the bylaws; and (b) the breach or failure to perform constitutes self-dealing, willful misconduct, or recklessness.

   The bylaws also permit SightSound.com to advance funds to its directors and officers to enable them to defend against actions and proceedings.

   SightSound.com intends to purchase standard policies of directors' and officers' insurance but at present does not have any directors and officers insurance.

   At present, there is no pending or threatened litigation or proceeding involving any director or officer, employee or agent of SightSound.com where such indemnification will be required or permitted.

                              REGISTRATION RIGHTS

   As of the date of this registration statement, SightSound.com has not entered into any registration rights agreements with any party or otherwise granted any registration rights to any party. Should SightSound.com enter into any registration rights agreements with senior management or any other party in the future, Miramax Films will be accorded similar rights, pursuant to its agreement with SightSound.com dated March 31, 2000. We have not granted any registration rights.

                          TRANSFER AGENT AND REGISTRAR

           will be the transfer agent and registrar for the common stock.

                        SHARES ELIGIBLE FOR FUTURE SALE

   Of the    shares of common stock to be outstanding on the closing of the offering (  shares if the underwriters exercise their over-allotment option in
full) the    shares of common stock sold in the offering (   shares if the
underwriters exercise their over-allotment option in full) will be freely tradable without restriction under the 1933 Act, except for any such shares which be may acquired by an affiliate of SightSound.com, as that term is defined in Rule 144 promulgated under the 1933 Act. Persons who may be deemed to be affiliates generally include individuals or entities that control, are controlled by, or are under common control with, SightSound.com and may include directors and certain officers of SightSound.com as well as significant shareholders of SightSound.com. Persons who are affiliates will be permitted to sell the shares of common stock that are issued in the offering only pursuant to an effective registration statement under the 1933 Act or an exemption from the registration requirements of the 1933 Act, including exemptions provided by
Rule 144. On the closing of the offering,               will own    shares of
common stock which will constitute   % of the outstanding shares of common
stock (   % if the underwriters exercise their over-allotment option in full).

   We expect each of our directors, executive officers, holders of 5% or more of our outstanding capital stock and certain content providers to agree to certain restrictions on their ability to sell, offer, contract or grant any option to sell, pledge, transfer or otherwise dispose of shares of our common stock for a period of 180 days after the date of this prospectus, without the prior written consent of WR Hambrecht + Co.

  .  Shares subject to 180-day lockup agreements:

  . Shares eligible for sale 180 days after commencement of this offering subject to the requirements of Rule 144:

   We may grant options to purchase shares of common stock to our employees, non-employee directors and independent contractors pursuant to the 1999 Stock Option Plan. See "Management--Benefit Plans" for more details regarding the 1999 Stock Option Plan. We currently expect to file promptly following the offering closing date a registration statement under the 1933 Act to register shares reserved for issuance under the 1999 Stock Option Plan. Shares issued pursuant to the 1999 Stock Option Plan after the effective date of such registration statement (other than shares issued to affiliates) generally will be freely tradable without restriction or further registration under the 1933 Act.

                              PLAN OF DISTRIBUTION

   In accordance with the terms of an underwriting agreement among us, W.R. Hambrecht + Co., LLC and DLJdirect Inc., as representatives of the underwriters, the underwriters will purchase from us the following respective number of shares of common stock at the public offering price less the underwriting discounts and commissions described on the cover page of this prospectus.

                                                                          Number
                                                                            of
                                Underwriter                               Shares
                                -----------                               ------
   W.R. Hambrecht + Co., LLC ............................................
   DLJdirect Inc. .......................................................
                                                                          ------
   Total ................................................................
                                                                          ======

   The underwriting agreement provides that the obligations of the underwriters are subject to conditions, including the absence of any material adverse change in our business, and the receipt of certificates, opinions and letters from us and our counsel and independent accountants. Subject to those conditions, the underwriters are committed to purchase all shares of our common stock offered if any of the shares are purchased.

   The underwriters propose to offer the shares of our common stock directly to the public at the offering price set forth on the cover page of this prospectus, as this price is determined by the OpenIPO process described below, and to certain dealers at this price less a concession not in excess of $ per share. Any dealers that participate in the distribution of our common stock may be deemed to be underwriters within the meaning of the Securities Act, and any discounts, commissions or concessions received by them and any provided by the sale of the shares by them might be deemed to be underwriting discounts and commissions under the Securities Act. After completion of the initial public offering of the shares, the public offering price and other selling terms may be changed by the underwriters. The underwriters have informed us that they do not intend discretionary sales to exceed 5% of the shares of the common stock offered by this prospectus.

   The following table shows the per share and total underwriting discount to be paid to the underwriters by us in connection with this offering. The underwriting discount will be determined through negotiations between us and the representatives of the underwriters, and will be calculated as a percentage of the offering price. These amounts are shown assuming both no exercise and full exercise of the over-allotment option.

                                                          Per     No      Full
                                                         Share Exercise Exercise
                                                         ----- -------- --------
   Public Offering Price ...............................
   Underwriting Discounts ..............................
   Proceeds, before expenses, to us ....................

   The expenses of the offering, exclusive of the underwriting discounts, will
be approximately $   . These fees and expenses are payable entirely by us.
These fees include, among other things, our legal and accounting fees, our printing expenses, our expenses incurred in connection with meetings with potential investors, the filing fees of the Securities and Exchange Commission, and the listing fees of The Nasdaq National Market.

The Auction Process

   The method of distribution being used by the underwriters in this offering is known as the OpenIPO process. It differs from that traditionally employed in underwritten public offerings. In particular, the public offering price will be based primarily on an auction conducted by the underwriters. The allocation of shares of our common stock will be determined entirely by the auction process.

   The following describes how the auction process works:

  . Before the registration statement relating to this offering becomes effective, the underwriters and participating dealers will solicit bids from prospective investors through the Internet, telephone and facsimile. The bids will specify the number of shares of our common stock the potential investor proposes to purchase and the price the potential investor is willing to pay for the shares. These bids may be above or below the range set forth on the cover page of this prospectus. The minimum size of any bid is 100 shares.

  . The shares offered by this prospectus may not be sold nor may offers to buy be accepted prior to the time that the registration statement filed with the Securities and Exchange Commission becomes effective. A bid involves no obligation or commitment of any kind prior to its acceptance after the effective date. Bids can be modified or revoked at any time prior to the closing of the auction.

  . Approximately two business days prior to the registration statement being declared effective, prospective investors will receive, by e-mail, phone or facsimile, a request to reconfirm their bid. On or after time, WR Hambrecht + Co may provide to its website on estimate of the clearing price.

  . All bids that are not confirmed before the time specified by the underwriters, or if the time is not specified, by the close of the auction, will be deemed withdrawn.

  . Once a potential investor affirmatively confirms its previous bid, the confirmation will remain valid for seven days from the time the request for confirmation was sent by the underwriters unless subsequently withdrawn by the potential investor. Potential investors will be able to withdraw their bids at any time before the close of the auction by notifying WR Hambrecht + Co or a participating dealer.

  . After the registration statement relating to this offering becomes effective, the underwriters and participating dealers will contact potential investors who have submitted bids by e-mail, telephone or facsimile. Potential investors will be advised that the registration statement has been declared effective and will be provided with instructions as to how to withdraw their bids if they seek to do so.

  . If the public offering price range is changed before or after a potential investor affirmatively confirms a bid, or if the public offering price is outside the public offering range previously provided to the potential investor in the prospectus, the underwriters and participating dealers will notify potential investors of the change and that offers will not be accepted until the potential investor has again re-confirmed its bid regardless of whether the potential investor's initial bid was above, below or at the public offering price.

  . The auction will close after the registration statement becomes effective at a time agreed to by us and WR Hambrecht + Co. The actual time at which the auction closes will be determined by us and WR Hambrecht + Co based on general market conditions during the period after the registration statement becomes effective. After the registration statement has been declared effective, the public offering price of our common stock may be set at a price that is outside of the range set forth on the cover of this prospectus.

  . Following the closing of the auction, WR Hambrecht + Co will determine the highest price at which all of the shares offered, including shares that may be purchased by the underwriters to cover any overallotments, may be sold to potential investors. This price, which is called the "clearing price," will be determined based on the results of all valid bids at the time the auction is closed. The clearing price will not necessarily be the public offering price, which will be set as described in "Determination of Public Offering Price" below. The public offering price will determine the allocation of shares to potential investors, with all bids submitted at or above the public offering price receiving a pro rata portion of the shares bid for.

  . Once the auction closes and a clearing price is set as described below, WR Hambrecht + Co will accept the bids from those bidders whose bid is at or above the public offering price but may allocate to a prospective investor fewer shares than the number included in the investor's bid.

  . WR Hambrecht + Co or a participating dealer will notify successful bidders by e-mail, phone or fax that the auction has closed and that their confirmed bids have been accepted. Other bidders will be notified that their bids have not been accepted.

  . Potential investors may at any time expressly request that all, or any specific, communications between them and the underwriters and participating dealers be made by specific means of communication, including telephone and facsimile.

Determination of Public Offering Price

   The public offering price for this offering will ultimately be determined by negotiation between the underwriters and us after the auction closes and will not necessarily bear any direct relationship to our assets, current earnings or book value or to any other established criteria of value, although these factors were considered in establishing the initial public offering price range. Prior to the offering, there has been no public market for our common stock. The principal factor in establishing the public offering price will be the clearing price resulting from the auction.

   The clearing price is the highest price at which all of the shares offered, including the shares that may be purchased by the underwriters to cover any overallotments, may be sold to potential investors, based on the valid bids at the time the auction is run.

   Factors considered in determining the initial public offering price range included an assessment of our management, operating results, capital structure and business potential and the demand for similar securities of comparable companies. Changes, if any, in the public offering price range will be based primarily on the bids received.

   The public offering price may be lower, but will not be higher, than the clearing price based on negotiations between the underwriters and us. The public offering price will always determine the allocation of shares to potential investors. Therefore, if the public offering price is below the clearing price, all bids that are at or above the public offering price will receive a pro rata portion of the shares bid for. If sufficient bids are not received, or if we do not consider the clearing price to be adequate, or if we and the underwriters are not able to reach agreement on the public offering price, then we and the underwriters will either postpone or cancel this offering. Alternatively, we may file a post-effective amendment to the registration statement in order to conduct a new auction.

   The following simplified example illustrates how the public offering price will be determined through the auction process:

   Company X offers to sell 100 shares in its public offering through the auction process. WR Hambrecht + Co, on behalf of Company X, receives five bids to purchase, all of which are kept confidential until the auction closes.

   The first bid is to pay $10 per share for 20 shares. The second bid is to pay $9 per share for 30 shares. The third bid is to pay $8 per share for 60 shares. The fourth bid is to pay $7 per share for 40 shares. The fifth bid is to pay $6 per share for 80 shares.

   Assuming that all of these bids are confirmed and not withdrawn or modified before the auction closes, and assuming that no additional bids are received, the clearing price used to determine the public offering price would be $8 per share, which is the highest price at which all 100 shares offered may be sold to potential investors who have submitted valid bids. However, the shares may be sold at a price below $8 per share based on negotiations between the underwriters and Company X.

   If the public offering price is the same as the $8 per share clearing price, the underwriters will confirm bids at or above $8 per share. Because 110 shares were bid for at or above the clearing price, each of the three potential investors who bid $8 per share or more would receive approximately 90% of the shares for which bids were made. The two potential investors whose bids were below $8 per share would not receive any shares in this example.

   If the public offering price is $7 per share, the underwriters will confirm bids that were made at or above $7 per share. No bids made at a price of less than $7 per share will be accepted. The four potential investors with the highest bids would receive a pro rata portion of the 100 shares offered, based on the 150 shares they requested, or two-thirds of the shares for which bids were made. The potential investor with the lowest bid would not receive any shares in this example.

   The following table illustrates the example described above, assuming that the initial public offering price is set at $8.00 per share. The table also assumes that these bids are the final bids, and that they reflect any modifications that have been made to reflect any prior changes to the offering range, and to avoid the issuance of fractional shares.

                      Initial Public Offering of Company X

                             Bid Information                  Auction Results
                       --------------------------- -------------------------------------
                                                             Approximate
                                 Cumulative                   Allocated
                        Shares     Shares    Bid    Shares    Requested  Clearing Amount
                       Requested Requested  Price  Allocated   Shares     Price   Raised
                       --------- ---------- ------ --------- ----------- -------- ------
                           20        20     $10.00     18         90%     $8.00    $144
                           30        50     $ 9.00     27         90%     $8.00    $216
Clearing Price (right
 arrow)                    60       110     $ 8.00     55         90%     $8.00    $440
                           40       150     $ 7.00      0          0%
                           80       230     $ 6.00      0          0%
                                                      ---                          ----
                                            Total:    100                          $800
                                                      ===                          ====

Requirements for Valid Bids

   Valid bids are those that meet the requirements, including eligibility, account status and size, established by the underwriters or participating dealers. In order to open a brokerage account with WR Hambrecht + Co, potential investors must deposit $2,000 in their account. This brokerage account will be a general account subject to WR Hambrecht + Co's customary rules, and will not be limited to this offering. In addition, once the registration statement becomes effective and the auction closes, a prospective investor submitting a bid through a WR Hambrecht + Co brokerage account must have an account balance equal to or in excess of the amount of its bid or its bid will not be accepted by WR Hambrecht + Co. However, other than the $2,000 described above, prospective investors will not be required to deposit any money into their accounts until after the registration statement becomes effective. No funds will be transferred to the underwriters, and any amounts in excess of $2,000 may be withdrawn, at any time until the acceptance of the bid and the subsequent closing of this offering. Conditions for valid bids, including eligibility standards and account funding requirements of other underwriters or participating dealers other than WR Hambrecht + Co, may vary.

The Closing of the Auction and Allocation of Shares

   The auction will close on a date estimated and publicly disclosed in advance by the underwriters on the web site of WR Hambrecht + Co at www.wrhambrecht.com
or www.openipo.com. The          shares offered hereby, or          shares if
the underwriters' overallotment option is exercised in full, will be purchased from us by the underwriters and sold through the underwriters and participating dealers to investors who have submitted bids at or higher than the public offering price. These investors will be notified by e-mail, telephone, voice mail, facsimile or mail as soon as practicable following the closing of the auction that their bids have been accepted.

   Each participating dealer has agreed with the underwriters to sell the shares it purchases from the underwriters in accordance with the auction process described above, unless the underwriters otherwise consent. The underwriters reserve the right to reject bids that they deem manipulative or disruptive in order to facilitate the orderly completion of this offering, and they reserve the right, in exceptional circumstances, to alter this method of allocation as they deem necessary to ensure a fair and orderly distribution of the shares of our common stock. For example, large orders may be reduced to ensure a public distribution and bids may be rejected or reduced by the underwriters or participating dealers based on eligibility or creditworthiness criteria. In addition, the underwriters or the participating dealers may reject or reduce a bid by a prospective investor who has engaged in practices that could have a manipulative, disruptive or otherwise adverse effect upon the offering.

   Price and volume volatility in the market for our common stock may result from the somewhat unique nature of the proposed plan of distribution. Price and volume volatility in the market for our common stock after the completion of this offering may adversely affect the market price of our common stock.

   We have granted to the underwriters an option, exercisable no later than 30 days after the date of this prospectus, to purchase up to an aggregate of additional shares of our common stock at the offering price, less the underwriting discount, set forth on the cover page of this prospectus. To the extent that the underwriters exercise this option, the underwriters will have a firm commitment to purchase the additional shares, and we will be obligated to sell the additional shares to the underwriters. The underwriters may exercise the option only to cover over-allotments made in connection with the sale of shares offered. The underwriting agreement provides that we will indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make.

   We have agreed not to offer, sell, contract to sell, or otherwise dispose of any shares of common stock, or any options or warrants to purchase common stock other than the shares of common stock or options to acquire common stock issued under our stock option plans and stock purchase plan, for a period of 180 days after the date of this prospectus, except with the prior written consent of WR Hambrecht + Co. Each of our directors, executive officers and additional
holders of approximately         shares of our outstanding capital stock has
agreed to restrictions on his or her ability to sell, offer, contract or grant any option to sell, pledge, transfer or otherwise dispose of shares of our common stock for a period of 180 days after the date of this prospectus, without the prior written consent of WR Hambrecht + Co.

   In connection with the offering, persons participating in the offering may purchase and sell shares of common stock on the open market. These transactions may include short sales, stabilizing transactions in accordance with Rule 104 of Regulation M under the Securities Exchange Act of 1934, as amended, and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering which creates a syndicate short position. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the common stock. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on The Nasdaq National Market, in the over-the-counter market or otherwise.

   Persons participating in this offering may also engage in passive market making transactions in our common stock on The Nasdaq National Market. Passive market making consists of displaying bids on The Nasdaq National Market limited by the prices of independent market makers and affecting purchases limited by such prices and in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market may make and the displayed size of each bid.

   Passive market making may stabilize the market price of our common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

   WR Hambrecht + Co currently intends to act as a market maker for our common stock following this offering. However, WR Hambrecht + Co is not obligated to do so and may discontinue any market making at any time.

   WR Hambrecht + Co is an investment banking firm formed in February 1998. In addition to this offering, WR Hambrecht + Co has engaged in the business of public and private equity investing and financial advisory services since its inception. The manager of WR Hambrecht + Co, William R. Hambrecht, has 40 years of experience in the securities industry.

                                 LEGAL MATTERS

   Certain legal matters with respect to the validity of the common stock offered hereby will be passed upon for SightSound by Morrison & Foerster LLP, New York, New York. Certain legal matters relating to the offering will be passed upon for the underwriters by Willkie Farr & Gallagher.

                                    EXPERTS

   The financial statements as of September 30, 1999 and December 31, 1998 and for the nine months ended September 30, 1999, the years ended December 31, 1998 and 1997 and for the period from August 1, 1995 (date of inception) to September 30, 1999, included in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

   Legal matters with respect to information contained in this prospectus under the captions "Risk Factors--Third parties may claim that our service infringes on their intellectual property, which could result in significant expenses for litigation or for developing or licensing new technology," "Risk Factors--We have initiated a lawsuit to protect our patents. If we lose this litigation, our patents may be declared invalid," Risk Factors--We may not be able to compete effectively if we are not able to protect our other intellectual property in addition to our patents," "Business--Legal Matters" and "Business-- Patents and Other Intellectual Property" will be passed upon for SightSound by Kenyon & Kenyon, patent counsel to SightSound.com.

                      WHERE YOU CAN FIND MORE INFORMATION

   SightSound.com has filed with the Securities and Exchange Commission a registration statement on form S-1 under the 1933 Act with respect to the common stock offered. This prospectus does not contain all of the information set forth in the registration statement, certain portions of which are omitted as permitted by the rules and regulations of the Securities and Exchange Commission. For further information pertaining to SightSound and the common stock offered hereby, reference is made to the registration statement, including the exhibits thereto and the financial statements, notes and schedules filed as a part thereof. Statements contained in this prospectus regarding the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement or such other document, each such statement being qualified in all respects by such reference.

   On the closing of the offering, we will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, will file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information, as well as the registration statement and the exhibits and schedules thereto, may be inspected, without charge, at the public reference facility maintained by the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may also be obtained from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such materials can also be inspected on the Securities and Exchange Commission's site on the Internet at http://www.sec.gov.

                         INDEX TO FINANCIAL STATEMENTS

Independent Auditors' Report.............................................   F-2

Balance Sheets At September 30, 1999 And December 31, 1998...............   F-3

Statements of Operations For The Nine Months Ended September 30, 1999,
 Years Ended December 31, 1998 and 1997 and For The Period From August 1,
 1995 (inception) To September 30, 1999..................................   F-4

Statements of Stockholders' Equity For The Nine Months Ended September
 30, 1999, Years Ended December 31, 1998 And 1997 And For The Period From
 August 1, 1995 (inception) To September 30, 1999........................   F-5

Statements of Cash Flows For The Nine Months Ended September 30, 1999,
 Years Ended December 31, 1998 and 1997 and For The Period From August 1,
 1995 (inception) To September 30, 1999..................................   F-6

Notes To Financial Statements............................................   F-7

Unaudited Interim Financial Statements

Condensed Balance Sheet As of December 31, 1999..........................  F-14

Condensed Statements of Operations For The Three Months Ended December
 31, 1999 and 1998 and For The Period From August 1, 1995 (inception) To
 December 31, 1999.......................................................  F-15

Condensed Statements of Cash Flows For The Three Months Ended December
 31, 1999 and 1998 and For The Period From August 1, 1995 (inception) To
 December 31, 1999.......................................................  F-16

Notes To Condensed Financial Statements..................................  F-17

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
 SightSound.com Incorporated:

We have audited the accompanying balance sheets of SightSound.com Incorporated (a development stage company) (the "Company") as of September 30, 1999 and December 31, 1998 and the related statements of operations, stockholders' equity, and cash flows for the nine months ended September 30, 1999, the years ended December 31, 1998 and 1997 and for the period from August 1, 1995 (inception) to September 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at September 30, 1999 and December 31, 1998 and the results of its operations and its cash flows for the nine months ended September 30, 1999, the years ended December 31, 1998 and 1997 and for the period from August 1, 1995 (inception) to September 30, 1999, in conformity with generally accepted accounting principles in the United States of America.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Pittsburgh, Pennsylvania
March 31, 2000

                          SIGHTSOUND.COM INCORPORATED
                         (A Development Stage Company)

                                 BALANCE SHEETS

                                                     December 31,  September 30,
                                                         1998          1999
                                                     ------------  -------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents......................... $   319,031    $ 9,017,705
  Deferred financing costs--net.....................      39,098             --
  Prepaid expenses and other current assets.........     115,155         90,613
                                                     -----------    -----------
    Total current assets............................     473,284      9,108,318
PROPERTY AND EQUIPMENT--net.........................     242,568        938,723
                                                     -----------    -----------
TOTAL ASSETS........................................ $   715,852    $10,047,041
                                                     ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable.................................. $    70,028    $   142,123
  Accrued liabilities...............................      41,532         43,348
  Advanced sponsorship fees.........................     225,000             --
  Revolving credit facility.........................     200,000             --
  Short-term debt...................................     160,726             --
                                                     -----------    -----------
    Total current liabilities.......................     697,286        185,471
                                                     -----------    -----------
COMMITMENTS (NOTE 9)
STOCKHOLDERS' EQUITY:
  Common stock, $0.00001 par, 100,000,000 shares
   authorized; 32,048,024
   and 25,449,212 shares issued and outstanding in
   1999 and 1998....................................         255            320
  Additional paid-in capital........................   2,649,398     15,846,273
  Common stock subscription receivable..............     (60,000)            --
  Deficit accumulated during the development stage..  (2,571,087)    (5,985,023)
                                                     -----------    -----------
    Total stockholders' equity......................      18,566      9,861,570
                                                     -----------    -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.......... $   715,852    $10,047,041
                                                     ===========    ===========


                       See notes to financial statements.

                          SIGHTSOUND.COM INCORPORATED
                         (A Development Stage Company)

                            STATEMENTS OF OPERATIONS

                                                                  Period from
                                Year Ended          Nine Months  August 1, 1995
                               December 31,            Ended     (inception) to
                          -----------------------  September 30, September 30,
                             1997        1998          1999           1999
                          ----------  -----------  ------------- --------------
REVENUE.................. $       --  $       552   $     3,179   $     3,731
COST OF REVENUE..........         --           66         1,254         1,320
                          ----------  -----------   -----------   -----------
GROSS PROFIT.............         --          486         1,925         2,411
                          ----------  -----------   -----------   -----------
OPERATING EXPENSES:
  Sales and marketing....    139,482      319,862       868,405     1,353,046
  Web operations.........    198,740      405,014       763,383     1,513,648
  General and
   administrative........    230,605      831,161     1,434,186     2,630,762
                          ----------  -----------   -----------   -----------
TOTAL OPERATING
 EXPENSES................    568,827    1,556,037     3,065,974     5,497,456
                          ----------  -----------   -----------   -----------
OPERATING LOSS...........   (568,827)  (1,555,551)   (3,064,049)   (5,495,045)
                          ----------  -----------   -----------   -----------
OTHER INCOME (EXPENSE):
  Interest expense.......         --     (159,528)     (363,673)     (529,927)
  Interest income........      7,667        8,839        13,786        39,949
                          ----------  -----------   -----------   -----------
OTHER INCOME (EXPENSE)--
 net.....................      7,667     (150,689)     (349,887)     (489,978)
                          ----------  -----------   -----------   -----------
NET LOSS................. $ (561,160) $(1,706,240)  $(3,413,936)  $(5,985,023)
                          ==========  ===========   ===========   ===========
LOSS PER COMMON SHARE--
 Basic and diluted....... $    (0.03) $     (0.07)  $     (0.13)  $     (0.28)
                          ==========  ===========   ===========   ===========
WEIGHTED AVERAGE COMMON
 SHARES
 OUTSTANDING--basic and
  diluted................ 20,540,553   24,853,847    26,484,432    21,236,956
                          ==========  ===========   ===========   ===========



                       See notes to financial statements.

                          SIGHTSOUND.COM INCORPORATED
                         (A Development Stage Company)

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                               Common Stock
                          -----------------------
                                                                              Deficit
                                                                 Common     Accumulated
                                                  Additional     Stock      During the       Total
                            Number                  Paid-in   Subscription  Development  Stockholders'
                           of Shares    Amount      Capital    Receivable      Stage        Equity
                          ----------- ----------- ----------- ------------  -----------  -------------
BALANCE, AUGUST 1,
 1995 (inception).......           -- $        -- $        -- $        --   $        --   $        --
 Sales of shares of
  common stock
  and options during:
  August 1995...........   14,000,000         140         665          --            --           805
  April to August 1996..    5,964,600          60     678,664          --            --       678,724
 Net loss...............           --          --          --          --      (303,687)     (303,687)
                          ----------- ----------- ----------- -----------   -----------   -----------
BALANCE, DECEMBER 31,
 1996...................   19,964,600         200     679,329          --      (303,687)      375,842
 Exercise of stock
  options in August
  1997..................      857,600           9     100,073          --            --       100,082
 Sales of shares of
  common stock and
  options during
  November and December
  1997..................    2,500,336          25     368,094          --            --       368,119
 Net loss...............           --          --          --          --      (561,160)     (561,160)
                          ----------- ----------- ----------- -----------   -----------   -----------
BALANCE, DECEMBER 31,
 1997...................   23,322,536         234   1,147,496          --      (864,847)      282,883
 Sales of shares of
  common stock
  and options during:
  January and February
   1998.................    1,633,338          16     244,985          --            --       245,001
  November 1998.........      493,338           5     762,060     (60,000)           --       702,065
 Issuance of stock
   options to
   non-employees in May
   1998.................           --          --     494,857          --            --       494,857
 Net loss...............           --          --          --          --    (1,706,240)   (1,706,240)
                          ----------- ----------- ----------- -----------   -----------   -----------
BALANCE, DECEMBER 31,
 1998...................   25,449,212         255   2,649,398     (60,000)   (2,571,087)       18,566
 Sales of shares of
  common stock
  and options during:
  March 1999............      539,996           5     809,991          --            --       809,996
  May 1999..............      203,816           2     407,630          --            --       407,632
  June 1999.............      745,000           7   1,467,930          --            --     1,467,937
  July and August 1999..      110,000           1     219,999          --            --       220,000
  September 1999, net of
   costs of $52,192 in
   connection with a
   private placement....    5,000,000          50   9,947,758          --            --     9,947,808
 Payment of common stock
  subscription
  receivable............           --          --          --      60,000            --        60,000
 Issuance of stock
  options to
  non-employees in April
  and May 1999..........           --          --     343,567          --            --       343,567
 Net loss...............           --          --          --          --    (3,413,936)   (3,413,936)
                          ----------- ----------- ----------- -----------   -----------   -----------
BALANCE, SEPTEMBER 30,
 1999...................   32,048,024 $       320 $15,846,273 $        --   $(5,985,023)  $ 9,861,570
                          =========== =========== =========== ===========   ===========   ===========

                       See notes to financial statements.

                          SIGHTSOUND.COM INCORPORATED
                         (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS

                                                                   Period From
                                 Year Ended          Nine Months  August 1, 1995
                                December 31,            Ended     (inception) to
                            ----------------------  September 30, September 30,
                              1997        1998          1999           1999
                            ---------  -----------   -----------   -----------
CASH FLOWS FROM OPERATING
 ACTIVITIES:
 Net loss.................  $(561,160) $(1,706,240)  $(3,413,936)  $(5,985,023)
 Adjustments to reconcile
  net loss to net cash
  used in operating
  activities:
 Depreciation.............     12,084       26,235       163,409       214,252
 Other non-cash
  expenses................         --      116,485       721,939       838,424
 Changes in operating
  assets and liabilities:
  Prepaid expenses and
   other current assets...     (3,946)     (78,551)       24,542       (90,613)
  Advanced sponsorship
   fees...................         --      225,000      (225,000)           --
  Accounts payable........     (4,722)      64,970        72,095       142,123
  Accrued liabilities.....      1,661       39,871         1,816        43,348
                            ---------  -----------   -----------   -----------
   Net cash used in
    operating activities..   (556,083)  (1,312,230)   (2,655,135)   (4,837,489)
                            ---------  -----------   -----------   -----------
CASH FLOWS FROM INVESTING
 ACTIVITIES--
 Purchase of property and
  equipment...............         --     (241,484)     (859,564)   (1,152,975)
                            ---------  -----------   -----------   -----------
   Cash used in investing
    activities............         --     (241,484)     (859,564)   (1,152,975)
                            ---------  -----------   -----------   -----------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
 Proceeds from sale of
  common stock and
  options.................    468,201      947,066    12,913,373    15,008,169
 Borrowings under line-of-
  credit agreement........         --      200,000            --       200,000
 Repayments of borrowings
  under line-of-credit
  agreement...............         --           --      (200,000)     (200,000)
 Proceeds from short-term
  loans with options and
  warrants................         --      500,000       250,000       750,000
 Repayments of short-term
  loans...................         --           --      (750,000)     (750,000)
                            ---------  -----------   -----------   -----------
   Net cash provided by
    financing activities..    468,201    1,647,066    12,213,373    15,008,169
                            ---------  -----------   -----------   -----------
NET (DECREASE) INCREASE IN
 CASH AND CASH
 EQUIVALENTS..............    (87,882)      93,352     8,698,674     9,017,705
CASH AND CASH EQUIVALENTS,
 BEGINNING OF PERIOD......    313,561      225,679       319,031            --
                            ---------  -----------   -----------   -----------
CASH AND CASH EQUIVALENTS,
 END OF PERIOD............  $ 225,679  $   319,031   $ 9,017,705   $ 9,017,705
                            =========  ===========   ===========   ===========
SUPPLEMENTAL DISCLOSURE OF
 CASH FLOW INFORMATION
 Cash paid for interest...  $      --  $     2,261   $    94,218   $   103,205
                            =========  ===========   ===========   ===========


                       See notes to financial statements.

                          SIGHTSOUND.COM Incorporated
                         (A Development Stage Company)

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION

   SightSound.com Incorporated ("SightSound" or the "Company") was formed on April 1, 1999 by the merger of Parsec Sight/Sound, Inc. ("Parsec") and Digital Sight/Sound, Inc. ("Digital"). Prior to the merger, Parsec and Digital were companies under common ownership and control. Parsec and Digital were incorporated on August 1, 1995 (inception) each with a December 31 fiscal year end. Subsequent to the merger, the Company changed its fiscal year end to September 30. The merger was accounted for as a combination of entities under common control ("as if pooling") and the financial statements of the Company have been presented as if Parsec and Digital were combined from the date of inception.

   SightSound is a development stage company which electronically sells films, music and other video and audio recordings over the Internet in download fashion. Since inception, SightSound has principally been securing patents related to its planned operations, developing its technology, building infrastructure, securing audio and video distribution rights, and raising capital, and accordingly, the financial statements of the Company have been presented in accordance with Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." Further business development and growth of the Company will be financed from $10,000,000 proceeds of a private placement offering of 5,000,000 shares of common stock, together with options, completed on September 19, 1999. The principal risks faced by the Company at this stage of its development are securing audio and video distribution rights, establishing a customer base and raising additional capital. Management of the Company expects SightSound to emerge from the development stage during the fiscal year ending September 30, 2000.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   The Company prepares its financial statements in accordance with generally accepted accounting principles in the United States of America. Following is a description of the Company's significant accounting policies.

  a. Cash Equivalents--Cash equivalents are only those investments that are highly liquid, readily convertible to cash and have original maturities of three months or less.

  b. Property and Equipment--Property and equipment are stated at cost less accumulated depreciation. Depreciation of furniture and office equipment and computer equipment and software is calculated using the straight-line method based on the estimated useful lives of the assets which range from three to seven years. Leasehold improvements are depreciated using the straight-line method over the lesser of the useful life or the term of the lease. The cost of repairs and maintenance is expensed as incurred.

  c. Patent Costs--Patent costs include costs associated with the filing, registration and defense of the Company's patents. Such costs have been expensed as incurred.

  d. Research and Development Costs--Research and development costs are expensed as incurred and amounted to $270,014, $275,324, $154,138 and $804,638 for the nine months ended September 30, 1999, the years ended December 31, 1998 and 1997 and for the period from August 1, 1995 (inception) to September 30, 1999, respectively.

  e. Use of Estimates in the Preparation of Financial Statements--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  f. Revenue Recognition--Revenue from motion picture downloads is recognized in the period in which download occurs.

                          SIGHTSOUND.COM INCORPORATED
                         (A Development Stage Company)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

  g. Advanced Sponsorship Fees--The Company entered into a five year sponsorship agreement with a media company during July 1998; payments received were deferred and were being recognized over the term of the agreement. The agreement was terminated in June 1999 and the amount paid to the Company was refunded to the media company.

  h. Segment Information--Effective for the year ended December 31, 1998, the Company has adopted the provisions of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 establishes annual and interim reporting standards for an enterprise's operating segments and related disclosures about its products, services, geographic areas and major customers. During all periods presented, the Company operated in a single business segment, marketing a repertoire of motion picture offerings for renting and purchasing to consumers by direct file transfer, or "downloading," over the Internet. Through September 30, 1999, foreign operations have not been significant.

  i. Stock Options--The Company has applied SFAS No. 123, "Accounting for Stock-Based Compensation" in accounting for stock option transactions with non-employees.

  j. Stock Based Compensation--The Company has elected to account for any options to be granted to employees in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations.

  k. Fair Values of Financial Instruments--The carrying values of the Company's financial instruments, primarily short-term debt, approximate their fair values due to their relatively short maturities.

  l. Income Taxes--Income taxes are accounted for using the asset and liability method which requires the recognition of deferred tax assets and liabilities for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax assets and liabilities is based on provisions of enacted tax law; deferred tax assets are reduced by a valuation allowance, if necessary, to the amount that, based on available evidence, management expects to be realized.

  m. Loss Per Common Share--The weighted average shares used to compute basic loss per common share include outstanding shares of common stock from the date of issuance. The calculation of diluted loss per common share for all periods presented excludes shares of common stock issuable upon exercise of stock options as their effect would be antidilutive. Therefore, the weighted average number of shares used in the calculation of basic and diluted loss per common share is the same.

  n. Comprehensive Net Loss--There were no differences between net loss as reported for any of the periods reported herein and comprehensive loss, as defined by SFAS No. 130, "Reporting Comprehensive Income."

  o. Reclassifications--Certain previously reported amounts have been reclassified to conform to the financial statement presentation format herein.

  p. Recent Accounting Pronouncements--In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 requires that all derivatives be recognized at fair value in the statement of financial position, and that corresponding gains or losses be reported either in the statement of operations or as a component of comprehensive income, depending upon the type of hedging relationship that exists, and was initially effective for fiscal years beginning after June 15, 1999. In April 1999, the FASB delayed the effective date of SFAS No. 133 to years beginning after June 15, 2000. The Company does not currently hold derivative instruments or engage in hedging activities.

                          SIGHTSOUND.COM INCORPORATED
                         (A Development Stage Company)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

3. PROPERTY AND EQUIPMENT

   Property and equipment as of December 31, 1998 and September 30, 1999 consists of the following:

                                                      December 31, September 30,
                                                          1998         1999
                                                      ------------ -------------
   Computer equipment and software...................   $168,628    $  855,378
   Furniture and office equipment....................     10,673       152,237
   Leasehold improvements............................    114,110       145,360
                                                        --------    ----------
                                                         293,411     1,152,975
   Less accumulated depreciation.....................     50,843       214,252
                                                        --------    ----------
   Property and equipment--net.......................   $242,568    $  938,723
                                                        ========    ==========

   Depreciation expense for the nine months ended September 30, 1999 and the years ended December 31, 1998 and 1997 was $163,409, $26,235 and $12,084,
respectively. From August 1, 1995 (inception) to September 30, 1999 depreciation expense totaled $214,252.

4. STOCK OPTIONS

   The Company has not granted options to employees from inception through September 30, 1999.

   The Company has granted options to purchase common stock to non-employees in consideration for obtaining movie rights for a one month period and for guaranteeing financing. The options are exercisable immediately at prices equal to the fair value of the shares at the date of grant. The estimated fair value of the options granted in connection with obtaining the movie rights in April 1999 was recorded in sales and marketing expenses in the statements of operations for the nine months ended September 30, 1999 and for the period August 1, 1995 (inception) to September 30, 1999. The fair value of these options at date of grant was $0.64 per share. The estimated fair value attributable to the options granted in connection with guaranteeing financing obtained in May 1998 and 1999 (See Note 5), was recorded as deferred financing costs and amortized over the lives of the financings as interest expense. The weighted average fair value of these options at the date of grant was $0.47 per share.

   A cumulative summary of options issued to non-employees is presented below. This table does not include options and warrants issued to lenders discussed in
Note 5:

                                                            Number   Weighted
                                                          of Shares  Average
                                                          Subject to Exercise
                                                           Options    Price
                                                          ---------- --------
   Options outstanding and exercisable at August 1, 1995
    and December 31, 1996 and 1997.......................       --   $    --
    Granted in 1998......................................  160,000      1.25
                                                           -------   -------
   Options outstanding and exercisable at December 31,
    1998.................................................  160,000      1.25
    Granted in 1999......................................  729,167      1.54
                                                           -------   -------
   Options outstanding and exercisable at September 30,
    1999.................................................  889,167   $  1.49
                                                           =======   =======

                          SIGHTSOUND.COM INCORPORATED
                         (A Development Stage Company)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

   All options issued to non-employees are exercisable at the date of grant. The following table summarizes options granted to non-employees outstanding and exercisable at September 30, 1999:

    Range of Exercise Prices   Number   Average Remaining     Weighted Average
           Per Share          of Shares Contractual Life  Exercise Price Per Share
    ------------------------  --------- ----------------- ------------------------
           $     1.25          160,000       4.6 yrs               $1.25
                 1.50          666,667       1.2 yrs                1.50
                 2.00           62,500       4.6 yrs                2.00
           ----------          -------       -------               -----
           $1.25-2.00          889,167         2 yrs               $1.49
           ==========          =======       =======               =====

   The fair value of all options granted to non-employees was determined using the Black Scholes Option Pricing model with the following weighted average assumptions used:

     Risk-free interest rate..........................................      5.4%
     Expected life of options (contractual life)...................... 2.7 years
     Expected volatility..............................................       82%
     Expected dividend yield..........................................        --

   The Company has entered into various transactions with third parties providing for the sale of the Company's common stock and the granting of options to purchase common stock in consideration for the investment in the Company. The options are exercisable immediately generally at prices equal to the fair value of the shares on the date of the grant. The Company has accounted for options granted in conjunction with sales of common stock by allocating the proceeds from the sales of common stock among common stock and additional paid-in capital. The weighted average fair value of these options was $0.20 per share.

   A cumulative summary of options issued in connection with sales of common stock is as follows:

                                                         Number of   Weighted
                                                           Shares    Average
                                                         Subject to  Exercise
                                                          Options     Price
                                                         ----------  --------
   Options outstanding at August 1, 1995 and December
    31, 1995............................................        --    $  --
     Granted in 1996.................................... 3,858,000     0.12
                                                         ---------    -----
   Options outstanding at December 31, 1996............. 3,858,000     0.12
     Exercised in 1997..................................  (857,600)    0.12
                                                         ---------    -----
   Options outstanding at December 31, 1997 and 1998.... 3,000,400     0.12
     Granted in 1999.................................... 5,358,332     2.28
                                                         ---------    -----
   Options outstanding at September 30, 1999............ 8,358,732    $1.51
                                                         =========    =====

   All options issued in connection with sales of common stock are exercisable at the date of grant. The following table summarizes options issued in connection with sales of common stock outstanding and exercisable at September 30, 1999:

    Range of Exercise Prices   Number   Average Remaining     Weighted Average
           Per Share          of Shares Contractual Life  Exercise Price Per Share
    ------------------------  --------- ----------------- ------------------------
          $       0.12        3,000,400      1.8 yrs               $0.12
                  2.00        5,241,666      0.3 yrs                2.00
                 15.00          116,666      4.3 yrs               15.00
          ------------        ---------      -------               -----
          $0.12-$15.00        8,358,732      0.9 yrs               $1.51
          ============        =========      =======               =====

                          SIGHTSOUND.COM INCORPORATED
                         (A Development Stage Company)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

   Options for 5,000,000 shares were issued at $2.00 per share to a foreign company, whose shares are publicly traded on a foreign exchange, in connection with the private placement in September 1999 (See Note 1). The options are exercisable in shares of common stock of the foreign company. The terms of the option agreement provide that such common shares obtained by SightSound may not be sold without the consent of the foreign company, which may not be unreasonably withheld. SightSound's restriction on the sale of the foreign company's common stock ceases upon an initial public offering of SightSound's common stock. The term of the option was through December 31, 1999 (See Note
10).

5. BORROWINGS

   In May 1998, the Company borrowed $200,000 under a line of credit agreement with a bank with interest payable at the prime rate, and also received proceeds from other loans of $500,000 with interest payable at 12%. In May 1999, the Company borrowed $250,000 under a short-term loan facility with a bank with interest payable at the prime rate which was used to repay a comparable amount of the $500,000 loans. All remaining amounts borrowed under the line of credit and the other loans were repaid with the proceeds from the Company's private placement offering in September 1999 (See Note 1).

   The Company entered into stock option agreements with an individual to be the guarantor for the $200,000 line of credit and the $250,000 short-term loan (See Note 4).

   In connection with the $500,000 loans entered into in May 1998, 500,000 options and 500,000 warrants were issued to the lenders to purchase the Company's stock at prices determined by a formula specified in the loan agreements. These options and warrants were exercisable from the date of the loan agreements. The warrants have an exercise price of $1.00 and expire on May 14, 2000 and September 20, 2000. The options have an exercise price of $1.00 and expire on July 31, 2003.

   The $500,000 loans proceeds were allocated to the loans, options and warrants based upon their estimated relative fair values. The fair value of the options and warrants was recorded as additional paid-in capital. The debt was accreted to its face amount over its term using the interest method with the accretion being recorded as interest expense.

6. LOSS PER COMMON SHARE

   The following table summarizes the computation of basic and diluted loss per common share:

                                                                      Period From
                                   Year Ended           Nine Months  August 1, 1995
                                  December 31,             Ended     (inception) to
                             ------------------------  September 30, September 30,
                                1997         1998          1999           1999
                             -----------  -----------  ------------- --------------
   Basic and Diluted Loss
    Per Common Share:
   Numerator:
    Net loss attributable
     to common
     stockholders..........  $  (561,160) $(1,706,240)  $(3,413,936)  $(5,985,023)
   Denominator:
    Weighted average common
     shares outstanding....   20,540,553   24,853,847    26,484,432    21,236,956
                             -----------  -----------   -----------   -----------
    Basic and diluted loss
     per common share......  $     (0.03) $     (0.07)  $     (0.13)  $     (0.28)
                             ===========  ===========   ===========   ===========
    Outstanding options to
     purchase common
     stock.................    3,000,400    4,160,400    10,247,899    10,247,899
                             ===========  ===========   ===========   ===========

7. INCOME TAXES

   Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and of net operating loss carryforwards.

                          SIGHTSOUND.COM INCORPORATED
                         (A Development Stage Company)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

   At September 30, 1999, the Company had approximately $5.4 million of federal and $5.6 million of state net operating loss carryforwards available to offset future taxable income, which will begin to expire in 2011 and 2006, respectively. Under the Tax Reform Act of 1986, the amounts of and benefits from net operating loss carryforwards may be impaired or limited in certain circumstances. Events which cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, a cumulative change in ownership. SFAS No. 109, "Accounting for Income Taxes," requires that a valuation allowance be established for deferred tax assets if, based on the weight of evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during periods in which those temporary differences become deductible. The Company has recorded a valuation allowance for all of its net deferred tax asset amounting to $1,058,000 and $2,445,000 at December 31, 1998 and September 30, 1999, respectively.

   The following table summarizes the sources of deferred income tax items and the effects of temporary differences between amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws. Deferred income tax assets are as follows:

                                                     December 31,  September 30,
                                                         1998          1999
                                                     ------------  -------------
   Deferred Income Tax Assets:
    Net operating loss carryforwards................ $   921,000    $ 2,225,000
    Intangible assets...............................      98,000        172,000
    Property and equipment..........................      39,000         48,000
                                                     -----------    -----------
                                                       1,058,000      2,445,000
    Valuation allowance.............................  (1,058,000)    (2,445,000)
                                                     -----------    -----------
    Deferred income tax asset--net.................. $        --    $        --
                                                     ===========    ===========

   The Company's effective tax rate differs from the expected statutory rate of 34% due to state income taxes of 6% and the effects of the valuation allowances for the nine months ended September 30, 1999, the years ended December 31, 1998 and 1997 and for the period from August 1, 1995 (inception) to September 30, 1999.

8. STOCKHOLDERS' EQUITY

   The Company has created a "Value Creation Pool" consisting of 16,500,000 shares of its common stock reserved for issuance for content acquisition and development. Of the 16,500,000 shares, 10,000,000 shares will be issued to participating "top tier" studios who choose to use SightSound's service based on certain guidelines established for the Value Creation Pool and 6,500,000 shares to be issued at management's discretion as signing bonuses.

   In the event the Company issues additional common stock, the terms of the investment in September 1999 (See Note 1) provide preemptive rights to the investor to purchase from the Company an amount of common stock to allow the investor to maintain an undiluted ownership percentage equal to its ownership prior to such issuance, at a price equal to the consideration the party acquiring the additional common stock paid.

9. LEASES AND OTHER AGREEMENTS

   The Company leases its office space under a lease expiring August 31, 2003. Rental expense for the nine months ended September 30, 1999, the years ended December 31, 1998 and 1997 and for the period from August 1, 1995 (inception) to September 30, 1999 was $111,867, $53,222, $8,680 and $174,783, respectively.

                          SIGHTSOUND.COM INCORPORATED
                         (A Development Stage Company)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)


   Future minimum lease payments for this lease are as follows:

     Year Ending
     September 30,
     -------------
      2000............................................................  $125,730
      2001............................................................   125,730
      2002............................................................   125,730
      2003............................................................   115,253

   The Company has entered into various licensing agreements for Internet distribution rights for audio and video material. Under the terms of the licensing agreements, the Company is obligated to pay the licensors licensing fees based on specified percentages of revenue generated by SightSound's distribution of the licensed materials. Licensing fees are reflected as cost of earned revenue in the statements of operations and have been insignificant through September 30, 1999, as the Company has yet to generate significant revenue.

10. SUBSEQUENT EVENTS

   The Company adopted the 1999 Stock Option Plan (the "Plan") on December 21, 1999 and has reserved 8,000,000 shares of common stock for issuance of options to employees and directors through 2009. Options granted under the Plan vest over a period not to exceed five years, set at the discretion of the Compensation Committee of the Board of Directors. In December 1999, the Company issued 1,014,000 options to employees at an exercise price of $2.00 per share under the Plan and recorded stock compensation expense of $974,356 for the difference between the exercise price and the estimated fair market value of the Company's common stock at the date of grant. The Company granted an additional 815,000 options to employees in March 2000. Employee options issued in December 1999 and March 2000 under the Plan vest 25% upon issuance and 25% per year until fully vested. The Company also issued 150,000 options under the Plan to non-employee directors in March 2000 which vest immediately.

   In addition, in October 1999 the Company granted 300,000 options to certain directors for board service prior to the adoption of the Plan. The options have an exercise price of $2.00 per share which was equivalent to the market price of the Company's common stock at the date of grant.

   In March 2000, the Company granted 20,000 options to acquire certain movie content.

   On December 22, 1999 a foreign company, whose shares are publicly traded on a foreign exchange, gave notice to the Company of its intention to exercise its 5,000,000 options (See Note 4).

   In conjunction with its Value Creation Pool, at March 31, 2000 the Company has committed to issue or specifically reserve for issue up to 3,320,791 shares of its common stock for content acquisition purposes and certain preemptive rights (See Note 8).

                                  * * * * * *

                          SIGHTSOUND.COM INCORPORATED
                         (A Development Stage Company)

                      CONDENSED BALANCE SHEET (UNAUDITED)

                                                                   December 31,
                                                                       1999
                                                                   ------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents....................................... $ 4,679,741
  Restricted cash.................................................   1,400,000
  Prepaid expenses and other current assets.......................      80,521
                                                                   -----------
    Total current assets..........................................   6,160,262
                                                                   -----------
PROPERTY AND EQUIPMENT--net.......................................   3,877,987
RESTRICTED CASH--non-current......................................   1,400,000
OTHER ASSETS......................................................      24,533
                                                                   -----------
TOTAL ASSETS...................................................... $11,462,782
                                                                   ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Account payable................................................. $   161,875
  Accrued liabilities.............................................     532,160
  Current portion of long-term obligations........................   1,458,985
                                                                   -----------
    Total current liabilities.....................................   2,153,020
                                                                   -----------
LONG-TERM OBLIGATIONS--less current maturities....................   1,262,063
                                                                   -----------
COMMITMENTS
STOCKHOLDERS' EQUITY
  Common stock, $0.00001 par, 100,000,000 shares authorized;
   32,048,024 shares issued and outstanding.......................         320
  Additional paid-in capital......................................  19,743,697
  Deferred compensation...........................................  (2,923,068)
  Deficit accumulated during the development stage................  (8,773,250)
                                                                   -----------
    Total stockholders' equity....................................   8,047,699
                                                                   -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY........................ $11,462,782
                                                                   ===========


                  See notes to condensed financial statements.

                          SIGHTSOUND.COM INCORPORATED
                         (A Development Stage Company)

                 CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

                                    Three Months Ended
                                      December 31,
                                  -----------------------
                                                               Period from
                                                              August 1, 1995
                                                               (inception)
                                     1998        1999      to December 31, 1999
                                  ----------  -----------  --------------------
REVENUE.........................  $      133  $     2,743      $     6,474
COST OF REVENUE.................          16        1,823            3,143
                                  ----------  -----------      -----------
GROSS PROFIT....................         117          920            3,331
                                  ----------  -----------      -----------
OPERATING EXPENSES:
  Sales and marketing...........      83,205      353,160        1,706,206
  Web operations................     167,458      458,640        1,972,288
  General and administrative....     265,286    1,068,485        3,699,247
  Stock compensation............          --      974,356          974,356
                                  ----------  -----------      -----------
TOTAL OPERATING EXPENSES........     515,949    2,854,641        8,352,097
                                  ----------  -----------      -----------
OPERATING LOSS..................    (515,832)  (2,853,721)      (8,348,766)
INTEREST (EXPENSE) INCOME--net..     (61,434)      65,494         (424,484)
                                  ----------  -----------      -----------
NET LOSS........................  $ (577,266) $(2,788,227)     $(8,773,250)
                                  ==========  ===========      ===========
LOSS PER COMMON SHARE--
  Basic and diluted.............  $    (0.02) $     (0.09)     $     (0.40)
                                  ==========  ===========      ===========
WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING--basic and
 diluted........................  25,133,339   32,048,024       21,853,582
                                  ==========  ===========      ===========



                  See notes to condensed financial statements.

                          SIGHTSOUND.COM INCORPORATED
                         (A Development Stage Company)

                 CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                        Three Months Ended        Period from
                                          December 31,          August 1, 1995
                                      -----------------------   (inception) to
                                         1998        1999      December 31, 1999
                                      ----------  -----------  -----------------
NET CASH USED IN OPERATIONS.........  $ (460,321) $(1,057,484)    $(5,894,973)
                                      ----------  -----------     -----------
CASH FLOWS FROM INVESTING
 ACTIVITIES--
  Purchase of property and
   equipment........................    (140,687)    (354,421)     (1,507,396)
                                      ----------  -----------     -----------
    Cash used in investing
     activities.....................    (140,687)    (354,421)     (1,507,396)
                                      ----------  -----------     -----------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
  Proceeds from sale of common stock
   and options......................     702,065           --      15,008,169
  Borrowings under line of credit
   agreement........................     200,000           --         200,000
  Repayments of borrowings under
   line of credit agreement.........          --           --        (200,000)
  Repayments of capital lease
   obligations......................          --     (126,059)       (126,059)
  Proceeds from short-term loans
   with options and warrants........          --           --         750,000
  Repayments of short-term loans....          --           --        (750,000)
  Restricted cash placed on
   deposit..........................          --   (2,800,000)     (2,800,000)
                                      ----------  -----------     -----------
    Net cash provided by (used in)
     financing activities...........     902,065   (2,926,059)     12,082,110
                                      ----------  -----------     -----------
NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS...................     301,057   (4,337,964)      4,679,741
CASH AND CASH EQUIVALENTS, BEGINNING
 OF PERIOD..........................      17,974    9,017,705              --
                                      ----------  -----------     -----------
CASH AND CASH EQUIVALENTS, END OF
 PERIOD.............................  $  319,031  $ 4,679,741     $ 4,679,741
                                      ==========  ===========     ===========
NON-CASH TRANSACTIONS--
  Acquisition of computer equipment
   under capital lease..............  $       --  $ 2,847,107     $ 2,847,107
                                      ==========  ===========     ===========


                  See notes to condensed financial statements.

                          SIGHTSOUND.COM INCORPORATED
                         (A Development Stage Company)

              NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

1.BASIS OF PRESENTATION

   In the opinion of management, the unaudited condensed financial statements included herein have been prepared on a basis consistent with the audited financial statements and include all material adjustments, consisting of normal recurring adjustments, necessary to fairly present the information set forth therein. Certain information and footnote disclosures normally included in the financial statements have been condensed or omitted pursuant to rules and regulations of the Securities and Exchange Commission, although we believe that the disclosures in the unaudited interim financial statements are adequate to ensure that the information presented is not misleading. The unaudited interim financial statements presented herein should be read in conjunction with the audited financial statements and the notes thereto included elsewhere in this document.

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ materially from those estimates.

2.LOSS PER COMMON SHARE

   The following table summarizes the computation of basic and diluted loss per common share:

                                                                  Period from
                                         Three Months Ended      August 1, 1995
                                            December 31,         (inception) to
                                       ------------------------   December 31,
                                          1998         1999           1999
                                       -----------  -----------  --------------
   Basic and Diluted Loss per Common
    Share:
   Numerator:
    Net loss attributable to common
     stockholders....................  $  (577,266) $(2,788,227)  $(8,773,250)
                                       -----------  -----------   -----------
   Denominator:
    Weighted average common shares
     outstanding.....................   25,133,339   32,048,024    21,853,582
                                       -----------  -----------   -----------
    Basic and diluted loss per common
     share...........................  $     (0.02) $     (0.09)  $     (0.40)
                                       ===========  ===========   ===========

   In addition, 11,561,899 and 4,160,400 options were outstanding at December 31, 1999 and 1998, respectively, and were excluded from the above calculation as their effect would be antidilutive for the purposes of calculation of diluted earnings per share.

3.CAPITAL LEASE AND RESTRICTED CASH

   During the three months ended December 31, 1999, the Company entered into a capital lease for approximately $2.8 million of computer equipment. The lease is payable in 24 equal monthly principal installments of $111,191 plus interest at 7.5% and sales taxes. In conjunction with obtaining this lease, the Company was required by the lessor to place $2.8 million on deposit with a financial institution determined by the lessor. An amount equivalent to three monthly principal installments is to be released from this account to the Company every quarter.

4.STOCK OPTION PLAN

   On December 21, 1999, the Company adopted the 1999 Stock Option Plan (the "Plan") and has reserved 8,000,000 shares of common stock for issuance to employees and directors through 2009. 1,014,000 options were issued to employees under this plan in December 1999 at an exercise price of $2.00 per share. The options granted in December 1999 vest 25% upon issuance and 25% per year until fully vested.

   The Company accounts for options granted under APB Opinion No. 25 and related interpretations. Accordingly, compensation is recorded for options granted based on the difference between the exercise price and the fair value of the Company's common stock at the date of grant. Compensation, if any, is deferred and recorded as an expense over the vesting period. The Company recorded deferred compensation of $3,897,424 for the options granted in December 1999, of which $974,356 was charged to stock compensation expense in the three months ended December 31, 1999 and the period from August 1, 1995 (inception) to December 31, 1999.

                                  * * * * * *

                                  [BACK COVER]

                                 shares of common stock

                                 [LOGO TO COME]

WR H A M B R E C H T+ C O
                                 DLJdirect Inc.

   Until         , 2000, which is 25 days after the date of this prospectus, all dealers that buy, sell, or trade SightSound.com's common stock, whether or not participating in this distribution, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               [ARTWORK TO COME]

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

   Other expenses in connection with the issuance and distribution of the securities to be registered hereunder, all of which will be paid by the registrant, will be substantially as follows:

      Item                                                              Amount
      ----                                                              -------
      SEC registration fee............................................. $13,200
      NASD filing fee..................................................   5,500
      Nasdaq National Market listing fee...............................       *
      Accounting fees and expenses.....................................       *
      Legal fees and expenses..........................................       *
      Printing costs...................................................       *
      Miscellaneous....................................................       *
                                                                        -------
          Total........................................................ $     *
                                                                        =======

--------
* To be filed by amendment.

Item 14. Indemnification Of Directors and Officers

   Sections 1741-1743 of the Pennsylvania Business Corporation Law of 1988
(PBCL) provide that a corporation has the power to indemnify any person ("representative") who was or is a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, a "derivative action"), by reason of the fact that he is or was a representative of the corporation or is or was serving at the request of a corporation as a representative of another entity or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the representative has been found liable to the corporation. Section 1743 of the PBCL and SightSound.com's bylaws provide for mandatory indemnification of a representative for expenses (including attorneys' fees) actually and reasonably incurred by the representative to the extent the representative is successful on the merits or otherwise in defense of an action or proceeding or of any claim, issue or matter in an action or proceeding. Section 1746 of the PBCL provides that indemnification provided or granted under the PBCL is not exclusive of other indemnification that may be granted by a corporation's bylaws, agreement, shareholder vote, disinterested director vote or otherwise.

   SightSound.com's bylaws generally provide for indemnification as required by
Section 1743 and as permitted by Sections 1741 and 1742. The bylaws also permit SightSound.com to advance funds to its directors and officers to enable them to defend against such actions and proceedings. However, SightSound.com's bylaws prohibit indemnification in the case of derivative actions where the representative is adjudged liable for willful misconduct or recklessness in the performance of his duty to SightSound.com.

   The PBCL permits a corporation to provide in its bylaws that a director of the corporation shall not be personally liable, as such, for monetary damages for any action taken unless (i) the director has breached or failed to perform the duties of his office under Sections 1711-1718 of the PBCL and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. This protection from personal liability does not apply to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for the payment of taxes pursuant to federal, state or local law.

   SightSound.com's bylaws contain a provision designed to limit a director's liability to the extent permitted by the PBCL. Specifically, directors will not be held liable to SightSound.com or its shareholders for monetary damages for any breach of or failure to perform his fiduciary duty as a director unless the breach or failure to perform constitutes self dealing, willful misconduct or recklessness.

Item 15. Recent Sales of Unregistered Securities

   On March 31, 2000, SightSound.com agreed to issue 10,000 shares to Cinetel Films, Inc. in connection with Cinetel's grant to SightSound.com of certain Internet distribution rights to certain motion pictures. Exemption from registration for this transaction was claimed pursuant to Regulation D promulgated under the Securities Act regarding transactions by the issuer not involving a public offering, in that the transaction was made, without general solicitation or advertising, to a sophisticated investor with access to all relevant information necessary to evaluate this investment and who represented to SightSound.com that the shares were being acquired for investment.

   On March 31, 2000, SightSound.com agreed to issue 2,500 shares to Promark Entertainment Group in connection with Promark's grant to SightSound.com of certain Internet distribution rights to certain motion pictures. Exemption from registration for this transaction was claimed pursuant to Regulation D promulgated under the Securities Act regarding transactions by the issuer not involving a public offering, in that the transaction was made, without general solicitation or advertising, to a sophisticated investor with access to all relevant information necessary to evaluate this investment and who represented to SightSound.com that the shares were being acquired for investment.

   On March 30, 2000, SightSound.com agreed to issue 1,000,000 shares to Miramax Film Corp. in connection with Miramax's grant of the non-exclusive right to electronically distribute over certain Internet sites 12 motion pictures. Exemption from registration for this transaction was claimed pursuant to Regulation D promulgated under the Securities Act regarding transactions by the issuer not involving a public offering, in that the transaction was made, without general solicitation or advertising, to a sophisticated investor with access to all relevant information necessary to evaluate this investment and who represented to SightSound.com that the shares were being acquired for investment.

   On March 30, 2000, SightSound.com agreed to issue 10,000 shares to Troma Entertainment, Inc. in connection with Troma's grant to SightSound.com of certain Internet distribution rights to certain motion pictures. Exemption from registration for this transaction was claimed pursuant to Regulation D promulgated under the Securities Act regarding transactions by the issuer not involving a public offering, in that the transaction was made, without general solicitation or advertising, to a sophisticated investor with access to all relevant information necessary to evaluate this investment and who represented to SightSound.com that the shares were being acquired for investment.

   On March 22, 2000, SightSound.com agreed to issue 100,000 shares to Ariel Emanuel in the event SightSound.com consummated a certain licensing transaction with Miramax prior to March 31, 2000. SightSound.com consummated such licensing agreement with Miramax as of March 30, 2000. Exemption from registration for this transaction was claimed pursuant to Regulation D promulgated under the Securities Act regarding transactions by the issuer not involving a public offering, in that the transaction was made, without general solicitation or advertising, to a sophisticated investor with access to all relevant information necessary to evaluate this investment and who represented to SightSound.com that the shares were being acquired for investment.

   On March 22, 2000, SightSound.com agreed to issue up to 100,000 shares to Steven Paul in partial consideration of Crystal Sky's production services in connection with a certain audiovisual production intended for initial transmission and exhibition by means of the Internet--50,000 upon commencement of development services and 50,000 upon delivery of the production. Exemption from registration for this transaction was claimed pursuant to Regulation D promulgated under the Securities Act regarding transactions by the issuer not involving a public offering, in that the transaction was made, without general solicitation or advertising, to a sophisticated investor with access to all relevant information necessary to evaluate this investment and who represented to SightSound.com that the shares were being acquired for investment.

   On March 22, 2000, SightSound.com agreed to issue 100,000 to Guy O'Seary in consideration of O'Seary's future efforts to assist SightSound.com in securing and attaching talent to future audiovisual project to be distributed over the Internet. Exemption from registration for this transaction was claimed pursuant to Regulation D promulgated under the Securities Act regarding transactions by the issuer not involving a public offering, in that the transaction was made, without general solicitation or advertising, to a sophisticated investor with access to all relevant information necessary to evaluate this investment and who represented to SightSound.com that the shares were being acquired for investment.

   On March 22, 2000, SightSound.com agreed to issue 100,000 shares to Endeavor Agency in consideration of Endeavor's future efforts to assist SightSound.com in securing and attaching talent to future audiovisual project to be distributed over the Internet. Exemption from registration for this transaction was claimed pursuant to Regulation D promulgated under the Securities Act regarding transactions by the issuer not involving a public offering, in that the transaction was made, without general solicitation or advertising, to a sophisticated investor with access to all relevant information necessary to evaluate this investment and who represented to SightSound.com that the shares were being acquired for investment.

   On March 14, 2000, SightSound.com agreed to issue up to 100,000 shares to Bradley Krevoy in partial consideration of CME's production services in connection with a certain audiovisual production intended for initial transmission and exhibition by means of the Internet--50,000 upon commencement of development services and 50,000 upon delivery of the production. Exemption from registration for this transaction was claimed pursuant to Regulation D promulgated under the Securities Act regarding transactions by the issuer not involving a public offering, in that the transaction was made, without general solicitation or advertising, to a sophisticated investor with access to all relevant information necessary to evaluate this investment and who represented to SightSound.com that the shares were being acquired for investment.

   On March 6, 2000 and March 29, 2000, SightSound.com agreed to issue 2,500 and 7,500 shares, respectively, to Vanguard International Cinema in connection with Vanguard's grant to SightSound.com of Internet distribution rights to certain motion pictures. Exemption from registration for this transaction was claimed pursuant to Regulation D promulgated under the Securities Act regarding transactions by the issuer not involving a public offering, in that the transaction was made, without general solicitation or advertising, to a sophisticated investor with access to all relevant information necessary to evaluate this investment and who represented to SightSound.com that the shares were being acquired for investment.

   On February 28, 2000, SightSound.com agreed to issue 2,500 shares to Vista Street Entertainment in connection with Vista's grant to SightSound.com of certain Internet distribution rights to certain motion pictures. Exemption from registration for this transaction was claimed pursuant to Regulation D promulgated under the Securities Act regarding transactions by the issuer not involving a public offering, in that the transaction was made, without general solicitation or advertising, to a sophisticated investor with access to all relevant information necessary to evaluate this investment and who represented to SightSound.com that the shares were being acquired for investment.

   On February 25, 2000, Sightsound.com agreed to issue 1,000,000 shares to Franchise Pictures, LLC in consideration of Franchise's grant to SightSound.com of exclusive, worldwide Internet distribution rights to at least 35 motion pictures. Exemption from registration for this transaction was claimed pursuant to Regulation D promulgated under the Securities Act regarding transactions by the issuer not involving a public offering, in that the transaction was made, without general solicitation or advertising, to a sophisticated investor with access to all relevant information necessary to evaluate this investment and who represented to SightSound.com that the shares were being acquired for investment.

   On March 28, 2000, SightSound.com agreed to issue 15,000 shares to each of David Glasser and Adam Stone in connection with Cutting Edge Entertainment Inc.'s grant to SightSound.com of non-exclusive, worldwide Internet distribution rights to the motion pictures "Fait Accompli" and "For Which He Stands." Exemption from registration for this transaction was claimed pursuant to Regulation D promulgated under the Securities Act regarding transactions by the issuer not involving a public offering, in that the transaction was made, without general solicitation or advertising, to a sophisticated investor with access to all relevant information necessary to evaluate this investment and who represented to SightSound.com that the shares were being acquired for investment.

   On March 31, 2000, SightSound.com agreed to issue 10,000 shares to Pacific Trust in connection with its grant to SightSound.com of non-exclusive, worldwide Internet distribution rights to 20 motion pictures. Exemption from registration for this transaction was claimed pursuant to Regulation D promulgated under the Securities Act regarding transactions by the issuer not involving a public offering, in that the transaction was made, without general solicitation or advertising, to a sophisticated investor with access to all relevant information necessary to evaluate this investment and who represented to SightSound.com that the shares were being acquired for investment.

   On February 22, 2000, SightSound.com agreed to issue 13,714 shares to Eugenio Zanetti in connection with certain services Mr. Zanetti is providing to Quantum Project, Inc. Exemption from registration for this transaction was claimed pursuant to Regulation D promulgated under the Securities Act regarding transactions by the issuer not involving a public offering, in that the transaction was made, without general solicitation or advertising, to a sophisticated investor with access to all relevant information necessary to evaluate this investment and who represented to SightSound.com that the shares were being acquired for investment.

   On February 22, 2000, SightSound.com agreed to issue 4,750 shares to each of Gunnar Erickson and Mark Halloran in connection with certain services Mssrs. Erickson and Halloran are providing to Metafilmics, who is providing certain services for Quantum Project, Inc. Exemption from registration for this transaction was claimed pursuant to Regulation D promulgated under the Securities Act regarding transactions by the issuer not involving a public offering, in that the transaction was made, without general solicitation or advertising, to a sophisticated investor with access to all relevant information necessary to evaluate this investment and who represented to SightSound.com that the shares were being acquired for investment.

   On February 29, 2000, SightSound.com agreed to issue 25,000 shares to Stephen H. Dorff, 2,000 to Endeavor Talent Agency, LLC and 1,000 to each of Ernst & Young LLP, Industry Entertainment, LLC and Bloom, Hergot, Diemer & Cook LLP in connection with certain services Mr. Dorff is providing to Quantum Project, Inc. Exemption from registration for each of these transactions was claimed pursuant to Regulation D promulgated under the Securities Act regarding transactions by the issuer not involving a public offering, in that the transaction was made, without general solicitation or advertising, to a sophisticated investor with access to all relevant information necessary to evaluate this investment and who represented to SightSound.com that the shares were being acquired for investment.

   On March 21, 2000, SightSound.com agreed to issue 5,000 shares to David Aaron Cohen in connection with certain services Mr. Cohen is providing to SightSound.com. Exemption from registration for this transaction was claimed pursuant to Rule 701 promulgated under the Securities Act regarding issuances by the issuer to a natural person who has provided bona fide services to the issuer and such services are not in connection with the offer or sale of the issuer's securities and do not promote or maintain a market for the issuer's securities.

   On March 21, 2000, SightSound.com agreed to issue 42,750 shares to Barnet Bain in connection with certain services Mr. Bain is providing to SightSound.com. Exemption from registration for this transaction was claimed pursuant to Rule 701 promulgated under the Securities Act regarding issuances by the issuer to a natural person who has provided bona fide services to the issuer and such services are not in connection with the offer or sale of the issuer's securities and do not promote or maintain a market for the issuer's securities.

   On March 21, 2000, SightSound.com agreed to issue 8,550 shares to Gay Hendricks in connection with certain services Mr. Hendricks is providing to SightSound.com. Exemption from registration for this transaction was claimed pursuant to Rule 701 promulgated under the Securities Act regarding issuances by the issuer to a natural person who has provided bona fide services to the issuer and such services are not in connection with the offer or sale of the issuer's securities and do not promote or maintain a market for the issuer's securities.

   On March 21, 2000, SightSound.com agreed to issue 34,200 shares to Stephen Simon in connection with certain services Mr. Simon is providing to SightSound.com. Exemption from registration for this transaction was claimed pursuant to Rule 701 promulgated under the Securities Act regarding issuances by the issuer to a natural person who has provided bona fide services to the issuer and such services are not in connection with the offer or sale of the issuer's securities and do not promote or maintain a market for the issuer's securities.

   On September 19, 1999, SightSound.com issued 5,000,000 shares of common stock to an accredited investor at a price of $2.00 per share. Exemption from registration for this transaction was claimed pursuant to Regulation D promulgated under the Securities Act regarding transactions by the issuer not involving a public offering, in that the transaction was made, without general solicitation or advertising, to a sophisticated investor with access to all relevant information necessary to evaluate this investment and who represented to SightSound.com that the options were being acquired for investment.

   In May 1999 to August 1999, SightSound.com issued 1,058,816 shares of common stock to various accredited investors at a price of $2.00 per share. Exemption from registration for this transaction was claimed pursuant to Regulation D promulgated under the Securities Act regarding transactions by the issuer not involving a public offering, in that the transaction was made, without general solicitation or advertising, to a sophisticated investor with access to all relevant information necessary to evaluate this investment and who represented to SightSound.com that the options were being acquired for investment.

   In March 1999, Parsec Sight/Sound and Digital Sight/Sound (Sightsound.com's predecessor entities) issued an aggregate of 539,996 shares of common stock to various accredited investors at a price of $1.50 per share. Exemption from registration for this transaction was claimed pursuant to Regulation D promulgated under the Securities Act regarding transactions by the issuer not involving a public offering, in that the transaction was made, without general solicitation or advertising, to a sophisticated investor with access to all relevant information necessary to evaluate this investment and who represented to SightSound.com that the options were being acquired for investment.

   In November 1998, Parsec Sight/Sound and Digital Sight/Sound (Sightsound.com's predecessor entities) issued an aggregate of 493,338 shares of common stock to various accredited investors at a price of $1.50 per share. Exemption from registration for this transaction was claimed pursuant to Regulation D promulgated under the Securities Act regarding transactions by the issuer not involving a public offering, in that the transaction was made, without general solicitation or advertising, to a sophisticated investor with access to all relevant information necessary to evaluate this investment and who represented to SightSound.com that the options were being acquired for investment.

   In November 1997 to February 1998, Parsec Sight/Sound and Digital Sight/Sound (Sightsound.com's predecessor entities) issued an aggregate of 4,133,674 shares of common stock to various accredited investors at a price of $0.15 per share. Exemption from registration for this transaction was claimed pursuant to Regulation D promulgated under the Securities Act regarding transactions by the issuer not involving a public offering, in that the transaction was made, without general solicitation or advertising, to a sophisticated investor with access to all relevant information necessary to evaluate this investment and who represented to SightSound.com that the options were being acquired for investment.

   In August 1997, Parsec Sight/Sound and Digital Sight/Sound (Sightsound.com's predecessor entities) issued an aggregate of 857,600 shares of common stock in connection with the exercise of stock options to various accredited investors at a price of $0.12 per share. Exemption from registration for this transaction was claimed pursuant to Regulation D promulgated under the Securities Act regarding transactions by the issuer not involving a public offering, in that the transaction was made, without general solicitation or advertising, to a sophisticated investor with access to all relevant information necessary to evaluate this investment and who represented to SightSound.com that the options were being acquired for investment.

Item 16. Exhibits and Financial Statements Schedules

 Exhibit No.                           Description
 -----------                           -----------
  1.1        Form of Underwriting Agreement.*

  3.1        Articles of Incorporation of SightSound.com Incorporated (the
             "Company"), as amended.

  3.2        By-laws of the Company.

  4.1        Specimen Common Stock Certificate of the Company.

  5.1        Form of Opinion of Morrison & Foerster LLP.*

  5.2        Form of Opinion of Kenyon & Kenyon.*

  5.3        Form of Opinion of Ansel Schwartz, Esquire.*

 10.1        The 1999 Stock Option Plan.

 10.2        Employment Agreement, dated    , 2000, between the Company and
             Arthur R. Hair.*

 10.3        Employment Agreement, dated   , 2000, between the Company and
             Scott C. Sander.*

 10.4        Confidentiality and Non-disclosure Agreement, dated   , 2000,
             between the Company and Christopher J. Reese.*

 10.5        Confidentiality and Non-disclosure Agreement, dated   , 2000
             between the Company and Alexander LePore.*

 10.6        Agreement, dated February 25, 2000, between the Company and
             Franchise Pictures LLC.*

 10.7        Agreement, dated March 31, 2000, between the Company and
             Miramax.**

 23.1        Consent of Ansel Schwartz, Esquire.*

 23.2        Consent of Deloitte & Touche LLP.

 23.3        Consent of Kenyon & Kenyon.*

 23.4        Consent of Morrison & Foerster LLP (set forth in Exhibit 5.1).*

 24.1 Power of Attorney (set forth on the signature page to the Registration Statement).

 27.1        Financial Data Schedule.

--------
*  To be filed by amendment.
** To be filed by amendment. Confidential treatment is requested with respect to
certain portions of this Exhibit.   Omitted portions will be filed separately
with the Commission.

Item 17. Undertakings.

   The Registrant hereby undertakes the following:

     (1) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will governed by the final adjudication of such issue.

     (2) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (3) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (4) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on April 20, 2000.

                                          SIGHTSOUND.COM INCORPORATED


                                          By:    /s/ Scott C. Sander
                                            ___________________________________
                                                     Scott C. Sander
                                              President and Chief Executive
                                                         Officer

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Scott C. Sander, such person's true and lawful attorney-in-fact, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to this registration statement and to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----


        /s/ Scott C. Sander          President, Chief Executive      April 20, 2000
____________________________________ Officer and Director
          Scott C. Sander



        /s/  Arthur R. Hair          Chief Technology Officer and    April 20, 2000
____________________________________ Chairman of the Board
           Arthur R. Hair


        /s/ Alexander LePore         Secretary, Treasurer and        April 20, 2000
____________________________________ Chief Financial Officer
          Alexander LePore


        /s/ Ariel Z. Emanuel         Director                        April 20, 2000
____________________________________
          Ariel Z. Emanuel

             Signature                           Title                    Date
             ---------                           -----                    ----


         /s/ Jay H. Lustig           Director                        April 20, 2000
____________________________________
           Jay H. Lustig



      /s/ Frank J. Biondi, Jr.       Director                        April 20, 2000
____________________________________
        Frank J. Biondi, Jr.


       /s/ Charles R. Zappala        Director                        April 20, 2000
____________________________________
         Charles R. Zappala